                                                                    EXHIBIT 10.1


--------------------------------------------------------------------------------

                                                                  CONFORMED COPY

                                  $250,000,000

                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 29, 2003

                                      AMONG

                         SEMINIS VEGETABLE SEEDS, INC.,
                                  AS BORROWER,

                                 SEMINIS, INC.,
                              AS PARENT GUARANTOR,

                         THE LENDERS REFERRED TO HEREIN,

                          CITICORP NORTH AMERICA, INC.,
                            AS ADMINISTRATIVE AGENT,

                            CIBC WORLD MARKETS CORP.
                                       AND
              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                   "RABOBANK INTERNATIONAL", NEW YORK BRANCH,
                           AS CO-DOCUMENTATION AGENTS,

                         HARRIS TRUST AND SAVINGS BANK,
                              AS SYNDICATION AGENT

                                       AND

                          CITIGROUP GLOBAL MARKETS INC.
                                       AND
                         HARRIS TRUST AND SAVINGS BANK,
                  AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

                           CAHILL GORDON & REINDEL LLP
                                 80 PINE STREET
                            NEW YORK, NEW YORK 10005

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                                     ARTICLE I

                                                    DEFINITIONS

SECTION 1.01.    Defined Terms.............................................................................      1
SECTION 1.02.    Classification of Loans and Borrowings....................................................     28
SECTION 1.03.    Terms Generally...........................................................................     29

                                                    ARTICLE II

                                                    THE CREDITS

SECTION 2.01.    Credit Commitments........................................................................     29
SECTION 2.02.    Procedure for Borrowing...................................................................     29
SECTION 2.03.    Conversion and Continuation Options for Loans.............................................     31
SECTION 2.04.    Swingline Loans...........................................................................     31
SECTION 2.05.    Optional and Mandatory Prepayments of Loans; Repayments of Term B Loans...................     32
SECTION 2.06.    Letters of Credit.........................................................................     35
SECTION 2.07.    Repayment of Loans; Evidence of Debt......................................................     39
SECTION 2.08.    Interest Rates and Payment Dates..........................................................     40
SECTION 2.09.    Computation of Interest...................................................................     40
SECTION 2.10.    Fees......................................................................................     40
SECTION 2.11.    Termination, Reduction or Adjustment of Commitments.......................................     41
SECTION 2.12.    Inability to Determine Interest Rate; Unavailability of Deposits; Inadequacy of
                   Interest Rate ..........................................................................     42
SECTION 2.13.    Pro Rata Treatment and Payments...........................................................     42
SECTION 2.14.    Illegality................................................................................     43
SECTION 2.15.    Requirements of Law.......................................................................     43
SECTION 2.16.    Taxes.....................................................................................     44
SECTION 2.17.    Indemnity.................................................................................     46
SECTION 2.18.    Change of Lending Office..................................................................     47
SECTION 2.19.    Sharing of Setoffs........................................................................     47
SECTION 2.20.    Assignment of Commitments Under Certain Circumstances.....................................     47

                                                   ARTICLE III

                                          REPRESENTATIONS AND WARRANTIES

SECTION 3.01.    Organization, etc. .......................................................................     48
SECTION 3.02.    Due Authorization, Non-Contravention, etc.................................................     48
SECTION 3.03.    Government Approval, Regulation, etc......................................................     49
SECTION 3.04.    Validity, etc. ...........................................................................     49
SECTION 3.05.    Representations and Warranties in the Merger Agreement....................................     49
SECTION 3.06.    Financial Information.....................................................................     49
SECTION 3.07.    No Material Adverse Effect................................................................     50
SECTION 3.08.    Litigation................................................................................     50

                                                                                                               Page
                                                                                                               ----
SECTION 3.09.    Compliance with Laws and Agreements.......................................................     50
SECTION 3.10.    Subsidiaries..............................................................................     50
SECTION 3.11.    Ownership of Real Properties..............................................................     50
SECTION 3.12.    Ownership of Personal Property............................................................     51
SECTION 3.13.    Taxes.....................................................................................     51
SECTION 3.14.    Pension and Welfare Plans.................................................................     51
SECTION 3.15.    Environmental Warranties..................................................................     52
SECTION 3.16.    Regulations U and X.......................................................................     53
SECTION 3.17.    Disclosure; Accuracy of Information; Pro Forma Balance Sheets and Projected
                   Financial Statements ...................................................................     53
SECTION 3.18.    Insurance.................................................................................     54
SECTION 3.19.    Labor Matters.............................................................................     54
SECTION 3.20.    Solvency..................................................................................     54
SECTION 3.21.    Securities................................................................................     54
SECTION 3.22.    Indebtedness Outstanding; Certain Operating Leases Terminated.............................     54
SECTION 3.23.    Security Documents........................................................................     55
SECTION 3.24.    Anti-Terrorism Laws.......................................................................     56

                                                    ARTICLE IV

                                                    CONDITIONS

SECTION 4.01.    Effective Date............................................................................     57
SECTION 4.02.    Conditions to Each Credit Event...........................................................     62

                                                    ARTICLE V

                                              AFFIRMATIVE COVENANTS

SECTION 5.01.    Financial Information, Reports, Notices, etc. ............................................     63
SECTION 5.02.    Compliance with Laws, etc. ...............................................................     65
SECTION 5.03.    Maintenance of Properties.................................................................     65
SECTION 5.04.    Insurance.................................................................................     65
SECTION 5.05.    Books and Records; Visitation Rights......................................................     66
SECTION 5.06.    Environmental Covenant....................................................................     66
SECTION 5.07.    Information Regarding Collateral..........................................................     67
SECTION 5.08.    Existence; Conduct of Business............................................................     68
SECTION 5.09.    Performance of Obligations................................................................     68
SECTION 5.10.    Additional Mortgages......................................................................     68
SECTION 5.11.    Pledge of Additional Collateral...........................................................     69
SECTION 5.12.    Further Assurances........................................................................     69
SECTION 5.13.    Use of Proceeds...........................................................................     70
SECTION 5.14.    Payment of Taxes..........................................................................     70
SECTION 5.15.    Equal Security for Loans and Notes........................................................     70
SECTION 5.16.    Guarantees................................................................................     70
SECTION 5.17.    Subordination of Intercompany Loans.......................................................     70
SECTION 5.18.    Certain Post-Closing Matters..............................................................     71

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
                                                    ARTICLE VI

                                                NEGATIVE COVENANTS

SECTION 6.01.    Indebtedness; Certain Equity Securities...................................................     72
SECTION 6.02.    Liens.....................................................................................     75
SECTION 6.03.    Fundamental Changes; Line of Business.....................................................     77
SECTION 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions.................................     78
SECTION 6.05.    Asset Sales...............................................................................     79
SECTION 6.06.    Sale and Leaseback Transactions...........................................................     80
SECTION 6.07.    Restricted Payments.......................................................................     81
SECTION 6.08.    Transactions with Affiliates..............................................................     82
SECTION 6.09.    Restrictive Agreements....................................................................     82
SECTION 6.10.    Amendments or Waivers of Certain Documents; Prepayments of Certain Indebtedness...........     83
SECTION 6.11.    No Other "Designated Senior Indebtedness".................................................     83
SECTION 6.12.    Interest Expense Coverage Ratio...........................................................     84
SECTION 6.13.    Total Leverage Ratio......................................................................     84
SECTION 6.14.    Capital Expenditures......................................................................     85
SECTION 6.15.    Limitation on Activities of Parent Guarantor and PII, LLC.................................     86
SECTION 6.16.    Anti-Terrorism Law........................................................................     86
SECTION 6.17.    Embargoed Person..........................................................................     86
SECTION 6.18.    Anti-Money Laundering.....................................................................     87

                                                   ARTICLE VII

                                                EVENTS OF DEFAULT

SECTION 7.01.    Listing of Events of Default..............................................................     87
SECTION 7.02.    Action if Bankruptcy......................................................................     89
SECTION 7.03.    Action if Other Event of Default..........................................................     89
SECTION 7.04.    Action if Event of Termination............................................................     89

                                                   ARTICLE VIII

                                                    THE AGENTS

SECTION 8.01.    The Agents................................................................................     90

                                                    ARTICLE IX

                                                    GUARANTEE

SECTION 9.01.    Guarantee of the Parent Guarantor.........................................................     91
SECTION 9.02.    Amendments, etc. with Respect to the Applicable Obligations...............................     92
SECTION 9.03.    Guarantee Absolute and Unconditional......................................................     92
SECTION 9.04.    Reinstatement.............................................................................     93
SECTION 9.05.    Payments..................................................................................     93
SECTION 9.06.    Independent Obligations...................................................................     93
SECTION 9.07.    Defenses of Parent Guarantor..............................................................     93
SECTION 9.08.    Agreement to Pay; Subordination...........................................................     94

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
                                                    ARTICLE X

                                                  MISCELLANEOUS

SECTION 10.01.   Notices..................................................................................      94
SECTION 10.02.   Survival of Agreement....................................................................      95
SECTION 10.03.   Binding Effect...........................................................................      96
SECTION 10.04.   Successors and Assigns...................................................................      96
SECTION 10.05.   Expenses; Indemnity......................................................................      99
SECTION 10.06.   Right of Setoff..........................................................................     100
SECTION 10.07.   Applicable Law...........................................................................     100
SECTION 10.08.   Waivers; Amendment.......................................................................     100
SECTION 10.09.   Interest Rate Limitation.................................................................     104
SECTION 10.10.   Entire Agreement.........................................................................     104
SECTION 10.11.   WAIVER OF JURY TRIAL.....................................................................     104
SECTION 10.12.   Severability.............................................................................     105
SECTION 10.13.   Counterparts.............................................................................     105
SECTION 10.14.   Headings.................................................................................     105
SECTION 10.15.   Jurisdiction; Consent to Service of Process..............................................     105
SECTION 10.16.   Confidentiality..........................................................................     106
SECTION 10.17.   Citigroup Direct Website Communications..................................................     106
SECTION 10.18.   Collateral Agent as Joint Creditor.......................................................     108
SECTION 10.19.   Collateral Agent as Attorney-In-Fact Regarding Foreign Collateral........................     108

EXHIBIT A             Form of Administrative Questionnaire
EXHIBIT B             Form of Borrowing Request
EXHIBIT C             Form of Assignment and Acceptance
EXHIBIT D             Form of Collateral Sharing Agreement
EXHIBIT E             Form of Compliance Certificate
EXHIBIT F             Form of Indemnity, Subrogation and Contribution Agreement
EXHIBIT G-1           Form of Term B Note
EXHIBIT G-2           Form of Revolving Note
EXHIBIT H             Form of Closing Certificate
EXHIBIT I             Form of Subsidiary Guarantee Agreement
EXHIBIT J             Form of Pledge Agreement
EXHIBIT K             Form of Security Agreement
EXHIBIT L-1           Form of Opinion of Milbank, Tweed, Hadley & McCloy LLP
EXHIBIT L-2           Form of Opinion of General Counsel of the Parent Guarantor
EXHIBIT L-3           Form of Opinion of Local Counsel
EXHIBIT M             Form of Solvency Certificate
EXHIBIT N             Form of Mortgage
EXHIBIT O             Form of Real Property Officers' Certificate

SCHEDULE 1.01(a)      Certain Operating Leases to Be Terminated as of the Effective Date
SCHEDULE 1.01(b)      Inactive Subsidiaries as of the Effective Date
SCHEDULE 1.01(c)      Joint Venture Entities as of the Effective Date
SCHEDULE 1.01(d)      Subsidiary Loan Parties as of the Effective Date
SCHEDULE 1.01(e)      Excluded Non-U.S. Subsidiaries
SCHEDULE 2.01         Lenders and Commitments

SCHEDULE 3.08         Certain Litigation
SCHEDULE 3.10         Subsidiaries
SCHEDULE 3.11(b)      Leased and Owned Real Property
SCHEDULE 3.15(a)      Facilities/Properties Not in Compliance with Environmental Laws
SCHEDULE 3.15(b)      Environmental Claims
SCHEDULE 3.15(c)      Hazardous Material
SCHEDULE 3.18         Insurance
SCHEDULE 3.22(a)      Indebtedness to Remain Outstanding
SCHEDULE 3.22(b)      Indebtedness to Be Paid
SCHEDULE 3.22(c)      Liens to Be Terminated
SCHEDULE 3.22(d)      Liens to Remain Outstanding
SCHEDULE 3.23(d)      Mortgage Filing Offices
SCHEDULE 4.01(f)      Local Counsel
SCHEDULE 4.01(s)(A)   Mortgaged Properties
SCHEDULE 4.01(s)(C)   Title Insurance Amounts
SCHEDULE 5.18(a)      Post Closing Collateral Matters
SCHEDULE 5.18(b)      Post Closing Landlord Lien Waiver, Access Agreement and Consent
SCHEDULE 6.04         Existing Investments
SCHEDULE 6.05(vi)     Certain Assets Sales
SCHEDULE 6.05(xi)     Certain Real Property Sales Expected After the Effective Date
SCHEDULE 6.09         Existing Restrictions
SCHEDULE 6.14         Capital Expenditures to Be Effected as Part of the Recapitalization Transactions

                  CREDIT AGREEMENT (this "Agreement") dated as of September 29, 2003, among SEMINIS VEGETABLE SEEDS, INC., a California corporation (the "Borrower"); SEMINIS, INC., a Delaware corporation (the "Parent Guarantor"); the financial institutions listed in Schedule 2.01, as such Schedule may from time to time be supplemented and amended (the "Lenders"); CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders; Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch ("Rabobank") and CIBC World Markets Corp. ("CIBC"), as co-documentation agents (in such capacity, the "Co-Documentation Agents"); HARRIS TRUST AND SAVINGS BANK ("Harris"), as syndication agent (in such capacity, the "Syndication Agent"); and CITIGROUP GLOBAL MARKETS INC. ("CGMI") and Harris, as joint lead arrangers and joint bookrunners (in such capacity, the "Joint Lead Arrangers").

                  The parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "425B Alta" has the meaning assigned to such term in Section 5.10.

                  "717 Crestview" has the meaning assigned to such term in
Section 5.10.

                  "ABR Borrowing" means a Borrowing comprised of ABR Loans.

                  "ABR Loan" means any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "Additional Collateral" has the meaning assigned to such term in Section 5.11.

                  "Administrative Agent" has the meaning assigned to such term in the preamble hereto.

                  "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit A.

                  "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Agent Fees" has the meaning assigned to such term in Section 2.10(c).

                  "Agent Parties" has the meaning assigned to such term in
Section 10.17(c).

                  "Agents" means the Administrative Agent and the Collateral Agent.

                  "Aggregate Revolving Credit Exposure" means the aggregate amount of the Revolving Lenders' Revolving Credit Exposures.

                  "Agreement" has the meaning assigned to such term in the preamble hereto.

                  "Alternate Base Rate" means for any day, a rate per annum equal to the highest of (a) the Administrative Agent's Base Rate in effect on such day, (b) 0.5% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-week certificates of deposit of major United States money market banks, such three-month moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-month period ending on the next previous Friday by the Administrative Agent on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Administrative Agent from three New York certificate of deposit dealers of recognized standing selected by the Administrative Agent, in either case adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25% (the "Certificate of Deposit Rate"), and (c) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Base Rate, the Certificate of Deposit Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Base Rate, the Certificate of Deposit Rate or the Federal Funds Rate, respectively.

                  "Anti-Terrorism Law" has the meaning assigned to such term in
Section 3.24.

                  "Applicable Rate" means, for any day (i) with respect to Term B Loans, (A) 2.25% per annum, in the case of ABR Loans, and (B) 3.25% per annum, in the case of Eurodollar Loans, and (ii) with respect to Revolving Loans, (A) before the Trigger Date, (x) 2.00% per annum, in the case of ABR Loans, and (y) 3.00% per annum, in the case of Eurodollar Loans, and (B) on and after the Trigger Date, the applicable rate per annum set forth in the table below (x) under the caption "ABR Revolving Loans Spread," in the case of ABR Loans, and
(y) under the caption "Eurodollar Revolving Loans Spread," in the case of Eurodollar Loans, in each case based upon the Total Leverage Ratio as of the most recent determination date:

    Total                  ABR          Eurodollar
   Leverage          Revolving Loans  Revolving Loans
    Ratio                Spread           Spread
-----------------------------------------------------
>4.00 to 1.00            2.00%             3.00%
< or = 4.00 to 1.00      1.75%             2.75%
> or =3.50 to 1.00
<3.50 to 1.00            1.50%             2.50%

                  For purposes of such calculation of the Applicable Rate with respect to Revolving Loans on and after the Trigger Date, (i) the Total Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective three (3) Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate calculating the Total Leverage Ratio. If at any time the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 5.01(a) or (b), the Applicable Rate shall be the highest rate set forth in the table above until such time as the Borrower has provided the information required under Section 5.01(a) or (b). Within one (1) Business Day of receipt of the applicable information as and when required under
Section 5.01(a) or (b), the Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Rate in effect from such date.

                  "Asset Sale" means any direct or indirect sale, transfer, lease, conveyance or other disposition by the Parent Guarantor or any of its Subsidiaries of any of its property or assets, including any sale or issuance of any Equity Interests of any Subsidiary, except (a) sales, dispositions and leases permitted by Sections 6.05(i), (ii), (iii), (iv) and (v), and (b) any such transaction or series of transactions which, if an Asset Sale, would not generate Net Proceeds in excess of $1.0 million (or, when taken together with all other such transactions, in excess of $3.0 million in any twelve-month period).

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

                  "Authorized Officer" means, with respect to the Borrower, those of its officers whose signature and incumbency has been certified to the Administrative Agent and the Lenders pursuant to Section 4.01(c) or any successor thereto.

                  "Available Revolving Credit Commitment" means as to any Revolving Lender, at any time of determination, an amount equal to such Revolving Lender's Revolving Credit Commitment at such time minus such Revolving Lender's Revolving Credit Exposure at such time.

                  "Base Amount" has the meaning assigned to such term in Section 6.14.

                  "Base Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its base rate in effect at its principal office in New York City (the Base Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors) (any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change).

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" has the meaning assigned to such term in the preamble to this Agreement.

                  "Borrowing" means a Loan or group of Loans to the Borrower of the same Class and Type made (including through a conversion or continuation) by the applicable Lenders on a single date and as to which a single Interest Period is in effect.

                  "Borrowing Date" means any Business Day specified in a notice pursuant to Section 2.02 as a date on which the Borrower requests Loans to be made hereunder.

                  "Borrowing Request" has the meaning assigned to such term in
Section 2.02(a).

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

                  "B.V. Holdco" means SVS Europe Holding, B.V.

                  "Capital Expenditures" means, for any period, (a) any and all expenditures made by the Borrower or any of its Subsidiaries in such period for assets that are, or should be, set forth as "additions to plant, property and equipment" on the financial statement prepared in accordance with GAAP, whether such asset is purchased for cash or financed as an account payable or by the incurrence of Indebtedness, accrued as a liability or otherwise, and (b) all Capital Lease Obligations of the Borrower and its Subsidiaries (excluding any Capital Lease Obligation to the extent that it refinances or replaces an existing Capital Lease Obligation).

                  "Capital Lease Obligations" means all monetary or financial obligations of the Borrower and its Subsidiaries under any leasing or similar arrangement conveying the right to use real or personal property, or a combination thereof, which, in accordance with GAAP, would or should be classified and accounted for as capital leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date on which such lease may be terminated by the lessee without payment of a penalty.

                  "Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period, including imputed interest expense for Capital Lease Obligations and excluding any interest expense not payable in cash (such as, for example, amortization of discount and amortization of debt issuance costs), net of interest income.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System list promulgated by the U.S. Environmental Protection Agency pursuant to CERCLA.

                  "CGMI" has the meaning assigned to such term in the preamble hereto.

                  "Change in Control" means

                  (a) prior to such time as there shall have been consummated an Initial Public Offering of the Parent Guarantor, the occurrence of any of the following: (i) Fox Paine shall cease to control the largest percentage of voting power of voting Equity Interests of the Parent Guarantor (as compared to any other "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) and counting Mr. Romo and his Affiliates as a single "group" as used in Sections 13(d) and 14(d) of the Exchange Act), (ii) Fox Paine shall cease to control at least 40% of the voting power of the voting Equity Interests of the Parent Guarantor or (iii) Fox Paine shall cease to have the same rights to appoint a majority of the board of directors of the Parent Guarantor upon the occurrence of specified events which it has as of the Effective Date as set forth in Section
         5.2 of the Stockholders' Agreement, other than in accordance with the terms of the Stockholders' Agreement as in effect on the date hereof;

                  (b) from and after the time that there shall have been consummated an Initial Public Offering of the Parent Guarantor, the occurrence of any of the following: (i) (I) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Fox Paine, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of voting stock representing 35% or more of the voting power of the voting Equity Interests of the Parent Guarantor (counting Mr. Romo and his Affiliates as a "group" as used in Sections 13(d) and 14(d) of the Exchange Act) and (II) Fox Paine ceases to control the largest percentage of the voting power of the voting Equity Interests of the Parent Guarantor; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Parent Guarantor (together with any new di-rectors whose election to such board of directors or whose nomination for election was approved by a vote of at least 66 2/3% of the directors of the Parent Guarantor then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of the Parent Guarantor; or

                  (c) at any time, the Parent Guarantor ceases to own 100% of the Equity Interests of the Borrower.

                  "Charges" has the meaning assigned to such term in Section 10.09.

                  "CIBC" has the meaning assigned to such term in the preamble hereto.

                  "Class" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term B Loans or Swingline Loans, and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or Term B Commitment, and when used in reference to any Lender, refers to whether such Lender is a Revolving Lender or a Term B Lender.

                  "Closing Certificate" means a certificate substantially in the form of Exhibit H.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Co-Documentation Agents" has the meaning assigned to such term in the preamble hereto.

                  "Collateral" means any and all "Collateral," "Mortgaged Property" or "Trust Property," as defined in any applicable Security Document.

                  "Collateral Account" means the collateral account or sub-account established and maintained by the Collateral Agent in its name as Collateral Agent for the benefit of the Secured Parties, in accordance with the provisions of the Security Agreement.

                  "Collateral Agent" means Citicorp North America, Inc., in its capacity as collateral agent for the Secured Parties under the Security Documents.

                  "Collateral Sharing Agreement" means the Collateral Sharing Agreement, substantially in the form of Exhibit D, between the Borrower and the Collateral Agent for the benefit of the Secured Parties.

                  "Commitment" means, with respect to any Lender, such Lender's Revolving Credit Commitment or Term B Commitment or any combination thereof (as the context requires).

                  "Commitment Fee" has the meaning assigned to such term in
Section 2.10(a).

                  "Commitment Fee Average Daily Amount" has the meaning assigned to such term in Section 2.10(a).

                  "Commitment Fee Percentage" means, for any day (i) prior to the Trigger Date, 0.50% per annum, and (ii) on and after the Trigger Date, the applicable rate per annum set forth in the table below, based on the Total Leverage Ratio as of the most recent determination date:

Total Leverage Ratio    Commitment Fee Percentage
--------------------    -------------------------
> 3.50 to 1.0                     0.50%
< or = 3.50 to 1.0               0.375%

                  For purposes of such calculation of the Commitment Fee Percentage on and after the Trigger Date, (i) the Total Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Commitment Fee Percentage resulting from a change in the Total Leverage Ratio shall be effective three (3) Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate calculating the Total Leverage Ratio. If at any time the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 5.01(a) or (b), the Commitment Fee Percentage shall be the highest percentage set forth in the table above until such time as the Borrower has provided the information required under Section 5.01(a) or (b). Within one (1) Business Day of receipt of the applicable information as and when required under Section 5.01(a) or (b), the Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Commitment Fee Percentage in effect from such date.

                  "Commitment Fee Termination Date" has the meaning assigned to such term in Section 2.10(a).

                  "Commitment Letter" means the Amended and Restated Commitment Letter dated September 8, 2003 among the Administrative Agent, the Joint Lead Arrangers, the Syndication Agent, the Co-Documentation Agents, Bank of Montreal and Seminis Acquisition LLC.

                  "Commitment Percentage" means the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Commitment Percentage shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

                  "Communications" has the meaning assigned to such term in
Section 10.17(a).

                  "Compliance Certificate" means a certificate from a Financial Officer of the Parent Guarantor, substantially in the form of Exhibit E.

                  "Conduit Financing Arrangement" has the meaning assigned to such term in Section 2.16.

                  "Consolidated Current Assets" means, with respect to any Person as at any date of determination, the total assets of such Person and its consolidated Subsidiaries which should properly be classified as current assets on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.

                  "Consolidated Current Liabilities" means, with respect to any Person as at any date of determination, the total liabilities of such Person and its consolidated Subsidiaries which should properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP. For the avoidance of doubt Consolidated Current Liabilities shall exclude any liabilities arising in respect of Preferred Stock.

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period (a) plus all amounts deducted in arriving at such Consolidated Net Income amount in respect of (i) interest expense, amortization or write-off of debt discount, (ii) foreign, federal, state and local income Taxes for such period, (iii) charges for depreciation of fixed assets and amortization of intangible assets during such period, (iv) legal, professional and other fees and expenses incurred in connection with efforts of the Parent Guarantor to refinance its debt, and related to the Recapitalization Transactions, (v) severance packages payable in connection with the termination of any officer, director or employee of the Parent Guarantor or any of its Subsidiaries, (vi) expenses relating to any Permitted Acquisition (and including in respect of any related financing transactions) not in excess in the case of any Permitted Acquisition 7% of the total purchase price for such Permitted Acquisition (exclusive of any fees and expenses), (vii) non-cash expenses relating to Stock Plans and (viii) non-cash charges for the impairment of long-lived assets, (b) minus (in the case of gains) or plus (in the case of losses), gains or losses on sale of assets, (c) minus (in the case of gains) or plus (in the case of losses) non-cash charges relating to foreign currency gains or losses, (d) plus in the case of non-cash minority interest loss and minus in the case of non-cash minority interest income, (e) plus (in the case of items deducted in arriving at Consolidated Net Income) and minus (in the case of items added in arriving at Consolidated Net Income) non-cash charges resulting from changes in accounting principles, (f) plus to the extent included in Consolidated Net Income, non-cash restricted stock award charges incurred in the Parent Guarantor's fiscal year ended September 30, 2002, (g) plus extraordinary loss as defined by GAAP, (h) minus the sum of (x) interest income, and (y) extraordinary income or gains as defined by GAAP, (i) plus payments of Permitted Management Fees and (j) excluding the impact of any purchase accounting adjustments which may be allocated to (x) in-process research and development in the Parent Guarantor's income statement and (y) inventory in the Parent Guarantor's balance sheet to the extent such adjustments reflect differences between the historical carrying amounts and the fair market value of the inventory, and, consistent with such treatment, when the affected inventory is sold, Consolidated EBITDA shall be calculated as if such purchase adjustments had not been made.

                  "Consolidated Indebtedness" means, at a particular date, the aggregate stated balance sheet amount of all Indebtedness of the Parent Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP at such date.

                  "Consolidated Interest Expense" means, with respect to the Parent Guarantor and its Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense for such period, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (b) capitalized interest. For the avoidance of doubt, Consolidated Interest Expense shall exclude any amounts in respect of dividends on, or accrued value of, Preferred Stock.

                  "Consolidated Net Income" means, for any period, the net income or loss of the Parent Guarantor and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom (i) the income or loss of any Person (other than consolidated Subsidiaries of the Borrower) in which any other Person (other than the Parent Guarantor or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Parent Guarantor or any of its Subsidiaries by such Person during such period, (ii) the cumulative effect of a change in accounting principles during such period, (iii) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations,
(iv) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent Guarantor or any of its Subsidiaries or that Person's assets are acquired by the Parent Guarantor or any of its Subsidiaries, and (v) the income of any consolidated

Subsidiary to the extent that declaration of payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

                  "Consolidated Working Capital" means, at any date, the excess of Consolidated Current Assets on such date in excess of Consolidated Current Liabilities on such date.

                  "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "controlling" and "controlled" have meanings correlative thereto.

                  "Credit Event" has the meaning assigned to such term in
Section 4.02.

                  "Debt Incurrence" has the meaning assigned to such term in
Section 2.05(c)(ii).

                  "Default" means any Event of Default, any Event of Termination and any event or condition which upon notice, lapse of time or both would constitute an Event of Default or Event of Termination.

                  "Default Rate" has the meaning set forth in Section 2.08(c).

                  "Designated Senior Indebtedness" has the meaning assigned to such term in Section 6.11.

                  "Destruction" means any and all damage to, or loss or destruction of, all or any portion of the Property of the Parent Guarantor, the Borrower or any of its Subsidiaries resulting in payments of more than $100,000 for any Property.

                  "Dollars" or "$" means lawful money of the United States of America.

                  "Domestic Subsidiary" means any Subsidiary of the Borrower that is not a Non-U.S. Subsidiary.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.08).

                  "Embargoed Person" has the meaning assigned to such term in
Section 6.17.

                  "Environment" means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, indoor air or as otherwise defined in any applicable Environmental Law.

                  "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action or Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the violation or alleged violation of any Environmental Law or Environmental Permit; (b) the presence, use, handling, generation, transportation, storage, treatment or disposal of any Hazardous Material; (c) exposure to any Hazardous Material; or (d) a Release or threatened Release (including sudden or non-sudden, accidental or non-accidental Releases).

                  "Environmental Laws" means any and all applicable treaties, laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of, or exposure to, any Hazardous Material or to human health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including, but not limited to, any liability for damages, natural resource damage, costs of Remedial Action, administrative oversight costs, non-compliance, fines, penalties or indemnities), resulting from, based upon or relating to (a) the violation or alleged violation of any Environmental Law, (b) the presence, use, handling, generation, transportation, storage, treatment or disposal of any Hazardous Material, (c) exposure to any Hazardous Material or
(d) a Release or threatened Release.

                  "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

                  "Equity Issuance" has the meaning assigned to such term in
Section 2.05(c)(i).

                  "Equity Rights" means all securities convertible or exchangeable for Equity Interests and all warrants, options or other rights to purchase or subscribe for any Equity Interests, whether or not presently convertible, exchangeable or exercisable.

                  "EMU Legislation" means the legislative measures of the European Union for the introduction of, change over to or operation of the Euro in one or more member states.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Sections 414(b) or (c), (m), (o) or (t) of the Code.

                  "ERISA Event" means (a) any "reportable event," as defined in
Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any Loan Party or ERISA Affiliate of any liability under Title IV of ERISA with respect to any Pension Plan, other than for premiums to the PBGC payable in the ordinary course of business, and other than liability to Pension Plan participants pursuant to the terms of the Plan and in the ordinary course of business; (e) the receipt by any Loan Party or ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan, to appoint a trustee to administer any Pension Plan, or to take any other action with respect to a Pension Plan that could reasonably be expected to result in material liability to a Loan Party or a Subsidiary, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the distress or involuntary termination of or the appointment of a trustee to administer, under such circumstances, any Pension Plan; (f) the incurrence by any Loan Party or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by a Loan Party or ERISA Affiliate of any written notice imposing or threatening to impose Withdrawal Liability or a written determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the making of any amendment to any Pension Plan which could reasonably be expected to result in the imposition of a lien or the posting of a bond or other security.

                  "Euro" or "(euro)" means the single currency of the European Union as constituted by the treaty of European Union and as referred to in the EMU Legislation.

                  "Eurodollar Borrowing" means a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of
Article II.

                  "Event of Default" has the meaning assigned to such term in
Section 7.01.

                  "Event of Termination" has the meaning assigned to such term in Section 7.01.

                  "Excess Cash Flow" means, without duplication, for any Person for any period for which such amount is being determined:

                  (a) Consolidated Net Income (without giving effect to clause (iii) of the definition thereof with respect to any cash net after-tax income from discontinued operations or after-tax gain on disposal of discontinued operations) adjusted to exclude any amount of gain included in both (x) Consolidated Net Income and (y) Net Proceeds actually applied pursuant to Section 2.05(c)(iii) or (iv), plus

                  (b) the amount of depreciation, amortization of intangibles, deferred taxes and other non-cash expenses which, pursuant to GAAP, were deducted in determining such Consolidated Net Income of such Person, plus

                  (c)      decreases in Consolidated Working Capital, minus

                  (d)      increases in Consolidated Working Capital, minus

                  (e) the amount of Capital Expenditures and purchases of intangibles in such period to the extent funded with Internally Generated Funds, minus

                  (f) payments of principal under the Term B Loans on the Installment Payment Dates pursuant to Section 2.05(d) or any payments or repayments of any other Indebtedness (in the case of any revolving credit, only to the extent accompanied by a permanent reduction in commitments thereunder), in each case made during such period to the extent funded with Internally Generated Funds, minus

                  (g) optional prepayments of principal under the Term B Loans and the Revolving Loans to the extent accompanied by a permanent reduction of commitments thereunder made during such period to the extent funded with Internally Generated Funds, minus

                  (h) Permitted Management Fees during such period to the extent not deducted from Consolidated Net Income, minus

                  (i) Investments made during such period to the extent funded with Internally Generated Funds.

                  For purposes of the foregoing and without duplication, Consolidated Net Income will exclude (x) all losses on the sale of capital assets or losses which are out of the ordinary course of business and (y) all write-downs of capital assets.

                  "Excess Cash Flow Percentage" means, as of any date of determination, (i) 50% if the Total Leverage Ratio is greater than or equal to 3.5x as of the most recent determination date, (ii) 25% if the Total Leverage Ratio is less than 3.5x but greater than 3.0x as of the most recent determination date and (iii) 0% if the Total Leverage Ratio is 3.0x or less as of the most recent determination date.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Agreement" means the Amended and Restated Exchange Agreement dated as of May 30, 2003 by and between the Parent Guarantor and Savia, S.A. de C.V.

                  "Excluded Debt Issuance" means any issuance of Indebtedness permitted by Section 6.01(a) other than any amount of Indebtedness incurred to refinance the Oxnard Mortgage which is not applied to repay the Oxnard Mortgage or to repay Revolving Loans (without permanent reduction of commitments) promptly upon receipt of such proceeds.

                  "Excluded Equity Issuance" means the issuance of Equity Interests or Equity Rights of the Parent Guarantor (i) to Fox Paine; (ii) to a Person who is an equity investor in the Parent Guarantor arranged by Fox Paine prior to or on the Effective Date or within 180 days after the Effective Date for aggregate proceeds of up to $50.0 million; (iii) to Mr. Romo and his Affiliates; (iv) in connection with any Stock Plans; or (v) to the seller or sellers in any Permitted Acquisition.

                  "Excluded Non-U.S. Subsidiaries" means each Non-U.S. Subsidiary set forth on Schedule 1.01(e).

                  "Existing Letters of Credit" shall mean those letters of credit issued under the Credit Agreement dated as of June 28, 1999 among the Parent Guarantor, the Borrower, SVS Holland B.V., Harris, Bank of Montreal, Chicago Branch and the Lenders from time to time party thereto.

                  "Executive Order" has the meaning assigned to such term in
Section 3.24(a).

                  "Facilities" has the meaning assigned to such term in Section
10.16 (a).

                  "Federal Funds Rate" means, for any day, the weighted average of the rates (rounded upwards, if necessary, to the nearest 1/100th of 1%) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate for such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means the Amended and Restated Fee Letter dated September 8, 2003 among the Administrative Agent, the Joint Lead Arrangers, the Syndication Agent, the Co-Documentation Agents and the Parent Guarantor.

                  "Fees" means the Commitment Fees, the LC Fees and the Agent Fees.

                  "Financial Covenants" means those covenants and agreements of the Loan Parties set forth in Sections 6.12 through 6.14, inclusive.

                  "Financial Officer" of any corporation, partnership or other entity means the chief financial officer, the principal accounting officer, treasurer or controller of such corporation, partnership or other entity.

                  "Financing Documents" means the Loan Documents and the Subordinated Notes Documents.

                  "Financing Transactions" means, collectively, (i) the execution and delivery by each Loan Party of each of the Loan Documents and the Borrowing of the Term B Loans and Revolving Loans hereunder in each case on the Effective Date and (ii) the issuance of the Subordinated Notes on the Effective Date.

                  "Fiscal Quarter" means any quarter of a Fiscal Year.

                  "Fiscal Year" means any period of twelve consecutive calendar months ending on September 30; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2003 Fiscal Year") refer to the Fiscal Year ending on September 30 occurring during such calendar year.

                  "Foreign Plan" means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to outside the United States by any Loan Party or any Subsidiary primarily for the benefit of employees of any Loan Party or any Subsidiary employed outside the United States.

                  "Foreign Subsidiary Restructuring Documents" means those agreements to be executed promptly after the Effective Date relating to the transactions involving B.V. Holdco, forms of which have been previously delivered to the Administrative Agent.

                  "Fox Paine" means Fox Paine & Company, LLC and its Affiliates taken as a whole.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body, including any central bank.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation that would become Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (including pursuant to a "synthetic lease"), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of the obligation under any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (including principal, interest and fees) and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of the obligation under such Guarantee shall be such guarantor's maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith, irrespective, in any such case, of any portion of such amount that would, in accordance with GAAP, be required to be reflected on a balance sheet of such Person.

                  "Guarantee Agreement" means the Subsidiary Guarantee Agreement, substantially in the form of Exhibit I, made by the wholly owned Domestic Subsidiaries in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Harris" has the meaning assigned to such term in the preamble hereto.

                  "Hazardous Material" means all pollutants, contaminants, wastes, substances, chemicals, materials and constituents, including without limitation, crude oil, petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment of any nature which can give rise to Environmental Liability under, or are regulated pursuant to, any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rate, currency values or commodity prices.

                  "Iberica Transaction" means that certain transaction constituting the (a) declaration and payment of a dividend by SVS Iberica on September 30, 2003 which dividend shall take the form of Indebtedness incurred by SVS Iberica in favor of the Borrower and SVS Europe in the original aggregate principal amount of (euro)21,603,219 (or the Dollar equivalent of all or a portion thereof) (of which (euro)16,623,200 (or the Dollar equivalent of all or a portion thereof) will be owed to SVS Europe and (euro)4,980,019 (or the Dollar equivalent of all or a portion thereof) will be owed to the Borrower, and (b) the cash payment by SVS Iberica of up to (euro)396,781 (out of amounts otherwise distributable on a pro rata basis to the Borrower) to Governmental Authorities in the country of Spain on account of withholding taxes in connection with such a dividend; provided, however, that if the amount of such tax payment is less than (euro)396,781, the original principal amount of such notes may be increased by the excess of (euro)396,781 over such payment provided further that that original principal amount of such notes after giving effect to such increase shall not exceed (euro)22,000,000.

                  "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification:

                  (a)      which is of a "going concern" or similar nature; or

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement.

                  "Inactive Subsidiary" means, as at any date, any Subsidiary of the Parent Guarantor designated by the Borrower that as at the end of and for the Fiscal Quarter ending on or most recently ended prior to such date, shall have assets with a fair market value of less than $5,000 and gross revenues of less than $5,000, as specified in Schedule 1.01(b) or as otherwise certified in a Compliance Certificate delivered with respect to such fiscal period pursuant to Section 5.01(c); provided, however, if the aggregate fair market value of assets or gross revenues of all Inactive Subsidiaries so designated, taken together, is greater than or equal to $250,000, no such Subsidiary which when taken with all such other Subsidiaries causes such aggregate to exceed, in either case, such amount shall be deemed to be, or be, an Inactive Subsidiary.

                  "Increased Cost Lender" has the meaning assigned to such term in Section 2.20.

                  "Indebtedness" of any Person means the sum of all indebtedness of such Person on a consolidated basis (without duplication) with respect to (i) borrowed money or represented by bonds, debentures, notes and the like; (ii) the aggregate amount of Capital Lease Obligations; (iii) all indebtedness of third parties of the type described in the foregoing clause (i) secured by any Lien on any Property of such Person (if such indebtedness is non-recourse to such Person and such Person's assets, except for such Property, the amount of such indebtedness referred to in this clause (iii) to be deemed to be limited to the fair market value of such Property); (iv) all indebtedness representing the deferred purchase price of Property or services, excluding trade payables in the ordinary course of business; (v) letters of credit, performance bonds and other similar instruments; and (vi) Guarantees in respect of liabilities, obligations or indebtedness of the kind described in clauses (i) through (v). For the avoidance of doubt Indebtedness shall exclude any obligations arising in respect of Preferred Stock.

                  "Indebtedness to Be Paid" means Indebtedness specified in
Section 3.22(b).

                  "Indebtedness to Remain Outstanding" means Indebtedness specified in Section 3.22(a).

                  "Indemnitee" has the meaning assigned to such term in Section 10.05(b).

                  "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit F.

                  "Information Memorandum" means the Confidential Information Memorandum dated as of September 9, 2003 and posted electronically on Intralinks relating to the Borrower and this Agreement.

                  "Initial Public Offering" means a primary underwritten public offering registered under the Securities Act of 1933, as amended, of common stock of the Parent Guarantor generating gross proceeds to the Parent Guarantor of at least $100.0 million.

                  "Installment Payment Date" has the meaning assigned to such term in Section 2.05(d).

                  "Intellectual Property" has the meaning assigned to such term in Section 3.12(b).

                  "Interest Expense Coverage Ratio" means, for any Test Period, the ratio of (a) Consolidated EBITDA to (b) Cash Interest Expense, in each case for such Test Period. For Test Periods ending prior to the one year anniversary of the Effective Date, Cash Interest Expense and Consolidated EBITDA shall be determined on a pro forma basis to give effect to the Recapitalization
Transac-
tions and the termination of the operating leases set forth on Schedule
1.01(a) as if they occurred on the first day of such Test Period.

                  "Interest Payment Date" means, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, (a) each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, (b) the date of any refinancing of such Borrowing with a Borrowing of a different Type.

                  "Interest Period" means (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and (x) ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or if available to all Lenders, 9 or 12 months) thereafter, or (y) with respect to Eurodollar Borrowings made during the period from the Effective Date until 42 days thereafter, ending 7 days thereafter, as the Borrower may elect; provided that prior to the 31st day after the Effective Date, the Borrower shall only be permitted to request Interest Periods commencing on the date of such Borrowing, conversion of such Borrowing to a different type or on the last day of the immediately preceding Interest Period applicable to such Borrowing and ending seven days from such date, or (b) as to any ABR Borrowing (other than a Swingline Borrowing), the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date (in the case of a Revolving Borrowing) or the Term B Loan Maturity Date (in the case of a Term B Borrowing) and (iii) the date such Borrowing is prepaid in accordance with Section 2.05 or converted in accordance with Section 2.03 and (c) as to any Swingline Loan, a period commencing on the date of such Loan and ending on the earliest of (i) the fifth Business Day thereafter, (ii) the Revolving Credit Maturity Date (in the case of a Revolving Credit Borrowing) or the Term B Loan Maturity Date (in the case of a Term B Borrowing) and (iii) the date such Loan is prepaid in accordance with Section 2.05; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Internally Generated Funds" means funds not constituting the proceeds of any Indebtedness (other than a Revolving Credit Borrowing), Issuance of Equity Interests, Asset Sale or insurance recovery.

                  "Investment" has the meaning assigned to such term in Section 6.04.

                  "IP Group Member" means each of the IP Subsidiary and each of its direct and indirect parents that is not a Loan Party.

                  "IP Subsidiary" means a wholly-owned Non-U.S. Subsidiary of the Borrower formed on or after the Effective Date and each other Non-U.S. Subsidiary of the Borrower to which any material portion of the Intellectual Property transferred to the IP Subsidiary by the Loan Parties is transferred.

                  "Issuing Bank" means Harris or Rabobank, or an affiliate thereof in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i), and any other Revolving Lender approved by the Administrative Agent and the Borrower. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "Joint Lead Arrangers" has the meaning assigned to such term in the preamble hereto.

                  "Joint Venture Entity" means each legal entity specified in
Schedule 1.01(c) as a "Joint Venture Entity."

                  "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Commitment Percentage of the total LC Exposure at such time.

                  "LC Fees" has the meaning assigned to such term in Section 2.10(b).

                  "Lender Affiliate" means (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Lenders" has the meaning assigned to such term in the preamble hereto.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days (in the event that on such day the commercial banks in London are authorized or required by law to close, then three Business Days) prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate supplied to the Administrative Agent at its request quoted by the Reference Banks in the London interbank market as of the day two Business Days prior to the commencement of such Interest Period as the rate for Dollar deposits with a maturity comparable to such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, encumbrance, charge, assignment, hypothecation or security interest in or on such asset or any filing of any financing statement under the UCC as in effect in the applicable state or jurisdiction or any other similar notice or lien under any similar notice or recording statute of any Governmental Authority, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, the Collateral Sharing Agreement, the Indemnity, Subrogation and Contribution Agreement, the Guarantee Agreement, the Security Documents, if requested by a Lender pursuant to Section 2.07(e), each Note, each Compliance Certificate, each Closing Certificate, each Solvency Certificate, each Perfection Certificate, each Real Property Officer's Certificate and, solely for purposes of Section 7.01(a), the Fee Letter.

                  "Loan Parties" means the Borrower, the Parent Guarantor and the Subsidiary Loan Parties.

                  "Loan Party Information" has the meaning assigned to such term in Section 10.16(b).

                  "Loans" means the Revolving Loans, the Swingline Loans and the Term B Loans.

                  "Management Fee Letter" means the letter agreement, dated as of May 30, 2003, among Fox Paine & Company, LLC, Desarrollo Consolidado de Negocios, S.A. de C.V. and Seminis Merger Corp., as in effect on the Effective Date.

                  "Material Adverse Effect" means a materially adverse effect on
(a) the business, assets, operations, properties, condition (financial or otherwise), liabilities or prospects of the Loan Parties and their consolidated Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their obligations under the Loan Documents, (c) the rights of or benefits available to the Lenders under the Loan Documents (taken as a whole) or (d) the value of the Collateral (taken as a whole) or the validity, enforceability, perfection or priority of the Liens granted to the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral pursuant to the Security Documents (taken as a whole).

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Parent Guarantor, the Borrower and the Borrower's Subsidiaries, individually or in an aggregate principal amount exceeding $5.0 million. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent Guarantor, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Maximum Rate" has the meaning assigned to such term in
Section 10.09.

                  "Merger" means the merger of Seminis Merger Corp. with and into the Parent Guarantor pursuant to the Merger Agreement with the Parent Guarantor being the surviving corporation.

                  "Merger Agreement" means the merger agreement dated as of May 30, 2003 by and among the Seminis Acquisition LLC, Seminis Merger Corp. and the Parent Guarantor.

                  "Mexican SPC" means Desarrollo Consolidado de Negocios, S.A. de C.V., a corporation (sociedad anonima de capital variable) organized under the laws of the United Mexican States.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage, deed to secure debt or other security document granting a Lien on any Mortgaged Property to secure the Obligations, including any amendment thereto. Each Mortgage shall be substantially in the form of Exhibit N or otherwise satisfactory in form and substance to the Collateral Agent.

                  "Mortgaged Property" means, initially, each Real Property and identified on Schedule 4.01(s)(A), and each other Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11.

                  "Mr. Romo" means Alfonso Romo Garza.

                  "Multiemployer Plan" means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any Loan Party or ERISA Affiliate is then making or accruing an obligation to make contributions, (ii) to which any Loan Party or ERISA Affiliate has within the preceding six plan years made contributions, including any Person which ceased to be an ERISA Affiliate during such six year period, or (iii) with respect to which Loan Party or any Subsidiary could incur liability.

                  "Net Proceeds" means, with respect to any Equity Issuance, Debt Incurrence, Asset Sale, Destruction or Taking, (a) the cash proceeds actually received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a Destruction, insurance proceeds in excess of $1.0 million, and (iii) in the case of a Taking, condemnation awards and similar payments in excess of $1.0 million, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Parent Guarantor and its Subsidiaries to any third party or (subject to Section 6.08) any Affiliate in connection with such event, (ii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent Guarantor and its Subsidiaries, and (iii) in the case of an Asset Sale, (1) the amount of all payments required to be made by the Parent Guarantor and its Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by a Prior Lien (as defined in the Security Agreement or applicable Mortgage) on such asset, (2) the amount of Indebtedness of the Non-U.S. Subsidiary selling such asset repaid with such proceeds, and (3) the amount of any reserves established by the Parent Guarantor and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding two years, and that are directly attributable to such event (as determined reasonably and in good faith by the Borrower); provided that any amount by which such reserves are reduced for reasons other than payment of any such contingent liabilities shall be considered "Net Proceeds" upon such reduction.

                  "New Parcel" has the meaning assigned to such term in Section 5.18(f).

                  "New Preferred Stock" means the Class C PIK Preferred Stock issued pursuant to the New Preferred Stock Documents.

                  "New Preferred Stock Documents" means (i) the Class C PIK Preferred Stock and Warrant Subscription Agreement dated on or about the Effective Date by and between Seminis Merger Corp. and The Northwestern Mutual Life Insurance Company (the "NML Preferred Subscription Agreement"), (ii) the Certificate of Designation attached as Exhibit A to the NML Preferred Subscription Agreement, (iii) the Warrant Agreement in the form attached as Exhibit B to the NML Preferred Subscription Agreement, (iv) the Class C PIK Preferred Stock and Warrant Subscription Agreement dated on or about the Effective Date by and among Seminis Merger Corp., Stichting Pensioenfonds ABP and Stichting Pensioenfonds Voor De Gezondheid, Geestelijke En Maatschappelijke Belangen (the "NIBC Preferred Sub-scription Agreement") and (v) the Warrant Agreement or Warrant Agreements in the form attached as Exhibit B to the NIBC Preferred Subscription Agreement.

                  "Non-Consenting Lender" has the meaning assigned to such term in Section 2.20.

                  "Non-U.S. Jurisdiction" means each jurisdiction of organization of a Subsidiary of the Borrower other than the United States (or any State thereof) or the District of Columbia.

                  "Non-U.S. Pledge Agreements" means one or more pledge agreements in form and substance reasonably satisfactory to the Collateral Agent covering (subject to the terms of Section 5.11) 65% of the voting Equity Interests and 100% of the non-voting Equity Interests owned by a Subsidiary Loan Party in the "first-tier" Non-U.S. Subsidiaries of the Borrower.

                  "Non-U.S. Subsidiary" means any Subsidiary of the Borrower that is or becomes organized under the laws of a Non-U.S. Jurisdiction.

                  "Note" means a note substantially in the form of Exhibit G-1 or G-2.

                  "Obligations" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to the Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to or LC Disbursements made pursuant to Letters of Credit issued for the account of the Borrower and all other obligations and liabilities of the Borrower to any Agent, the Issuing Bank or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith (including, without limitation, any Hedging Agreement), whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel), or otherwise.

                  "OFAC" has the meaning assigned to such term in Section 3.24(b)(v).

                  "Other List" has the meaning assigned to such term in Section 6.17.

                  "Organic Document" means (i) relative to each Person that is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, (ii) relative to each Person that is a partnership, its partnership agreement and any other similar arrangements applicable to any partnership or other equity interests in the Person and (iii) relative to any Person that is any other type of legal entity, such documents as shall be comparable to the foregoing.

                  "Oxnard Mortgage" means the mortgage on the Borrower's headquarters in Oxnard, California.

                  "Parent Guarantor" has the meaning assigned to such term in the preamble to this Agreement.

                  "Parent Preferred Stock" means the Class B Redeemable Preferred Stock of the Parent Guarantor.

                  "Participant" has the meaning assigned to such term in Section 10.04(f).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Pension Plan" means a "pension plan," as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which any Loan Party or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

                  "Perfection Certificate" means a certificate in the form of Annex 2 to the Security Agreement or any other form approved by the Collateral Agent.

                  "Permitted Acquisition" means any acquisition, whether by purchase, merger, consolidation or otherwise, by the Borrower or any Subsidiary Loan Party of all or substantially all the assets of, or all the Equity Interests in, a Person or a division, line of business or other business unit of a Person so long as (a) such acquisition shall not be opposed by the board of directors or other governing body of such Person (unless the holders of a majority of the voting power of the voting Equity Interests of such Person are in favor of such acquisition), (b) such assets are to be used in, or such Person so acquired is engaged in, as the case may be, a business of the type conducted by the Borrower and its Subsidiaries on the Effective Date or in a business reasonably related thereto and (c) immediately after giving effect thereto, (i) no Default has occurred and is continuing or would result therefrom, (ii) all transactions related thereto are consummated in all material respects in accordance with applicable laws, (iii) in the case of an acquisition of Equity Interests, the Person acquired shall become immediately after giving effect thereto a wholly-owned Subsidiary or be merged with or into a wholly-owned Subsidiary and all actions required to be taken under Sections 5.11, 5.12 and
5.16 shall have been taken, (iv) the Borrower and its Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Sections 6.12 and 6.13 recomputed as at the date of the last ended Test Period, as if such acquisition (and any related incurrence or repayment of Indebtedness) had occurred on the first day of the relevant Test Period, (v) any Indebtedness or any Preferred Stock that is incurred, acquired or assumed in connection with such acquisition shall be in compliance with
Section 6.01, (vi) other than in the case where such acquisition is funded entirely with the proceeds of, or in consideration for, the issuance of Equity Interest or capital contributions, the Total Revolving Credit Commitment less the Revolving Credit Exposure of all Revolving Lenders shall not be less than $25.0 million and (vii) the Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (b) and (c)(i) through (vi) above, together with all relevant financial information for the Person or assets to be acquired.

                  "Permitted Investments" means:

                  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or any member state of the European Union (as it exists on the Effective Date) or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America or such member state of the European Union, in each case maturing within one year from the date of acquisition thereof;

                  (b) marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

                  (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                  (d) time deposits, demand deposits, certificates of deposit, Eurodollar time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of any member state of the European Union (as it exists on the Effective
         Date), the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

                  (e) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; and

                  (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

                  "Permitted Lien" has the meaning assigned to such term in
Section 6.02.

                  "Permitted Management Fees" means, in any Fiscal Year, (i) the advisory fees (but not expense reimbursement) required to be paid by the Parent Guarantor pursuant to the Management Fee Letter plus (ii) reasonable out-of-pocket expenses of Fox Paine (but not Mexican SPC) (each as defined in the Management Fee Letter) required to be paid by the Parent Guarantor pursuant to the terms of the Management Fee Letter.

                  "Permitted Refinancing" means, with respect to any Indebtedness, any refinancing thereof; provided, however, that (i) no Default shall have occurred and be continuing or would arise therefrom, (ii) any such refinancing Indebtedness shall (a) not be on financial and other terms that are more onerous in the aggregate than the Indebtedness being refinanced and shall not have defaults, rights or remedies more burdensome in the aggregate to the obligor than the Indebtedness being refinanced, (b) not have a stated maturity that is shorter than the Indebtedness being refinanced, (c) either (x) not require any payment of principal prior to the date 180 days after the Term B Loan Maturity Date (the "Test Date"), if the Indebtedness being refinanced has no remaining scheduled payment of principal required to be made prior to the Test Date or (y) not have a Weighted Average Life to Maturity that is shorter than the Indebtedness being refinanced, if the Indebtedness being refinanced has any remaining scheduled payments of principal required to be made prior to the Test Date, (d) be at least as subordinate to the Obligations as the Indebtedness being refinanced (and unsecured if the refinanced Indebtedness is unsecured), and (e) be in a principal amount that does not exceed the principal amount so refinanced (except in the case of the Oxnard Mortgage, which refinancing Indebtedness may be in an aggregate principal amount not to exceed $20.0 million), plus all accrued and unpaid interest thereon, plus the stated amount of any premium and other payments required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced, plus in either case, the amount of reasonable fees and expenses of the Borrower or any of its Subsidiaries incurred in connection with such refinancing, and (iii) the sole obligors and/or guarantors on such refinancing Indebtedness shall be the obligors and/or guarantors on such Indebtedness being refinanced other than any guarantee by a Subsidiary Loan Party that was not an original guarantor thereof.

                  "Person" means any natural person, corporation, trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

                  "PII" means PII, LLC.

                  "Plan" means any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, that is maintained or contributed to by a Loan Party or any Subsidiary, or with respect to which a Loan Party or any Subsidiary could reasonably incur liability.

                  "Platform" has the meaning assigned to such term in Section 10.17(b).

                  "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit J, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

                  "Pledged Securities" has the meaning assigned to such term in the Pledge Agreement.

                  "Preferred Stock" means, with respect to any Person, any and all preferred or preference Equity Interests (however designated) of such Person whether or not outstanding or issued on the Effective Date.

                  "Prepayment Date" has the meaning assigned to such term in
Section 2.05(f).

                  "Pro Rata Percentage" of any Revolving Lender at any time means the percentage of the aggregate Available Revolving Credit Commitment represented by such Lender's Available Revolving Credit Commitment.

                  "Projected Financial Statements" has the meaning assigned to such term in Section 3.17(c).

                  "Property" means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including any ownership interests of any Person.

                  "Qualified Non-U.S. Intercompany Note" means an intercompany note which (i) is not subordinated to any Indebtedness of the obligor, (ii) is, subject to the last sentence of Section 5.11, pledged pursuant to the Pledge Agreement and (iii) provides for an event of default of such note (and thereupon the note becoming due and payable) upon (x) the failure of the Borrower to pay principal at maturity of any Loan or (y) the Loans, other Obligations and Commitments becoming immediately due and payable prior to maturity pursuant to
Section 7.01, 7.02 or 7.03.

                  "Rabobank" has the meaning assigned to such term in the preamble hereto.

                  "Real Property" means all right, title and interest of any Loan Party in and to a parcel of real property owned, leased or operated (including, without limitation, any leasehold estate) by any Loan Party together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

                  "Recapitalization Documents" means the Merger Agreement, the Exchange Agreement and the Stockholders' Agreement, each document attached as an exhibit to any such agreement and each document attached as an exhibit to each document attached as an exhibit to any such agreement.

                  "Recapitalization Transactions" means the Merger, each other transaction contemplated by the Recapitalization Documents, the payment of Indebtedness to be Repaid and the payment of fees and expenses in connection with the Transactions.

                  "Reference Banks" means:

                  (a) at any time prior to completion of the initial syndication of the Loans and Commitments, in respect of LIBO Rate, the principal London office of Citibank, N.A.; and

                  (b) at any time thereafter, in respect of LIBO Rate, the principal London office of Citibank, N.A. and such two other banks as may be appointed by the Administrative Agent in consultation with the Borrower.

                  "Register" has the meaning assigned to such term in Section 10.04(d).

                  "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

                  "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate, monitor or otherwise take corrective action to address any Hazardous Material in the Environment, including, without limitation, any action or payment to address any damage to natural resources; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

                  "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

                  "Requisite Class Lenders" means, at any time of determination,
(i) for the Class of Lenders having Term B Loans, Lenders holding more than 50% of the aggregate Term B Loans of all Lenders; and (ii) for the Class of Lenders having Revolving Credit Commitments, the Requisite Revolving Lenders.

                  "Requisite Lenders" means, at any time, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate amount of the Revolving Credit Commitments or, after the Revolving Credit Maturity Date, the Revolving Credit Exposure and (b) the aggregate outstanding amount of all Term B Loans.

                  "Requisite Revolving Lenders" means, collectively, Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Maturity Date, the Revolving Credit Exposure.

                  "Restricted Payment" means any direct or indirect dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests or Equity Rights in the Parent Guarantor, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests or Equity Rights in the Parent Guarantor, the Borrower or any Subsidiary.

                  "Revolving Credit Borrowing" means a Borrowing comprised of Revolving Loans.

                  "Revolving Credit Borrowing Request" means a Borrowing Request in connection with a Revolving Credit Borrowing.

                  "Revolving Credit Commitment" means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit, Swingline Loans and Eurodollar Loans hereunder, expressed in each case as an amount representing the maximum principal amount of such Revolving Lender's Revolving Credit Exposure hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each Revolving Lender's Revolving Credit Commitment is set forth in Schedule 2.01 (in the case of Revolving Credit Commitments in effect on the Effective Date), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate amount of the Revolving Lenders' Revolving Credit Commitments as of the Effective Date is $60.0 million.

                  "Revolving Credit Commitment Period" means the period from and including the Effective Date to but not including the Revolving Credit Maturity Date or any earlier date on which the Revolving Credit Commitments to make Revolving Loans pursuant to Section 2.01 shall terminate as provided herein.

                  "Revolving Credit Exposure" means with respect to any Revolving Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Revolving Loans of such Revolving Lender, plus (b) such Revolving Lender's LC Exposure at such time, plus (c) such Revolving Lender's Commitment Percentage of the aggregate principal amount at such time of all outstanding Swingline Loans.

                  "Revolving Credit Maturity Date" means the fifth anniversary of the Effective Date.

                  "Revolving Lender" means a Lender with a commitment to make Revolving Loans or with any Revolving Credit Exposure, in its capacity as such.

                  "Revolving Loans" means the revolving loans made pursuant to clause (ii) of the first sentence of Section 2.01(a).

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies.

                  "SDN List" has the meaning assigned to such term in Section 6.17.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Parties" has the meaning assigned to such term in the Security Agreement.

                  "Security Agreement" means the Security Agreement, substantially in the form of Exhibit K, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

                  "Security Documents" means the Security Agreement, the Pledge Agreement, the Non-U.S. Pledge Agreements, the Mortgages, the Perfection Certificate, the Collateral Sharing Agreement, Cash Management Agreements (as defined in the Security Agreement) and Hedging Agreements executed by the Loan Parties and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11, 5.12 or 5.16 to secure any of the Obligations.

                  "Solvency Certificate" means a certificate substantially in the form of Exhibit M.

                  "South Korean Subsidiary" means Seminis Korea, Inc.

                  "Stock Plans" means all stock option, stock-based incentive compensation and stock purchase plans or arrangements and other stock-based plans or arrangements of the Parent Guarantor or any of its Subsidiaries adopted from time to time in the ordinary course of business.

                  "Stockholders' Agreement" means the stockholders' agreement dated as of May 30, 2003, by and among Seminis Merger Corp. and the investors parties thereto.

                  "Subordinated Debt" means the Subordinated Notes and any Permitted Refinancing of any thereof.

                  "Subordinated Debt Documents" means the Subordinated Notes Documents and each document governing or pursuant to which is issued any other Subordinated Debt, as the same may be in effect from time to time in accordance with the terms hereof and thereof.

                  "Subordinated Notes" means $190,000,000 aggregate principal amount of 10 1/4% Senior Subordinated Notes due October 1, 2013 of the Borrower issued on the Effective Date, including the senior subordinated notes to be issued pursuant to a registered exchange offer or private exchange therefor as contemplated in the offering document for the Subordinated Notes.

                  "Subordinated Notes Documents" means the Subordinated Notes, the Subordinated Notes Indenture and all other material documents executed and delivered with respect to the Subordinated Notes or the Subordinated Notes Indenture, as in effect on the Effective Date and as the same may be modified, supplemented, restated and/or amended from time to time in accordance with the terms hereof and thereof.

                  "Subordinated Notes Indenture" means the Indenture, dated as of September 29, 2003, between the Borrower and the Subsidiary Loan Parties and Wells Fargo Bank, National Association, as Trustee, as in effect on the Effective Date and as the same may be modified, supplemented and/or amended from time to time in accordance with the terms hereof and thereof.

                  "Subordination Provision" has the meaning assigned to such term in Section 7.01(l).

                  "Subsidiary" means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; (ii) any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership (irrespective of whether at the time any partnership interests other than general partnership interests of such partnership shall or might have voting power upon the occurrence of any contingency) are at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; or (iii) any other legal entity the accounts of which would or should be consolidated with those of such Person on a consolidated balance sheet of such Person prepared in accordance with GAAP. Unless otherwise indicated, when used in this Agreement, the term "Subsidiary" shall refer to a Subsidiary of the Borrower. For the avoidance of doubt, (x) no Joint Venture Entity shall be considered a Subsidiary of the Borrower for purposes of this Agreement so long as it does not constitute a Subsidiary pursuant to clause (i) or (ii) of this definition and (y) PII shall not be considered to be a Subsidiary of the Borrower for purposes of this definition for so long as it is in compliance with
Section 6.15.

                  "Subsidiary Loan Party" means each of the Borrower's Domestic Subsidiaries that guarantee the Obligations pursuant to the Guarantee Agreement, initially as identified in Schedule 1.01(d) and any Subsidiary that becomes a Loan Party pursuant to Section 5.16 or otherwise.

                  "Survey" means a survey of any Mortgaged Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property which can be depicted on a survey or any easement, right of way or other right or interest in the Mortgaged Property which can be located on a survey has been granted by a Loan Party or become effective through operation of law or otherwise, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other right or interest in the Mortgaged Property,
(iii) certified by such surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent and the Title Company, (iv) complying in all material respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) and issue a survey endorsement.

                  "SVS Europe" means SVS Europe, B.V.

                  "SVS Iberica" means Seminis Vegetable Seeds Iberica, S.A.

                  "Swingline Commitment" means the commitment of the Swingline Lender to make Loans pursuant to Section 2.04.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Commitment Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means Citicorp North America, Inc., in its capacity as lender of Swingline Loans.

                  "Swingline Loan" has the meaning assigned to such term in
Section 2.04(a).

                  "Swingline Sublimit" has the meaning assigned to such term as
Section 2.04(a).

                  "Syndication Agent" has the meaning assigned to such term in the preamble hereto.

                  "Taking" means any taking of any Property of the Parent Guarantor or any Subsidiary or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition or use of any Property of the Parent Guarantor or any Subsidiary or any portion thereof, by any Governmental Authority.

                  "Taxes" has the meaning assigned to such term in Section 2.16.

                  "Term B Borrowing" means a Borrowing comprised of Term B Loans on the Effective Date.

                  "Term B Borrowing Request" means a Borrowing Request in connection with a Term B Borrowing on the Effective Date.

                  "Term B Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term B Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term B Loan to be made by such Lender hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each Lender's Term B Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term B Commitment, as applicable. The initial aggregate amount of the Lenders' Term B Commitments is $190.0 million.

                  "Term B Lender" means a Lender with a Term B Commitment or an outstanding Term B Loan, in its capacity as such.

                  "Term B Loan Maturity Date" means the sixth anniversary of the Effective Date.

                  "Term B Loans" means the Loans made pursuant to clause (i) of
Section 2.01(a).

                  "Terminated Lender" has the meaning assigned thereto in
Section 2.20.

                  "Test Period" means (i) for the covenants contained in Sections 6.12 and 6.13, the four consecutive complete Fiscal Quarters of the Borrower then last ended as of each date listed under Test Period and (ii) for all other provisions in this Agreement, the four consecutive complete Fiscal Quarters of the Borrower ended as of the time indicated. Compliance with such covenants shall be tested, as of the end of each Test Period, on the date on which the financial statements pursuant to Section 5.01(a) or (b) have been, or should have been, delivered for the applicable fiscal period.

                  "Title Company" means Royal Abstract of New York, LLC, as authorized agent for Stewart Title, or such other title insurance or abstract company as shall be approved by the Collateral Agent insuring the Mortgages.

                  "Total Leverage Ratio" means, at any date, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA for the Test Period most recently ended. For Test Periods ending prior to the one year anniversary of the Effective Date, Consolidated EBITDA for shall be determined on a pro forma basis to give effect to the Recapitalization Transactions and the termination of the operating leases set forth in Schedule 1.01(a) as if they occurred on the first day of such Test Period. In addition, for purposes of calculating the Total Leverage Ratio for any applicable period ending after Decem-ber 31, 2003, Permitted Acquisitions that have been made by the Borrower or any of its Subsidiaries will be given pro forma effect as if they had occurred on the first day of such period.

                  "Total Revolving Credit Commitment" means, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

                  "Transaction Documents" means the Financing Documents and the Recapitalization Documents.

                  "Transactions" means the Financing Transactions and the Recapitalization Transactions.

                  "Transferee" has the meaning assigned to such term in Section 2.16.

                  "Trigger Date" means the date on which a Compliance Certificate for the first fiscal quarter ending more than six months after the Effective Date shall have been received by the Administrative Agent pursuant to
Section 5.01(b).

                  "Type," when used in respect of any Loan or Borrowing, refers to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate and the Alternate Base Rate.

                  "UCC" means the Uniform Commercial Code as in effect in the applicable state or jurisdiction.

                  "Unrefunded Swingline Loans" has the meaning assigned thereto in Section 2.04(c).

                  "Voting Agreement" means the voting agreement dated as of May 30, 2003 among the stockholders parties thereto and Fox Paine Seminis Holdings, LLC.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the aggregate outstanding principal amount of such Indebtedness on such date into
(b) the sum of the total of the products obtained by multiplying (i) the amount of each scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by
(ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Welfare Plan" means a "welfare plan," as such term is defined in Section 3(1) of ERISA, that is maintained or contributed to by a Loan Party or any Subsidiary or with respect to which a Loan Party or any Subsidiary could reasonably incur liability.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Credit Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Credit Borrowing").

                  SECTION 1.03. Terms Generally. (a) The definitions in Section
1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document means such document as amended, restated, supplemented or otherwise modified from time to time and (ii) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the Effective Date and applied on a basis consistent with the application used in the financial statements referred to in
Section 3.06.

                  (b) If any payment under this Agreement or any other Loan Document shall be due on any day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and in the case of any payment accruing interest, interest thereon shall be paid for the period of such extension.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. Credit Commitments. (a) Subject to the terms and conditions hereof, (i) each Term B Lender severally agrees to make a Term B Loan in Dollars to the Borrower on the Effective Date in a principal amount not exceeding its Term B Commitment and, (ii) each Revolving Lender severally agrees to make Revolving Loans in Dollars to the Borrower from time to time during the Revolving Credit Commitment Period. Amounts repaid in respect of Term B Loans may not be reborrowed. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event may Revolving Loans be borrowed under this
Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (i) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment then in effect or (ii) the Revolving Credit Exposure of any Revolving Lender would exceed such Revolving Lender's Revolving Credit Commitment.

                  (b) The Revolving Loans and Term B Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.02 and 2.03.

                  (c) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  SECTION 2.02. Procedure for Borrowing. (a) The Borrower may borrow under the Revolving Credit Commitments (subject to the limitations in Section 2.01(a)) or the Term B Commitments by giving the Administrative Agent notice substantially in the form of Exhibit B (a "Borrowing

Request"), which notice must be received by the Administrative Agent prior to
(a) 11:00 a.m., New York City time, three Business Days prior to the requested Borrowing Date, in the case of a Eurodollar Borrowing, or (b) 11:00 a.m., New York City time, on the Business Day prior to the requested Borrowing Date, in the case of an ABR Borrowing. The Borrowing Request for each Borrowing shall specify (i) whether the requested Borrowing is to be a Revolving Credit Borrowing or a Term B Borrowing, (ii) the amount to be borrowed, (iii) the requested Borrowing Date (which must be the Effective Date, in the case of a Term B Borrowing), (iv) whether the Borrowing is to be of Eurodollar Loans or ABR Loans, (v) if the Borrowing is to be of Eurodollar Loans, the length of the initial Interest Period therefor, and (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of this Agreement. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (b) Each Borrowing shall be in a minimum aggregate principal amount of (i) in the case of a Term B Borrowing, $5.0 million or an integral multiple of $1.0 million in excess thereof or (ii) in the case of a Revolving Credit Borrowing, $1.0 million or an integral multiple of $1.0 million in excess thereof or, if less, the aggregate amount of the then Available Revolving Credit Commitments.

                  (c) Upon receipt of the Term B Borrowing Request, the Administrative Agent shall promptly notify each Term B Lender of the aggregate amount of the Term B Borrowing and of the amount of such Term B Lender's pro rata portion thereof, which shall be based on their respective Term B Commitments. Each Term B Lender will make the amount of its pro rata portion of the Term B Borrowing available to the Administrative Agent for the account of the Borrower at the New York office of the Administrative Agent specified in
Section 10.01 prior to 10:00 a.m., New York City time, on the Effective Date in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

                  (d) Upon receipt of a Revolving Credit Borrowing Request, the Administrative Agent shall promptly notify each Revolving Lender of the aggregate amount of such Revolving Credit Borrowing and of the amount of such Revolving Lender's pro rata portion thereof, which shall be based on the respective Available Revolving Credit Commitments of all the Revolving Lenders. Each Revolving Lender will make the amount of its pro rata portion of each such Revolving Credit Borrowing available to the Administrative Agent for the account of the Borrower at the New York office of the Administrative Agent specified in
Section 10.01 prior to 12:00 p.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent; provided that if on the Borrowing Date of any Revolving Loans to be made to the Borrower, any Swingline Loans made to the Borrower or LC Disbursements for the account of the Borrower shall be then outstanding, the proceeds of such Revolving Loans shall first be applied to pay in full such Swingline Loans or LC Disbursements, with any remaining proceeds to be made available to the Borrower as provided above; and provided, further, that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  SECTION 2.03. Conversion and Continuation Options for Loans.
(a) The Borrower may elect from time to time to convert (i) Eurodollar Loans to ABR Loans, by giving the Administrative Agent prior notice of such election not later than 11:00 a.m., New York City time, on the Business Day prior to a requested conversion or (ii) ABR Loans to Eurodollar Loans by giving the Administrative Agent prior notice of such election not later than 11:00 a.m., New York City time, three Business Days prior to a requested conversion; provided that if any such conversion of Eurodollar Loans is made other than on the last day of an Interest Period with respect thereto, the Borrower shall pay any amounts due to the Lenders pursuant to Section 2.17 as a result of such conversion. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurodollar Loans or ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing, and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Maturity Date or the Term B Loan Maturity Date, as applicable.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving prior notice to the Administrative Agent, not later than 11:00 a.m., New York City time, three Business Days prior to a requested continuation setting forth the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing, and (ii) after the date that is one month prior to the Revolving Credit Maturity Date or the Term B Loan Maturity Date, as applicable; and provided, further, that if the Borrower shall fail to give any required notice as described above in this Section 2.03 or if such continuation is not permitted pursuant to the preceding proviso, then such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period (in which case the Administrative Agent shall notify the Borrower of such conversion).

                  (c) In connection with any Eurodollar Loans, there shall be no more than five (5) Interest Periods outstanding at any time.

                  (d)      This Section shall not apply to Swingline Loans.

                  SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make swingline loans (individually, a "Swingline Loan" and collectively, the "Swingline Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in accordance with the procedures set forth in this Section 2.04, provided that (i) the aggregate principal amount of all Swingline Loans shall not exceed $5.0 million (the "Swingline Sublimit") at any one time outstanding, (ii) the principal amount of any borrowing of Swingline Loans may not exceed the aggregate amount of the Available Revolving Credit Commitments of all Revolving Lenders immediately prior to such borrowing or result in the Aggregate Revolving Credit Exposure then outstanding exceeding the Total Revolving Credit Commitments then in effect, and (iii) in no event may Swingline Loans be borrowed hereunder if (x) a Default or Event of Default or Event of Termination shall have occurred and be continuing and (y) such Default or Event of Default or Event of Termination shall not have been subsequently cured or waived. Amounts borrowed under this Section 2.04 may be repaid and, up to but excluding the Revolving Credit Maturity Date, reborrowed. All Swingline Loans shall at all times be ABR Loans. The Borrower shall give the Administrative Agent notice of any Swingline Loan requested hereunder (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, on the requested Borrowing Date) specifying (A) the amount to be borrowed, and (B) the requested Borrowing Date. Upon receipt of such notice, the Administrative Agent shall promptly notify the Swingline Lender of the aggregate amount of such borrowing. Not later than 2:00 p.m., New York City time, on the Borrowing Date specified in such notice the Swingline Lender shall make such Swingline

Loan available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent set forth in Section 10.01 in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the amount made available to the Administrative Agent by the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) and in like funds as received by the Administrative Agent. Each Borrowing pursuant to this Section 2.04 shall be in a minimum principal amount of $500,000 or an integral multiple of $100,000 in excess thereof.

                  (b) Notwithstanding the occurrence of any Default or Event of Default or Event of Termination or noncompliance with the conditions precedent set forth in Article IV or the minimum borrowing amounts specified in
Section 2.02, if any Swingline Loan shall remain outstanding at 10:00 a.m., New York City time, on the seventh Business Day following the Borrowing Date thereof and if by such time on such seventh Business Day the Administrative Agent shall have received neither (i) a notice of borrowing delivered by the Borrower pursuant to Section 2.02 requesting that Revolving Loans be made pursuant to
Section 2.01 on the immediately succeeding Business Day in an amount at least equal to the aggregate principal amount of such Swingline Loan, nor (ii) any other notice satisfactory to the Administrative Agent indicating the Borrower's intent to repay such Swingline Loan on the immediately succeeding Business Day with funds obtained from other sources, the Administrative Agent shall be deemed to have received a notice from the Borrower pursuant to Section 2.02 requesting that ABR Revolving Loans be made pursuant to Section 2.01 on such immediately succeeding Business Day in an amount equal to the amount of such Swingline Loan, and the procedures set forth in Section 2.02 shall be followed in making such ABR Revolving Loans; provided that for the purposes of determining each Lender's Pro Rata Percentage with respect to such Borrowing, the Swingline Loan to be repaid with the proceeds of such Borrowing shall be deemed to not be outstanding. The proceeds of such ABR Revolving Loans shall be applied to repay such Swingline Loan.

                  (c) If, for any reason, ABR Revolving Loans may not be, or are not, made pursuant to paragraph (b) of this Section 2.04 to repay any Swingline Loan as required by such paragraph, effective on the date such ABR Revolving Loans would otherwise have been made, each Revolving Lender severally, unconditionally and irrevocably agrees that it shall, without regard to the occurrence of any Default or Event of Default, purchase a participating interest in such Swingline Loan ("Unrefunded Swingline Loan") in an amount equal to the amount of the ABR Revolving Loan which would otherwise have been made pursuant to paragraph (b) of this Section 2.04. Each Revolving Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participations shall be distributed by the Administrative Agent to the Swingline Lender. All payments by the Revolving Lenders in respect of Unrefunded Swingline Loans and participations therein shall be made in accordance with Section 2.13.

                  (d) Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to the foregoing paragraphs if a Default or Event of Default or Event of Termination shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing prior to the time such Swingline Loan was made, that such Default or Event of Default or such Event of Termination has occurred and that such Lender will not acquire participations in Swingline Loans made while such Default or Event of Default or such Event of Termination is continuing.

                  SECTION 2.05. Optional and Mandatory Prepayments of Loans; Repayments of Term B Loans. (a) The Borrower may at any time and from time to time prepay the Loans (subject to compliance with the terms of Section 2.16), in whole or in part, subject to Section 2.05(e), upon irrevoca-ble notice to the Administrative Agent not later than 12:00 noon, New York City time, two Business Days prior to the date of such prepayment, specifying (i) the date and amount of prepayment, and (ii) the Class of Loans to be prepaid and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof (including in the case of Eurodollar Loans, the Borrowing to which such prepayment is to be applied and, if of a combination thereof, the amount allocable to each). Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans (other than Swingline Loans) shall be in an aggregate principal amount of $5.0 million or a whole multiple of $1.0 million in excess thereof (or, if less, the remaining outstanding principal amount thereof). Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof).

                  (b) In the event and on such occasion that the Aggregate Revolving Credit Exposure exceeds the Total Revolving Credit Commitment, the Borrower shall prepay Revolving Credit Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in the account established with the Administrative Agent pursuant to Section 2.06(j)) in an aggregate amount equal to such excess.

                  (c) (i) If the Parent Guarantor shall issue any Equity Interests or Equity Rights (it being understood that the issuance of debt securities convertible into, or exchangeable or exercisable for, any Equity Interest or Equity Right shall be governed by Section 2.05(c)(ii) below) (other than any Excluded Equity Issuance) (each, an "Equity Issuance"), 50% of the Net Proceeds thereof shall be applied promptly after receipt thereof toward the prepayment of the Term B Loans in accordance with Section 2.05(e) below.

                  (ii) If the Parent Guarantor or any of its Subsidiaries shall incur or permit the incurrence of any Indebtedness (including pursuant to debt securities which are convertible into, or exchangeable or exercisable for, any Equity Interest or Equity Rights) (other than Excluded Debt Issuances) (each, a "Debt Incurrence"), 100% of the Net Proceeds thereof shall be applied promptly after receipt thereof toward the prepayment of the Term B Loans in accordance with Section 2.05(e) below.

                  (iii) If the Parent Guarantor or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale, 100% of such Net Proceeds shall be applied promptly after receipt thereof toward the prepayment of the Term B Loans in accordance with Section 2.05(e) below; provided that, if the Asset Sale consists of a sale or disposition of Property of the South Korean Subsidiary, Net Proceeds need only be applied by the end of the South Korean Subsidiary's fiscal year ending immediately following such receipt of Net Proceeds, provided, further, that (x) the Net Proceeds from Asset Sales permitted by Section 6.05(vi), (vii), (x) or (xi) shall not be required to be applied as provided herein on such date if and to the extent that (1) no Default or Event of Default then exists or would arise therefrom and (2) the Borrower delivers an officers' certificate to the Administrative Agent on or prior to the date of such Asset Sale stating that such Net Proceeds are expected to be reinvested (directly or indirectly) in fixed or capital assets of the Borrower or any Subsidiary (including by way of Capital Expenditures, the making of any Investment or the acquisition of any business or business line) in each case within 180 days (or 360 days in the case of Asset Sales set forth in Schedule 6.05) following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), (y) all such Net Proceeds shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement, and (z) if all or any portion of such Net Proceeds not so applied as provided herein is not so used within such 180-day (or 360-day) period, such remaining portion shall be applied on the last day of such period as specified in this subsection (c)(iii); provided, further, if the Property subject to such Asset Sale constituted Collateral under the Security Documents, then any capital assets purchased with the Net

Proceeds thereof pursuant to this subsection shall be mortgaged or pledged, as the case may be, to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.11.

                  (iv) If the Parent Guarantor or any of its Subsidiaries shall receive proceeds from insurance or condemnation recoveries in respect of any Destruction or any proceeds or awards in respect of any Taking, 100% of the Net Proceeds thereof shall be applied promptly after receipt thereof toward the prepayment of the Term B Loans in accordance with Section 2.05(e) below; provided that, if the Taking or Destruction is of Property of the South Korean Subsidiary, Net Proceeds need only be applied by the end of the South Korean Subsidiary's fiscal year ending immediately following such receipt of Net Proceeds, provided, further, that (x) so long as no Default or Event of Default then exists or would arise therefrom, such Net Proceeds shall not be required to be so applied to the extent that the Borrower has delivered an officers' certificate to the Administrative Agent promptly following the receipt of such Net Proceeds stating that such proceeds are expected to be used to (1) repair, replace or restore any Property in respect of which such Net Proceeds were paid,
(2) repay Indebtedness of the Non-U.S. Subsidiary having such Destruction or Taking or (3) fund the substitution of other Property used or usable in the business of the Borrower or the Subsidiaries, in each case within 180 days following the date of the receipt of such Net Proceeds, (y) all such Net Proceeds shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement, and (z) if all or any portion of such Net Proceeds not required to be applied to the prepayment of Term B Loans pursuant to the preceding proviso is not so used within 180 days after the date of the receipt of such Net Proceeds, such remaining portion shall be applied on the last day of such period as specified in this subsection
(c)(iv); provided, further, if the Property subject to such Destruction or Taking constituted Collateral under the Security Documents, then any replacement or substitution Property purchased with the Net Proceeds thereof pursuant to this subsection shall be mortgaged or pledged, as the case may be, to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.11.

                  (v) If, for any Fiscal Year of the Borrower commencing with its Fiscal Year ending on September 30, 2004, there shall be Excess Cash Flow for such Fiscal Year, the Excess Cash Flow Percentage of such Excess Cash Flow shall be applied, not later than the earlier of (x) 100 days after the end of such Fiscal Year, or (y) 10 days after the date upon which the Parent Guarantor is required by the SEC to file its annual report on Form 10-K, toward prepayment of the Term B Loans in accordance with Section 2.05(e) below.

                  (d) The Term B Loans shall be repaid in consecutive quarterly installments on the dates set forth below (each such day, an "Installment Payment Date"), commencing on December 31, 2003, in an aggregate amount equal to the amount specified below for each such Installment Payment Date.

Installment Payment Date    Installment Amount
------------------------    ------------------
December 31, 2003             $      475,000
March 31, 2004                $      475,000
June 30, 2004                 $      475,000
September 30, 2004            $      475,000
December 31, 2004             $      475,000
March 31, 2005                $      475,000
June 30, 2005                 $      475,000
September 30, 2005            $      475,000
December 31, 2005             $      475,000
March 31, 2006                $      475,000

Installment Payment Date    Installment Amount
------------------------    ------------------
June 30, 2006                 $      475,000
September 30, 2006            $      475,000
December 31, 2006             $      475,000
March 31, 2007                $      475,000
June 30, 2007                 $      475,000
September 30, 2007            $      475,000
December 31, 2007             $      475,000
March 31, 2008                $      475,000
June 30, 2008                 $      475,000
September 30, 2008            $      475,000
December 31, 2008             $      475,000
March 31, 2009                $      475,000
June 30, 2009                 $      475,000
Term B Loan Maturity Date     $  179,075,000

                  (e) Prepayments of Term B Loans pursuant to Section 2.05(a) shall be applied as elected by the Borrower and prepayment of Term B Loans pursuant to Section 2.05(c) shall be applied pro rata to remaining installments of principal of such Term B Loans. Except as otherwise may be directed by the Borrower, any prepayment of Loans pursuant to this Section 2.05 shall be applied, first, to any ABR Loans then outstanding and the balance of such prepayment, if any, to the Eurodollar Loans then outstanding.

                  (f) If on any day on which Loans would otherwise be required to be prepaid pursuant to this Section 2.05, but for the operation of this Section 2.05(f) (each a "Prepayment Date"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of ABR Loans which are of the Type required to be prepaid, and no Default or Event of Default exists or is continuing, then on such Prepayment Date, (i) the Borrower shall deposit funds into the Collateral Account in an amount equal to such excess, and only the outstanding ABR Loans which are of the Type required to be prepaid shall be required to be prepaid on such Prepayment Date, and (ii) on the last day of each Interest Period after such Prepayment Date in effect with respect to a Eurodollar Loan which is of the Type required to be prepaid, the Administrative Agent is irrevocably authorized and directed to apply funds from the Collateral Account (and liquidate investments held in the Collateral Account as necessary) to prepay such Eurodollar Loans for which the Interest Period is then ending to the extent funds are available in the Collateral Account.

                  SECTION 2.06. Letters of Credit.

                  (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Credit Commitment Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing
Bank) to the Issuing Bank and the Adminis-trative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $10.0 million and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment. With respect to any Letter of Credit which contains any "evergreen" automatic renewal provision, the Issuing Bank shall be deemed to have consented to any such extension or renewal provided that all of the requirements of this
Section 2.06 are met and no Default or Event of Default exists.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender's Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 12:00 noon, New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 12:00 noon, New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender's Commitment Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.02 with respect to Loans made by such Revolving Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.06 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.

The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.06, then Section 2.08(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.07 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Requisite Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in the Collateral Account an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (a) of Section 7.01 or any Event of Default described in clause (i) of Section 7.01. Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement and the Borrower hereby grants the Collateral Agent a security interest in respect of each such deposit and the Collateral Account in which such deposits are held. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys deposited in the Collateral Account pursuant to this Section 2.06(j) shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the

LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Defaults or Events of Default have been cured or waived.

                  (k) Rollover Letters of Credit. On and after the Effective Date, without any further action by any Person, (i) each of the Existing Letters of Credit shall be deemed for all purposes of this Agreement to be a Letter of Credit under this Agreement and (ii) any payments made in respect of an Existing Letter of Credit by the issuer thereof shall be deemed an LC Disbursement under this Agreement.

                  SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the relevant Lenders (i) in respect of Revolving Credit Borrowings, on the Revolving Credit Maturity Date (or such earlier date as, and to the extent that, such Revolving Loan becomes due and payable pursuant to
Section 2.05 or Article VII), the unpaid principal amount of each Revolving Loan and each Swingline Loan made to it by each such Lender and (ii) in respect of Term B Borrowings, on the Term B Loan Maturity Date (or such earlier date as, and to the extent that, such Term B Loan becomes due and payable pursuant to
Section 2.05 or Article VII), the unpaid principal amount of each Term B Loan held by each such Term B Lender. The Borrower hereby further agrees to pay interest in immediately available funds at the applicable office of the Administrative Agent (as specified in Section 2.13(a)) on the unpaid principal amount of the Revolving Loans, Swingline Loans and Term B Loans made to it from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.08. All payments required hereunder shall be made in Dollars.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to Section 10.04, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each such Loan, the Class and Type of each such Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of each such Loan and each Lender's share thereof.

                  (d) The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.07 and the Notes maintained pursuant to paragraph (e) of this Section 2.07 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Loans of each Class made by each Lender to the Borrower shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced by a single Note duly executed on behalf of the Borrower, in substantially the form attached hereto as Exhibit G-1 or -2, as applicable, with the blanks appropriately filled, payable to the order of such Lender.

                  SECTION 2.08. Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) for each day during each Interest Period with respect thereto at a rate per annum equal to (A) the LIBO Rate determined for such Interest Period, plus (B) the Applicable Rate.

                  (b) Each ABR Loan (including each Swingline Loan) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, or over a year of 360 days when the Alternate Base Rate is determined by reference to clause (c) of the definition of "Alternate Base Rate") at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

                  (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any Commitment Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity thereof or by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum (the "Default Rate") which is (x) in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.08 plus 2.00% per annum or (y) in the case of any overdue interest, Commitment Fee or other Obligation, the rate described in
Section 2.08(b) applicable to an ABR Revolving Loan plus 2.00% per annum, in each case from the date of such nonpayment to (but excluding) the date on which such amount is paid in full (after as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date and on the Term B Loan Maturity Date and Revolving Credit Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest in respect of each Loan shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  SECTION 2.09. Computation of Interest. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

                  SECTION 2.10. Fees. (a) The Borrower agrees to pay a commitment fee (a "Commitment Fee") to each Revolving Lender, for which payment will be made in arrears through the Administrative Agent on the last day of March, June, September and December beginning after the Effective Date, and on the Commitment Fee Termination Date (as defined below). The Commitment Fee due to each Revolving Lender shall commence to accrue for a period commencing on the Effective Date and shall cease to accrue on the date (the "Commitment Fee Termination Date") that is the later of (i) the date on which the Revolving Credit Commitment of such Revolving Lender shall be terminated as provided herein and (ii) the first date after the end of the Revolving Credit Commitment Period. The Commitment Fee accrued to each Revolving Lender shall equal the Commitment Fee Percentage multiplied by such Lender's Commitment Fee Average Daily Amount (as defined below) for the applicable quarter (or shorter period commencing on the Effective Date and ending with such Lender's Commitment Fee Termination Date). A Revolving Lender's "Commitment Fee Average Daily Amount" with respect to a calculation period shall equal the average daily amount during such period calculated using the daily amount of such Revolving Lender's Revolving Credit Commitment less such Revolving Lender's Revolving

Credit Exposure (excluding, in the case of all Lenders other than the Swingline Lender, clause (c) of the definition thereof for purposes of determining the Commitment Fee Average Daily Amount only) for any applicable days during such Revolving Lender's Revolving Credit Commitment Period. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Rate for Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender's Revolving Credit Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees (collectively, "LC Fees") accrued through and including the last day of March, June, September and December of each calendar year during the Revolving Credit Commitment Period shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand therefor. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent the administrative fee set forth in the Fee Letter (the "Agent Fees").

                  (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution. Once paid, none of the Fees shall be refundable.

                  SECTION 2.11. Termination, Reduction or Adjustment of Commitments. Unless previously terminated, (i) the Term B Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

                  (b) The Borrower shall have the right, upon one Business Day's notice to the Administrative Agent, to terminate or, from time to time, reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any repayments of the Loans made on the effective date thereof, the Aggregate Revolving Credit Exposure then outstanding would exceed the Total Revolving Credit Commitment then in effect.

                  (c) If any prepayment of Term B Borrowings would otherwise be required pursuant to Section 2.05 but cannot be made because there are no Term B Borrowings outstanding, or because the amount of the required prepayment exceeds the outstanding amount of Term B Borrowings, then, on the date that such prepayment is required, the Revolving Credit Commitments shall be permanently reduced by an aggregate amount equal to the amount of the required prepayment, or the excess of such amount over the outstanding amount of Term B Borrowings, as the case may be.

                  (d) The Borrower shall pay to the Administrative Agent for the account of the applicable Revolving Lenders, on each date of termination or reduction of the Revolving Credit Commitments, the Commitment Fee on the amount of the Revolving Credit Commitments so terminated or reduced accrued to the date of such termination or reduction.

                  (e) Each reduction in the Revolving Credit Commitments shall reduce the Swingline Commitment by an equal percentage.

                  SECTION 2.12. Inability to Determine Interest Rate; Unavailability of Deposits; Inadequacy of Interest Rate. If prior to 11:00 a.m., London time, two Business Days before the first day of any Interest Period, including an initial Interest Period, for a requested Eurodollar Borrowing:

                  (i) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market generally, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Eurodollar Borrowing for such Interest Period, or

                  (ii) the Administrative Agent shall have received notice from a majority in interest of the Lenders of the applicable Class that the LIBO Rate determined or to be determined for such Interest Period for such Eurodollar Borrowing will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders by 12:00 noon, New York City time, on the same day. The Administrative Agent shall give telecopy or telephonic notice to the Borrower and the Lenders as soon as practicable after the circumstances giving rise to such notice no longer exist, and until such notice has been given, any affected Eurodollar Loans shall not be (x) converted or continued pursuant to
Section 2.03 or (y) made pursuant to a Borrowing Request, and shall be continued or made as an ABR Loans, as the case may be.

                  SECTION 2.13. Pro Rata Treatment and Payments. (a) Each reduction of the Revolving Credit Commitments of the Revolving Lenders shall be made pro rata according to the amounts of such Revolving Lenders' Commitment Percentages. Each payment (including each prepayment) by the Borrower on account of principal of and interest on Loans which are ABR Loans shall be made pro rata according to the respective outstanding principal amounts of such ABR Loans then held by the Lenders of the applicable Class. Each payment (including each prepayment) by the Borrower on account of principal of and interest on Loans which are Eurodollar Loans designated by the Borrower to be applied to a particular Eurodollar Borrowing shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders of the applicable Class. Each payment (including each prepayment) by the Borrower on account of principal of and interest on Swingline Loans shall be made pro rata according to the respective outstanding principal amounts of the Swingline Loans or participating interests therein, as the case may be, then held by the relevant Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 10:00 a.m., New York time, on the due date thereof to the Administrative Agent, for the account of the Lenders of the applicable Class, at the Administrative Agent's New York office specified in Section 10.01 in the currency in which the applicable obligation is denominated and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled thereto in the same currency as received and promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Subject to Section 2.12, unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.13(b) shall be conclusive in the absence of manifest error. If such Lender's share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Revolving Loans hereunder, on demand, from the Borrower, but without prejudice to any right or claim that the Borrower may have against such Lender.

                  (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  SECTION 2.14. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law, or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be suspended until such time as the making or maintaining of Eurodollar Loans shall no longer be unlawful, and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.

                  SECTION 2.15. Requirements of Law. (a) If at any time any Lender or the Issuing Bank determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order or the compliance by such Lender or the Issuing Bank with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall have the effect of increasing the cost to such Lender or the Issuing Bank for agreeing to make or making, funding or maintaining any Eurodollar Loans or participating in, issuing or maintaining any Letter of Credit, then the Borrower shall from time to time, within five days of de-mand therefor by such Lender or the Issuing Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or the Issuing Bank additional amounts sufficient to compensate such Lender or the Issuing Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender or the Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error. Such Lender or the Issuing Bank, as applicable, shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender or the Issuing Bank, as applicable, for such increased cost or reduced amount. Such additional amounts shall be payable directly to such Lender or the Issuing Bank, as applicable, within five days of the Borrower's receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

                  (b) If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority after the date hereof affects or would affect the amount of capital required or expected to be maintained by any Lender or the Issuing Bank (or a holding company controlling such Lender or the Issuing Bank) and such Lender or the Issuing Bank determines (in its sole and absolute discretion) that the rate of return on its capital (or the capital of its holding company, as the case may be) as a consequence of its Revolving Credit Commitment or the Loans made by it or its participations in Swingline Loans or any issuance, participation or maintenance of Letters of Credit is reduced to a level below that which such Lender or the Issuing Bank (or its holding company) could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or the Issuing Bank to the Borrower, the Borrower shall immediately pay directly to such Lender or the Issuing Bank, as the case may be, additional amounts sufficient to compensate such Lender or the Issuing Bank (or its holding company) for such reduction in rate of return. A statement of such Lender or the Issuing Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender or the Issuing Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

                  (c) In the event that the Issuing Bank or any Lender determines that any event or circumstance that will lead to a claim under this
Section 2.15 has occurred or will occur, the Issuing Bank or such Lender will use its best efforts to so notify the Borrower; provided that any failure to provide such notice shall in no way impair the rights of the Issuing Bank or such Lender to demand and receive compensation under this Section 2.15, but without prejudice to any claims of the Borrower for compensation for actual damages sustained as a result of any failure to observe this undertaking.

                  (d) The above provisions of this Section 2.15 shall not apply in respect of any present or future taxes, fees, duties or other charges of any nature whatsoever imposed by any taxing authority that are imposed on or measured by the Issuing Bank's or Lender's net income or overall gross income.

                  SECTION 2.16. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on the Administrative Agent, the Issuing Bank or any Lender (or any assignee of such Lender or the Issuing Bank, as the case may be, or a Participant or a change in designation of the lending office of a Lender or the Issuing Bank, as the case may be (a "Transferee")), but excluding taxes imposed on or measured by the recipient's net income or the recipient's overall gross income (such non-excluded items being called "Taxes") unless required by applicable law, rule or regulation. In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Administrative Agent an official receipt or other documentation reasonably satisfactory to the Administrative Agent evidencing such payment to such authority; and

                  (c) pay to the Administrative Agent for the account of the Lenders or the Issuing Bank, as the case may be, such additional amount or amounts as are necessary to ensure that the net amount actually received by each Lender or the Issuing Bank, as the case may be, will equal the full amount such Lender or the Issuing Bank, as the case may be, would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent, the Issuing Bank or any Lender or Transferee with respect to any payment received by the Administrative Agent, the Issuing Bank or such Lender or Transferee hereunder, the Administrative Agent, the Issuing Bank or such Lender or Transferee may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

                  If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the Issuing Bank, the respective Lenders or Transferees, the required receipts or other required documentary evidence, the Borrower shall indemnify the Issuing Bank, Lenders and Transferees for any incremental Taxes, interest, penalties or other costs (including reasonable attorneys' fees and expenses) that may become payable by the Issuing Bank, any Lender or Transferee as a result of any such failure. For purposes of this Section 2.16, a distribution hereunder by the Administrative Agent to or for the account of the Issuing Bank, any Lender or Transferee shall be deemed a payment by the Borrower.

                  Each Lender or Transferee that is organized under the laws of a jurisdiction other than the United States of America or any state or political subdivision thereof shall, on or prior to the Effective Date (in the case of each Lender that is a party hereto on the Effective Date) or on or prior to the date of any assignment, participation or change in the designated lending office hereunder (in the case of a Transferee) and thereafter as reasonably requested from time to time by the Borrower or the Administrative Agent, execute and deliver, if legally able to do so, to the Borrower and the Administrative Agent one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8BEN or W-8ECI or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable and determined by the Borrower to be reasonably satisfactory to establish the extent, if any, to which a payment to such Lender or Transferee is exempt from or entitled to a reduced rate of withholding or deduction of Taxes.

                  With respect to obligations under this Agreement other than those specified in the immediately following paragraph, the Borrower shall not be required to indemnify or to pay any additional amounts to the Issuing Bank, any Lender or Transferee with respect to any Taxes pursuant to this Section 2.16 to the extent that (i) such Tax results from any obligation to withhold, deduct or pay amounts with respect to such Tax that existed on the date the Issuing Bank, such Lender or Transferee became a party to this Agreement or otherwise becomes a Transferee but, in the case of a Transferee, only to the extent the rate of such Tax exceeds the rate of Tax in respect of which the Borrower would have been required to pay an additional amount or otherwise indemnify the Lender from whom the Transferee acquired its interest immediately prior to such transfer (and, in such case, the Borrower may deduct and withhold such Tax from payments to the Issuing Bank, such Lender or Transferee), or (ii) such Tax results from a failure by the Lender or Transferee to comply in full with the provisions of the immediately preceding paragraph (and, in such case, the Borrower may deduct and withhold all Taxes required by law as a result of such noncompliance from payments to the Issuing Bank, such Lender or Transferee).

                  Notwithstanding anything to the contrary in this Section 2.16, if the Internal Revenue Service determines that a Lender (or Transferee) is a conduit entity participating in a conduit financing arrangement as defined in
Section 7701(l) of the Code and the regulations thereunder and the Borrower was not a participant to such arrangement (other than as the Borrower under this Agreement) (a "Conduit Financing Arrangement"), then (i) the Borrower shall have no obligation to pay additional amounts or indemnify the Lender or Transferee for any Taxes with respect to any payments hereunder to the extent the amount of such Taxes exceeds the amount that would have otherwise been withheld or deducted had the Internal Revenue Service not made such a determination and (ii) such Lender or Transferee shall indemnify the Borrower in full for any and all taxes for which the Borrower is held directly liable under Section 1461 of the Code by virtue of such Conduit Financing Arrangement; provided that the Borrower
(i) promptly forwards to the indemnitor an official receipt or other documentation satisfactorily evidencing such payment, (ii) shall contest such tax upon the reasonable request of the indemnitor and at such indemnitor's cost and (iii) shall pay to such indemnitor within 30 days any refund of such taxes (including interest thereon). Each Lender or Transferee represents that it is not participating in a Conduit Financing Arrangement.

                  In the event that the Issuing Bank or any Lender or Transferee determines that any event or circumstance that will lead to a claim by it under this Section 2.16 has occurred or will occur, the Issuing Bank or such Lender or Transferee will use its best efforts to so notify the Borrower; provided that any failure to provide such notice shall in no way impair the rights of the Issuing Bank or any Lender or Transferee to demand and receive compensation under this Section 2.16, but without prejudice to any claims of the Borrower for failure to observe this undertaking.

                  If the Administrative Agent, the Issuing Bank, any Lender or any Transferee determines in its reasonable discretion that it has received a permanent refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such permanent refund to the Borrower (to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to Taxes giving rise to such permanent refund), net of all out-of-pocket expenses of such Person and without interest (other than any interest paid by the relevant taxing authority with respect to such permanent refund). This Section 2.16 shall not be construed to require the Administrative Agent, the Issuing Bank, any Lender or any Transferee to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  SECTION 2.17. Indemnity. In the event any Lender shall incur any loss or expense (including any loss (other than lost profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Loan) as a result of any conversion of a Eurodollar Loan to an ABR Loan or repayment or prepayment of the principal amount of any Eurodollar Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2.03, 2.05, 2.07, 2.14, 2.15 or 2.20 or otherwise, or any failure to borrow or convert any Eurodollar Loan after notice thereof shall have been given hereunder, whether by reason of any failure to satisfy a condition to such Borrowing or otherwise, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

                  SECTION 2.18. Change of Lending Office. Each Lender (or Transferee) agrees that, upon the occurrence of any event giving rise to the operation of Section 2.14, 2.15 or 2.16 with respect to such Lender (or Transferee), it will, if requested by the Borrower, use commercially reasonable efforts (subject to overall policy considerations of such Lender (or Transferee)) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its respective lending offices to suffer no material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 2.18 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender (or Transferee) pursuant to Sections 2.14,
2.15 and 2.16.

                  SECTION 2.19. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans or participations in LC Disbursements which at the time shall be due and payable as a result of which the unpaid principal portion of its Loans and participations in LC Disbursements which at the time shall be due and payable shall be proportionately less than the unpaid principal portion of such Loans and participations in LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans and participations in LC Disbursements of such other Lender, so that the aggregate unpaid principal amount of such Loans and participations in LC Disbursements held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans and participations in LC Disbursements as prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or an LC Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender were a direct creditor directly to the Borrower in the amount of such participation.

                  SECTION 2.20. Assignment of Commitments Under Certain Circumstances. In the event that (a) any Lender shall have delivered a notice or certificate pursuant to Section 2.14 or 2.15, or the Borrower shall be required to make additional payments to any Lender under Section 2.16 (each, an "Increased Cost Lender") or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof described in Section 10.08(e), the consent of all Lenders required hereunder would have been obtained but for such Lender's failure to consent (such Lender, a "Non-Consenting Lender"); then, with respect to each such Non-Consenting Lender and Increased Cost Lender (the "Terminated Lender"), the Borrower shall have the right, but not the obligation, at its own expense, upon notice to such Terminated Lender and the Administrative Agent, to replace such Terminated Lender with an assignee (in accordance with and subject to the restrictions contained in Section 10.04) approved by the Administrative Agent, the Issuing Bank and the Swingline Lender (which approval shall not be unreasonably withheld), and such Terminated Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.04) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that no Terminated Lender shall be obligated to make any such assignment unless (i) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority and (ii) such assignee or the Borrower shall pay to the affected Terminated Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Terminated Lender and participations in LC Disbursements and Swingline Loans held by such Terminated Lender and all commitment fees and other fees owed to such Terminated Lender hereunder and all other amounts accrued for such Terminated Lender's account or owed to it hereunder (including, without limitation, any Commitment Fees).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to extend credit hereunder and under the other Loan Documents on the Effective Date, the Loan Parties, jointly and severally, make the representations and warranties set forth in this Article III (after giving effect to the Transactions) and upon the occurrence of each Credit Event thereafter:

                  SECTION 3.01. Organization, etc. Each Loan Party (a) is a corporation or other form of legal entity, and each of its Subsidiaries is a corporation, partnership or other form of legal entity, validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, except where the failure to be so organized, existing or in good standing will not, individually or in the aggregate, have a Material Adverse Effect, (b) has all requisite corporate or other power and authority to carry on its business as now conducted, (c) is duly qualified to do business and is in good standing as a foreign corporation or foreign partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), as the case may be, in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify will not, individually or in the aggregate, have a Material Adverse Effect, and (d) has full power and authority and holds all requisite material governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement and each other Loan Document to which it is a party and, except where the failure to have such power or authority or to hold such licenses, permits or approvals will not, individually or in the aggregate, have a Material Adverse Effect, to own or hold under lease its Property and to conduct its business substantially as currently conducted by it.

                  SECTION 3.02. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which it is a party, the borrowing of the Loans, the use of the proceeds thereof and the issuance of the Letters of Credit hereunder are within each Loan Party's corporate, partnership or comparable powers, as the case may be, have been duly authorized by all necessary corporate, partnership or comparable and, if required, stockholder action, as the case may be, and do not

                  (a) contravene the Organic Documents of any Loan Party or any of its respective Subsidiaries;

                  (b) contravene any law, statute, rule or regulation binding on or affecting any Loan Party or any of its respective Subsidiaries;

                  (c) violate or result in a default or event of default or an acceleration of any rights or benefits under any indenture, agreement or other instrument binding upon any Loan Party or any of its respective Subsidiaries; or

                  (d) result in, or require the creation or imposition of, any Lien on any assets of any Loan Party or any of its respective Subsidiaries except Liens created under the Loan Documents which, in the case of the foregoing clauses (b), (c) or (d), individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.03. Government Approval, Regulation, etc. No consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Loan Party of this Agreement or any other Loan Document, the borrowing of the Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, nor for the consummation of the Recapitalization Transactions, except such as have been obtained or made and are in full force and effect, except filings necessary to perfect Liens under the Security Documents. No Loan Party or any of its respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 3.04. Validity, etc. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party will, on the due execution and delivery thereof and assuming the due execution and delivery of this Agreement by each of the other parties hereto, constitute, the legal, valid and binding obligation of such Loan Party enforceable in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

                  SECTION 3.05. Representations and Warranties in the Merger Agreement. Except as otherwise disclosed in writing to the Administrative Agent prior to the Effective Date, each of the representations and warranties set forth in Articles IV and V of the Merger Agreement is true and correct in all material respects as of the Effective Date (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

                  SECTION 3.06. Financial Information. (a) The consolidated balance sheets of Parent Guarantor and its Subsidiaries as of September 30, 2001 and 2002, reported on by PricewaterhouseCoopers LLP, independent public accountants, and as of July 30, 2003, certified by Parent Guarantor's chief financial officer, and the related consolidated statements of earnings and cash flow of Parent Guarantor and its Subsidiaries for the three years ended September 30, 2002, copies of which have been furnished to the Administrative Agent and each Lender and (b) the financial statements delivered to the Lenders pursuant to Section 4.01(h) have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of Parent Guarantor and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended.

                  (b) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, as of the Effective Date none of Parent Guarantor or its Subsidiaries has any material Indebtedness, contingent liabilities, long-term commitments or unrealized losses.

                  SECTION 3.07. No Material Adverse Effect. Since September 30, 2002, no event or circumstance has occurred which, individually or in the aggregate, has had, or could reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.08. Litigation. Except as described in Schedule 3.08, there is no pending or, to the knowledge of the Loan Parties, threatened litigation, action or proceeding (including, without limitation, any existing or new litigation relating to the Recapitalization Transactions) affecting Parent Guarantor or any of its Subsidiaries, or any of their respective operations, properties, businesses, assets or prospects, or the ability of the parties to consummate the transactions contemplated hereby, as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, individually or in the aggregate, in the case of Parent Guarantor and its Subsidiaries, would have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby.

                  SECTION 3.09. Compliance with Laws and Agreements. None of the Loan Parties has violated, is in violation of or has been given written notice of any violation of any laws (other than Environmental Laws, which are the subject of Section 3.15), regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except for any violations which, individually or in the aggregate, do not have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  SECTION 3.10. Subsidiaries. Schedule 3.10 sets forth the name of, and the direct or indirect ownership interest of the Parent Guarantor and the Borrower in, each Subsidiary or other investment of the Parent Guarantor or the Borrower and identifies each Subsidiary that is a Loan Party or Inactive Subsidiary or a Joint Venture Entity, in each case as of the Effective Date.

                  SECTION 3.11. Ownership of Real Properties. (a) Each of the Borrower and its Subsidiaries has good and valid title to (or other similar title in jurisdictions outside the United States of America), or valid leasehold interests in, or easements or other limited property interests in, or is licensed to use, all its Real Property, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All such Real Property is free and clear of Liens, other than Permitted Liens.

                  (b) As of the Effective Date, Schedule 3.11(b) contains and will contain a true and complete list of each parcel of Real Property (i) with a book value in excess of $1.0 million owned by any Loan Party as of the date hereof and describes the type of interest therein held by such Loan Party and (ii) leased, subleased or otherwise occupied or utilized by any Loan Party, as lessee, as of the date hereof and describes the type of interest therein held by such Loan Party and whether such lease, sublease or other instrument requires the consent of the landlord thereunder or other parties thereto to the Recapitalization Transactions.

                  (c) Each of the Borrower and its Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                  (d) As of the Effective Date, no Loan Party or any of its respective Subsidiaries has received any written notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Effective Date.

                  (e) Neither the Borrower nor any of its Subsidiaries is obligated on the Effective Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

                  SECTION 3.12. Ownership of Personal Property. (a) Each of the Borrower and its Subsidiaries has good and valid title to (or other similar title in jurisdictions outside the United States of America) or other personal property interests in, or is licensed to use, all its material personal properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such personal property and assets for their intended purposes and except where the failure to have such title, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All such material personal property and assets are free and clear of Liens, other than Permitted Liens.

                  (b) Each of the Borrower and its Subsidiaries owns, possesses, is licensed or otherwise has the right to use, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto (collectively, "Intellectual Property") necessary for the present conduct of its business, without any known conflict with the rights of others, except where such conflicts could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.13. Taxes. Each of the Borrower and its Subsidiaries has timely filed all federal, foreign and all other material income tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and except where the failure to file any such returns or reports or to pay any such taxes or charges will not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.14. Pension and Welfare Plans. No ERISA Event has occurred or is reasonably expected to occur which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries and their ERISA Affiliates are in compliance in all respects with the presently applicable provisions of ERISA and the Code with respect to each Plan except for failures to so comply which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No condition exists or event or transaction has occurred with respect to any Plan which reasonably might result in the incurrence by the Borrower or any of its Subsidiaries or any ERISA Affiliate of any liability, fine or penalty which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Borrower, its Subsidiaries and ERISA Affiliates do not participate in or contribute to any Multiemployer Plans.

                  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, and (b) neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.

                  SECTION 3.15. Environmental Warranties. (a) Except as set forth on Schedule 3.15(a), all facilities and Real Property owned, leased or operated by the Borrower or any of its Subsidiaries, and all operations conducted thereat, are and have been in compliance with all Environmental Laws, except for such noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 3.15(b), there are no pending or, to any Loan Party's knowledge, threatened:

                  (i) Environmental Claims received by the Borrower or any of its Subsidiaries, or

                  (ii) written claims, complaints, notices or inquiries received by the Borrower or any of its Subsidiaries regarding Environmental Liability,

in each case which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (c) Except as set forth on Schedule 3.15(c), there have been no Releases or threatened Releases of Hazardous Material at, on, under or from any Real Property now or, to any Loan Party's knowledge, any real property previously owned, leased, operated or used by the Borrower or any of its Subsidiaries which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

                  (d) The Borrower and its Subsidiaries have been issued and are in compliance with all Environmental Permits necessary for their operations, facilities and businesses and each is in full force and effect, except for such Environmental Permits which, if not so obtained or as to which the Borrower and its Subsidiaries are not in compliance, or are not in effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (e) No Real Property now or, to any Loan Party's knowledge, real property previously owned, leased or operated by the Borrower or any of its Subsidiaries is listed or formally proposed (with respect to owned Real Property only) for listing on the National Properties List promulgated pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring Remedial Action.

                  (f) There are no underground storage tanks or related piping, active or abandoned, including petroleum storage tanks, surface impoundments or disposal areas, on or under any Real Property now or, to any Loan Party's knowledge, real property previously owned or leased by the Borrower or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (g) Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed or formally proposed for listing on the National Priorities List promulgated pursuant to CERCLA or listed on the CERCLIS or on any similar state list of sites requiring Remedial Action, or to any location which is the subject of federal, state or local enforcement action or other investigation, which listing or proposed listing, action or investigation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (h) No Liens have been recorded pursuant to any Environmental Law with respect to any Real Property located in the United States or, to the knowledge of any Loan Party, any other Real Property or other assets, currently owned or leased by the Borrower or any of its Subsidiaries.

                  (i) Neither the Borrower nor any of its Subsidiaries is currently conducting or financing any Remedial Action pursuant to any Environmental Law, nor has any of the Loan Parties or any of their respective Subsidiaries assumed by contract, agreement or operation of law any obligation under Environmental Law, the cost of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (j) There are no polychlorinated biphenyls or friable asbestos present at any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.16. Regulations U and X. The Loans, the use of the proceeds thereof, this Agreement and the transactions contemplated hereby will not result in a violation of or be inconsistent with any provision of Regulation U or Regulation X.

                  SECTION 3.17. Disclosure; Accuracy of Information; Pro Forma Balance Sheets and Projected Financial Statements. (a) The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their Subsidiaries is subject that, in each case, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither this Agreement nor any other document, certificate or statement furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection herewith (including, without limitation, the Information Memorandum) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein not misleading, in light of the circumstances under which they were made; provided that to the extent this or any such document, certificate or statement (including without limitation the Information Memorandum) was based upon or constitutes a forecast or projection, the Loan Parties represent only that they acted in good faith and utilized reasonable assumptions and due care in the preparation of such document, certificate or statement (it being recognized by the Administrative Agent and the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the projections probably will differ from the projected results and that the difference may be material).

                  (b) Not less than one week prior to the Effective Date, the Borrower shall have furnished to the Lenders the pro forma condensed consolidated balance sheet as of June 27, 2003, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) was prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum, (ii) accurately reflects all material adjustments necessary to give effect to the Transactions and (iii) presents fairly the pro forma financial position of the Borrower and its consolidated Subsidiaries as of June 27, 2003, as if the Transactions had occurred on such date.

                  (c) Not less than one week prior to the Effective Date, the Borrower shall have furnished to the Lenders pro forma consolidated income statement projections for the Borrower and its Subsidiaries, pro forma consolidated balance sheet projections for the Borrower and its Subsidiaries and pro forma consolidated cash flow projections for Borrower and its Subsidiaries, all for the Fiscal Years ending 2003 through 2009, inclusive, which shall be prepared on a quarterly basis through and including Fiscal Year 2004 and annually thereafter (the "Projected Financial Statements"), which give effect to the Transactions and all Indebtedness and Liens incurred or created in connection with the Transactions. The assumptions made in preparing the Projected Financial Statements are reasonable as of the date of such projections and as of the Effective Date and all material assumptions with respect to the Projected Financial Statements are set forth therein. The Projected Financial Statements present a good faith estimate of the consolidated financial information contained therein at the date thereof, it being recognized by the Administrative Agent and the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the projections probably will differ from the projected results and that the difference may be material.

                  SECTION 3.18. Insurance. As of the Effective Date, set forth on Schedule 3.18 is a summary of all insurance policies maintained by the Borrower and each of its Subsidiaries (a) with respect to its properties material to the business of the Borrower and its Subsidiaries against such casualties and contingencies and of such types and in such amounts as are customary in the case of similar businesses operating in the same or similar locations, and (b) required to be maintained pursuant to the Security Documents.

                  SECTION 3.19. Labor Matters. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (for purposes of this representation being made on the Effective Date only, with references to the Loan Parties in such definition being deemed to be references to the Borrower and its Subsidiaries taken as a whole), (a) there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of any Loan Party, threatened; (b) the hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (c) all payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

                  SECTION 3.20. Solvency. Immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise;
(b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

                  SECTION 3.21. Securities. Upon the issuance thereof, the common stock of each of the Parent Guarantor's and the Borrower's Subsidiaries will have been duly authorized, issued and delivered and will be fully paid, nonassessable and free of preemptive rights that have not been waived. The Equity Interests of each Subsidiary held, directly or indirectly, by the Parent Guarantor are owned, directly or indirectly, by the Borrower free and clear of all Liens. There are not, as of the Effective Date, any existing options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements for any Person to acquire any common stock of the Borrower or its Subsidiaries or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such common stock, except for transfers of Equity Interests of Non-U.S. Subsidiaries to a Loan Party and except as disclosed in the financial statements delivered pursuant to Sections 5.01(a) and (b) or otherwise disclosed to the Lenders prior to the Effective Date.

                  SECTION 3.22. Indebtedness Outstanding; Certain Operating Leases Terminated. (a) Set forth on Schedule 3.22(a) hereto is a list and description of all Indebtedness of the Loan Parties and their respective Subsidiaries (other than the Loans) that will be outstanding immediately after the Effective Date after giving effect to the Recapitalization Transactions.

                  (b) Set forth on Schedule 3.22(b) hereto is a list and description of all Indebtedness of the Loan Parties and their respective Subsidiaries that will be repaid, defeased, transferred or otherwise terminated on or prior to the Effective Date in connection with the Recapitalization Transactions (or provision for such repayment reasonably acceptable to the Administrative Agent having been made).

                  (c) Set forth on Schedule 3.22(c) hereto is a list and description of all Liens of the Loan Parties and their respective Subsidiaries (other than on Property of Non-U.S. Subsidiaries and other than Liens under the Security Documents) that will be repaid, defeased, transferred or otherwise terminated on or prior to the Effective Date in connection with the Recapitalization Transactions.

                  (d) Set forth on Schedule 3.22(d) hereto is a list and description of all Liens of the Loan Parties and their respective Subsidiaries (other than on Property of Non-U.S. Subsidiaries and other than Liens under the Security Documents) that will be outstanding immediately after the Effective Date.

                  (e) The operating leases set forth in Schedule 1.01(a) shall be terminated at the Effective Date; the annual rental expense for each such operating lease as of the Effective Date is as set forth in Schedule 1.01(a).

                  SECTION 3.23. Security Documents. (a) The Pledge Agreement is effective under New York law to create in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Securities Collateral (as defined in the Pledge Agreement) and, when such Securities Collateral is delivered to the Collateral Agent, the Lien on such Collateral created by the Pledge Agreement shall constitute under New York law a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Securities Collateral. Each Non-U.S. Pledge Agreement is effective under applicable law to create in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties, a legal, valid and enforceable security interest in the collateral pledged thereunder and, when the applicable steps described in the legal opinion delivered with such Non-U.S. Pledge Agreement are complied with, the Lien on such collateral created by such Non-U.S. Pledge Agreement shall constitute under applicable law a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such collateral.

                  (b) (i) The Security Agreement is effective under New York law to create in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and (ii) when (x) financing statements in appropriate form are filed in the offices specified in
Schedule 7 to the Perfection Certificate and (y) upon the taking of possession or control by the Collateral Agent of any such Collateral in which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Lien on such Collateral created by the Security Agreement shall constitute under New York law a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement)) to the extent such Lien and security interest can be perfected by the filing of a financing statement pursuant to the UCC or by possession or control by the Collateral Agent, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

                  (c) When the filings in clause (b)(ii)(x) above are made and when the Security Agreement (or a summary thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Lien on the Intellectual Property created by the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Intellectual Property in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Effective Date), in each case prior and superior in right to any other Person other than with respect to Permitted Liens.

                  (d) Each Mortgage executed and delivered as of the Effective Date is, or, to the extent any Mortgage is duly executed and delivered thereafter by the relevant Loan Party, such Mortgage will be, effective to create, subject to the exceptions listed in each title insurance policy insuring such Mortgage, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, a legal, valid and enforceable Lien on and security interest in all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified in Schedule 3.23(d), the Mortgages shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Permitted Liens.

                  SECTION 3.24. Anti-Terrorism Laws. (a) To the knowledge of the Loan Parties, no Loan Party or any of its Affiliates is in violation of any laws relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

                  (b) To the knowledge of the Loan Parties, no Loan Party or any of its Affiliates or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans is any of the following:

                  (i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                  (iv) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

                  (v) a Person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

                  (c) To the knowledge of the Loan Parties, no Loan Party or any of its brokers or other agents acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                                   ARTICLE IV

                                   CONDITIONS

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans, and the obligation of each Issuing Bank to issue Letters of Credit, in each case, on the Effective Date are subject, at the time of the making of such Loans or the issuance of such Letters of Credit, to satisfaction of the following conditions on or prior to the Effective Date:

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received (i) counterparts of the Guarantee Agreement signed on behalf of each wholly owned Domestic Subsidiary and the Parent Guarantor and (ii) counterparts of the Indemnity, Subrogation and Contribution Agreement in the Form of Exhibit F signed on behalf of each Loan Party.

                  (c) The Administrative Agent shall have received from the Borrower a Closing Certificate in the Form of Exhibit H, dated the Effective Date and signed on behalf of the Borrower by a Financial Officer of the Parent Guarantor.

                  (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Transaction Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (e) The Administrative Agent shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel to the Loan Parties, and Juliet L. Ream, general counsel of the Parent Guarantor, opinions addressed to each Agent and the Lenders and dated the Effective Date substantially in the form of Exhibits L-1 and L-2, respectively.

                  (f) The Administrative Agent shall have received favorable written opinions of (i) local counsel in each of the jurisdictions (in each case unless, and to the extent otherwise agreed by the Administrative Agent) referred to in Schedule 4.01(f), in each case reasonably satisfactory to the Administrative Agent, which opinions shall (x) be addressed to each Agent and the Lenders and be dated the Effective Date, (y) cover various matters regarding the perfection and priority of the security interests granted in respect of the Equity Interests of Persons organized in such Non-U.S. Jurisdiction, and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (z) be in form, scope and substance reasonably satisfactory to the Agents, and
         (ii) local counsel to the Loan Parties as specified in Schedule 4.01(f) in the form of Exhibit L-3, which opinions (x) shall be addressed to each Agent and each of the Lenders and be dated the Effective Date, (y) shall cover the enforceability of the respective Mortgage and perfection of the Liens and security interests granted pursuant to the relevant Security Documents and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Agents.

                  (g) The issuance of the Subordinated Notes by the Borrower shall have been consummated on the Effective Date and shall have terms and conditions substantially consistent with and as set forth in the Offering Memorandum dated September 22, 2003. On the Effective Date, all Subordinated Note Documents shall be in full force and effect. Each of the conditions precedent to the consummation of the issuance of the Subordinated Notes as set forth in the Subordinated Note Documents shall have been satisfied in all material respects and not waived, consented to or approved except with the consent of the Joint Lead Arrangers (such consent not to be unreasonably withheld).

                  (h) Not later than 30 days before the Effective Date, the Lenders shall have received, to the extent available, unaudited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of the Parent Guarantor for each completed Fiscal Quarter since the date of the last audited financial statements (and, to the extent available, for each completed month since the last such quarter), which unaudited financial statements (i) shall be in form and scope reasonably satisfactory to the Lenders and (ii) shall not be materially inconsistent with the financial statements previously provided to the Lenders.

                  (i) The Lenders shall have received a certificate of the chief financial officer of the Parent Guarantor in the form of Exhibit M and reasonably satisfactory to the Administrative Agent, confirming the solvency of each of the Loan Parties on a consolidated basis after giving effect to the Transactions.

                  (j) The Recapitalization Transactions shall have been consummated simultaneously with the Borrowings under this Agreement on the Effective Date in all material respects on the terms of the Recapitalization Documents, without any modification or waiver of a material term or condition thereof unless such modification or waiver shall have been approved by the Joint Lead Arrangers (such approval not to be unreasonably withheld or delayed).

                  (k) The Lenders shall have received (i) the pro forma consolidated balance sheet referred to in Section 3.17(b), and the Administrative Agent shall be reasonably satisfied that such balance sheet is not materially inconsistent with the forecasts previously provided to the Administrative Agent, and (ii) the Projected Financial Statements, and the Administrative Agent shall be reasonably satisfied that such Projected Financial Statements are not materially inconsistent with the projections previously provided to the Joint Lead Arrangers.

                  (l) All equity investments and all roll-over equity (other than any immaterial amount of such roll-over equity) in the Parent Guarantor shall have been made and on terms and conditions set forth in the Recapitalization Documents and the New Preferred Stock Documents, without any modification or waiver of a material term or condition thereof unless such modification or waiver shall have been approved by the Joint Lead Arrangers (such approval not to be unreasonably withheld or delayed).

                  (m) The Administrative Agent shall have received satisfactory evidence that all loans outstanding under, and all other amounts due in respect of, the Indebtedness to Be Paid shall have been repaid in full (or satisfactory arrangements made for such repayment) and the commitments thereunder shall have been permanently terminated, and all related guarantees and security interests shall have been terminated (or provisions reasonably satisfactory to the Administrative Agent shall have been made for their termination).

                  (n) After giving effect to the Transactions, none of the Parent Guarantor or the Borrower or their respective Subsidiaries shall have outstanding any Indebtedness other than (i) the Loans and other extensions of credit under this Agreement, (ii) the Subordinated Notes and (iii) Indebtedness to Remain Outstanding.

                  (o) All requisite material governmental authorities and third parties shall have approved or consented to the Recapitalization Transactions to the extent required, all applicable appeal periods shall have expired and there shall be no judicial or regulatory action by a governmental agency, actual or threatened, that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Recapitalization Transactions.

                  (p) The Administrative Agent shall have received all Fees payable to the Administrative Agent or any Lender on or prior to the Effective Date under the Fee Letter and, to the extent that statements or invoices therefor are presented to the Borrower at least one Business Day prior to the Effective Date, all other amounts due and payable pursuant to the Loan Documents on or prior to the Effective Date, including reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP (receipt of such invoice at least one Business Day prior to the Effective Date the Borrower hereby acknowledges) and domestic and foreign local counsel) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (q) The Collateral Agent shall have received counterparts of the Pledge Agreement signed by each Loan Party, and covering (subject to the terms of Section 5.11) pledges of 100% of the Equity Interests held, directly or indirectly, by the Borrower in all of its Domestic Subsidiaries and 65% of the voting Equity Interests and 100% of the nonvoting Equity Interests of the "first tier" Non-U.S. Subsidiaries of the Borrower (except with respect to the Equity Interest set forth on Schedule 5.18(a) and Excluded Non-U.S. Subsidiaries) and counterparts of the Non-U.S. Pledge Agreements covering (subject to the terms of Section 5.11) pledges of 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of the "first tier" Non-U.S. Subsidiaries of the Borrower (except with respect to the Equity Interest set forth on Schedule 5.18(a) and Excluded Non-U.S. Subsidiaries), together with promissory notes evidencing all intercompany Indebtedness for amounts over $250,000 owed to any Loan Party by the Borrower or any Subsidiary as of the Effective Date and stock powers and instruments of transfer, endorsed in blank, with respect to the Equity Interests of the Borrower's Domestic Subsidiaries and any such promissory notes.

                  (r) The Collateral Agent shall have received counterparts of the Security Agreement and Pledge Agreement signed by each Loan Party, in each case, together with the following in form and substance reasonably satisfactory to the Collateral Agent:

                           (A) certificates representing all Pledged Securities (other than the Equity Interests set forth in Schedule 5.18(a)), together with executed and undated stock powers and/or assignments in blank;

                           (B)      [Reserved];

                           (C) certificates of insurance required under the Security Documents;

                           (D)      appropriate financing statements or
                  comparable documents authorized by (and executed by, to the extent applicable) the appropriate entities in proper form for filing under the provisions of the UCC and applicable domestic or local laws, rules or regu-lations in each of the offices where such filing is necessary or appropriate, in the Collateral Agent's sole discretion, to grant to the Collateral Agent a perfected first priority Lien on such Collateral, superior and prior to the rights of all third persons other than the holders of Permitted Liens;

                           (E) UCC, judgment and tax lien, bankruptcy and pending lawsuit search reports listing all effective financing statements or comparable documents which name any applicable Loan Party as debtor and which are filed in those jurisdictions in which, any Loan Party is organized, any of such Collateral is located and the jurisdictions in which any applicable Loan Party's principal place of business is located in the United States, together with copies of such existing financing statements, none of which shall encumber such Collateral covered or intended or purported to be covered by the Security Documents other than Permitted Liens except as to those UCC, judgment and tax lien, bankruptcy and pending lawsuit search reports delivery of which the Administrative Agent, in its reasonable judgment, has waived as of the date hereof and instead elected to receive pursuant to Section 5.18(d) hereof;

                           (F) evidence of the preparation for recording or filing, as applicable, of all recordings and filings of each such Security Document, including, without limitation, with the United States Patent and Trademark Office and the United States Copyright Office, and delivery and recordation, if necessary, of such other security and other documents, including, without limitation, UCC-3 termination statements with respect to UCC filings that do not constitute Permitted Liens, as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported or intended to be created, by such Security Documents;

                           (G)      [Reserved];

                           (H) evidence that all other actions reasonably necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interest created by the Security Documents have been taken; and

                           (I) a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the UCC (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released.

                  (s) The Collateral Agent shall have received the following documents and instruments:

                           (A) Mortgages encumbering each Mortgaged Property in which the applicable Loan Party holds an ownership or leasehold interest (as indicated on Schedule 4.01(s)(A) hereto) in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, duly executed and acknowledged by the applicable Loan Party, and otherwise in form for recording in the recording office where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such UCC-1 financing statements and other similar statements as are contemplated by the counsel opinions described in Section 4.01(f) in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall when recorded be effective to create a Lien on such Mortgaged Property subject to no other Liens except Permitted Liens;

                           (B) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments, in form acceptable to the Collateral Agent, as necessary or required to consummate the transactions contemplated hereby or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

                           (C) with respect to each Mortgage, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the real property and fixtures described therein in an amount not less than the amount set forth on Schedule 4.01(s)(C) (115% of the fair market value thereof), which policies (or commitments) shall (w) be issued by the Title Company, (x) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Collateral Agent, (y) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) and have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (including, without limitation, endorsements, to the extent available in each jurisdiction at commercially reasonably rates, on matters relating to usury, first loss, last dollar, zoning, contiguity, variable rate, revolving credit, doing business, access, survey, address and so-called comprehensive coverage over covenants and restrictions) and (z) contain only such exceptions to title as shall be agreed to by the Collateral Agent on or prior to the Effective Date with respect to such Mortgaged Property, which exceptions shall be shown on Schedule B to the title insurance policies for each such Mortgaged Property issued by the Title Company;

                           (D) with respect to each Mortgaged Property, policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall comply with the insurance requirements contained in
                  Section 5.04;

                           (E) with respect to each Mortgaged Property, a Survey in form and substance reasonably acceptable to the Collateral Agent;

                           (F) with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be reasonably required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in subparagraph (C) above;

                           (G)      [Reserved];

                           (H) with respect to each Mortgaged Property, copies of all leases or other agreements relating to possessory interests to which any Loan Party or Subsidiary thereof is a party. To the extent any of the foregoing in which any Loan Party is a landlord or sublandlord affect any Mortgaged Property, such agreement shall be subordinate to the Mortgage to be recorded against such Mortgaged Property and otherwise reasonably acceptable to the Collateral Agent; and

                           (I) with respect to each Mortgaged Property, a Real Property Officers' Certificate substantially in the form of Exhibit O attached hereto.

                  (t) The Administrative Agent shall have received subordination agreements in form and substance reasonably satisfactory to it covering all intercompany notes or other obligations owed by a Loan Party to a Subsidiary of the Parent Guarantor that is not a Loan Party.

                  (u) The Collateral Agent shall have received a counterpart of the Collateral Sharing Agreement signed by the Borrower and the Subsidiaries of the Borrower listed thereon.

                  (v) The Collateral Agent shall have received evidence and be reasonably satisfied that the insurance required by Section 5.04 and the Security Documents is in effect in form and substance satisfactory to the Collateral Agent.

                  (w) The operating leases set forth in Schedule 1.01(a) shall have been terminated.

                  (x) The Parent Preferred Stock shall be purchased or redeemed in full or shall be called for redemption in accordance with the documents governing the same and, if so called for redemption at the Effective Date, an amount in cash sufficient to pay the redemption price thereof plus all accrued and unpaid dividends and any other amounts payable thereon shall be deposited in an escrow account with an escrow agent reasonably acceptable to the Administrative Agent pursuant to an escrow agreement on terms and conditions reasonably acceptable to the Administrative Agent.

                  (y) The employment agreements provided to the Administrative Agent to be executed and delivered on or before the Effective Date shall have been executed and delivered by the parties thereto substantially on the terms disclosed to the Administrative Agent and be in full force and effect.

                  (z) The Fee Letter shall have been executed and delivered by the parties thereto and assumed by the Borrower pursuant to an agreement satisfactory to the Administrative Agent.

                  SECTION 4.02. Conditions to Each Credit Event. The agreement of each Lender to make any Loan and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (such event being called a "Credit Event") (excluding continuations and conversions of Loans) requested to be made by it on any date is subject to the satisfaction of the following conditions:

                  (a) The Administrative Agent shall have received a notice of such Credit Event as required by Section 2.02 or 2.05, as applicable.

                  (b)      The representations and warranties set forth in
         Article III hereof and in the other Loan Documents shall be true and correct with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

                  (c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event, as to the matters specified in paragraphs (b) and (c) of this Section 4.02.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Each Loan Party hereby covenants and agrees with the Lenders that on or after the Effective Date and until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder or under any other Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed:

                  SECTION 5.01. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 45 days (or such shorter period for the filing of the Parent Guarantor's Form 10-Q as may be required by the SEC) after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Parent Guarantor, a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Parent Guarantor and its Subsidiaries for such Fiscal Quarter and for the same period in the prior Fiscal Year and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by a Financial Officer of the Parent Guarantor, it being understood and agreed that the delivery of the Parent Guarantor's Form 10-Q (as filed with the SEC), if certified as required in this clause (a), shall satisfy the requirements set forth in this clause);

                  (b) as soon as available and in any event within 90 days (or such shorter period as may be required for the filing of the Parent Guarantor's Form 10-K by the SEC) after the end of each Fiscal Year of the Parent Guarantor, a copy of the annual audit report for such Fiscal Year for the Parent Guarantor and its Subsidiaries, including therein a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Parent Guarantor and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent by PricewaterhouseCoopers LLP or other independent public accountants reasonably acceptable to the Administrative Agent (it being understood and agreed that the delivery of the Parent Guarantor's Form 10-K (as filed with the SEC), if certified as required in this clause (b), shall satisfy such delivery requirement in this clause), together with a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (c) concurrently with the delivery of the financial statements referred to in the foregoing clauses (a) and (b), a Compliance Certificate;

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

                  (d) no later than October 31 of each Fiscal Year of the Parent Guarantor, a detailed consolidated budget by Fiscal Quarter for such Fiscal Year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for each Fiscal Quarter during such Fiscal Year) and the succeeding Fiscal Years through the Term B Loan Maturity Date (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for each Fiscal Quarter during such Fiscal Year) and, promptly when available, any significant revisions of such budgets;

                  (e) promptly upon receipt thereof, copies of all reports submitted to the Parent Guarantor by independent certified public accountants in connection with each annual, interim or special audit of the books of the Parent Guarantor or any of its Subsidiaries made by such accountants, including any management letters submitted by such accountants to management in connection with their annual audit;

                  (f) as soon as possible and in any event within three Business Days after becoming aware of the occurrence of any Default or Event of Default, a statement of a Financial Officer of the Parent Guarantor setting forth details of such Default or Event of Default and the action which the Parent Guarantor has taken and proposes to take with respect thereto;

                  (g) as soon as possible and in any event within five Business Days after any Loan Party becoming actually aware of (i) the occurrence of any adverse development with respect to any litigation, action or proceeding which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) the commencement of any litigation, action or proceeding which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, notice thereof and copies of all documentation relating thereto;

                  (h) promptly after the sending or filing thereof, copies of all reports which the Parent Guarantor sends to its security holders generally, and all reports, registration statements (other than on Form S-8 or any successor form) or other materials (including affidavits with respect to reports) which the Parent Guarantor or any of its Subsidiaries or any of their officers files with the SEC or any national securities exchange;

                  (i) reasonably promptly upon becoming aware of the taking of any specific actions by the Parent Guarantor or any other Person to terminate any Pension Plan (other than a termination pursuant to Section 4041(b) of ERISA which can be completed without the Parent Guarantor or any ERISA Affiliate having to provide more than $1.0 million in addition to the normal contribution required for the plan year in which termination occurs to make such Pension Plan sufficient), or the occurrence of an ERISA Event which could reasonably be expected to result in a Lien on the assets of any Loan Party or a Subsidiary or in the incurrence by a Loan Party of any liability, fine or penalty which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

                  (j) reasonably promptly upon written request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any Loan Party or ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request;

                  (k) as soon as possible, notice of any other development which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (l) annually, the aggregate fair market value of all Intellectual Property transferred by the Loan Parties to the IP Subsidiary; and

                  (m) such other information respecting the condition or operations, financial or otherwise, of the Parent Guarantor or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                  SECTION 5.02. Compliance with Laws, etc. The Loan Parties will, and will cause each of their Subsidiaries to, comply in all respects with all applicable laws, rules, regulations and orders, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, such compliance to include, subject to the foregoing and to Section 6.03 (without limitation):

                  (a) the maintenance and preservation of their and their Subsidiaries' existence and their qualification as a foreign corporation or partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), and

                  (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon them or upon their property except as provided in Section 5.09.

                  SECTION 5.03. Maintenance of Properties. Each Loan Party and each of its respective Subsidiaries will maintain, preserve, protect and keep its material properties and assets in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.03 shall prevent any Loan Party from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the reasonable commercial judgment of such Loan Party, desirable in the conduct of its or their business and does not individually or in the aggregate have a Material Adverse Effect.

                  SECTION 5.04. Insurance. The Loan Parties will and will cause each of their respective Subsidiaries to maintain or cause to be maintained with insurance companies that the Loan Parties reasonably believe to be financially sound and responsible (a) insurance with respect to their properties material to the business of the Loan Parties and their respective Subsidiaries against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations (including, without limitation, (i) physical hazard insurance on an "all risk" basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all claims,
(iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance, (v) worker's compensation insurance as may be required by any Requirement of Law and
(vi) such other insurance against risks as the Administrative Agent may from time to time require) and (b) all insurance required to be maintained pursuant to the Security Documents, and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Loan Parties and their respective Subsidiaries in accordance with this Section. Each such insurance policy shall provide that (i) it may not be cancelled or otherwise terminated without at least thirty (30) days' prior written notice to the Collateral Agent (and to the extent any such policy is cancelled, modified or renewed, the Borrower shall deliver a copy of the renewal or replacement policy (or other evidence thereof) to the Administrative Agent and the

Collateral Agent, or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent and Collateral Agent of the payment of the premium therefor); (ii) the Collateral Agent is permitted to pay any premium therefor within thirty (30) days after receipt of any notice stating that such premium has not been paid when due; (iii) all losses thereunder shall be payable notwithstanding any act or negligence of any Loan Party or any of its Subsidiaries or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments; (iv) to the extent such insurance policy constitutes property insurance, the Collateral Agent shall be named as an additional insured and as loss payee, pursuant to a standard non-contributory New York mortgagee endorsement, and such policy shall be in an amount at least sufficient to prevent coinsurance liability; provided that (x) the Collateral Agent, as loss payee pursuant to the foregoing, shall not agree to the adjustment of any claim without the consent of the Borrower (such consent not to be unreasonably withheld or delayed) and (y) any Net Proceeds thereof shall be applied as provided in Section 2.05(c)(iv); and (v) with respect to liability insurance, the Collateral Agent shall be named as an additional insured. Notwithstanding the inclusion in each insurance policy of the provision described in clause (ii) of the immediately preceding sentence, in the event any Loan Party gives the Collateral Agent written notice that it does not intend to pay any premium relating to any insurance policy when due, the Collateral Agent shall not exercise its right to pay such premium so long as such Loan Party delivers to the Collateral Agent a replacement insurance policy or insurance certificate evidencing that such replacement policy or certificate provides the same insurance coverage required under this Section 5.04 as the policy being replaced by such Loan Party with no lapse in such coverage.

                  SECTION 5.05. Books and Records; Visitation Rights. Each Loan Party will, and will cause each of its respective Subsidiaries to, keep books and records which accurately reflect its business affairs in all material respects and material transactions and permit the Administrative Agent or its representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant and, upon the reasonable request of the Administrative Agent or a Lender, to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate or partnership records, in each case upon reasonable prior notice.

                  SECTION 5.06. Environmental Covenant. Each Loan Party will, and will cause each of its respective Subsidiaries to:

                  (a) use and operate all of its facilities and Real Property in compliance with all Environmental Laws except for such noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and keep all Environmental Permits in effect and remain in compliance therewith and handle all Hazardous Material in compliance with all applicable Environmental Laws, except for any noncompliance which could not reasonably be expected to have a Material Adverse Effect;

                  (b) promptly notify the Administrative Agent and provide copies of all written inquiries, claims, complaints, demands or notices from any Person or Governmental Authority relating to the environmental condition of its facilities and Real Property or compliance with or liability under any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and promptly cure and, if such environmental condition, compliance or liability is the subject of an action or proceeding, have dismissed with prejudice or contest in good faith and, in all cases, account for in accordance with GAAP;

                  (c) in the event of the presence of any Hazardous Material on any Real Property which is in violation of any Environmental Law or which could reasonably be expected to result in Environmental Liability which violation or Environmental Liability, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, each applicable Loan

         Party and its Subsidiaries, upon discovery thereof, shall take all necessary steps to initiate and expeditiously complete all response, corrective and other action to mitigate and eliminate any such adverse effect in accordance with and to the extent required by applicable Environmental Laws, and shall keep the Administrative Agent informed of their actions;

                  (d) at the written request of the Administrative Agent or the Requisite Lenders, which request shall specify in reasonable detail the basis therefor, each Loan Party will provide, at such Loan Party's sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or leased by such Loan Party or any of its respective Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, regarding the presence or absence of Hazardous Material and indicating the potential cost of any Remedial Action in connection with such Hazardous Material on, at, under or emanating from such Real Property pursuant to any applicable Environmental Law; provided that such request may be made only if (i) there has occurred and is continuing an Event of Default or (ii) in the case of any Mortgaged Property the Administrative Agent or the Requisite Lenders reasonably believe that the Borrower or any such Real Property is not in compliance with Environmental Law and such noncompliance, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or that circumstances exist that could reasonably be expected to form the basis of an Environmental Claim against such Loan Party or to result in Environmental Liability, in each case which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (in such events as are listed in this subparagraph, the environmental site assessment shall focus upon the noncompliance or other circumstances as applicable). If any Loan Party fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and such Loan Party shall grant and hereby grants to the Administrative Agent and the Requisite Lenders and their agents access to such Real Property and specifically grants the Administrative Agent and the Requisite Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to perform such an assessment, all at such Loan Party's sole cost and expense; and

                  (e) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 5.06.

                  SECTION 5.07. Information Regarding Collateral. (a) Each Loan Party will furnish to the Administrative Agent prompt written notice of any change (i) in such Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure, (iv) in any Loan Party's Federal Taxpayer Identification Number or (v) in any Loan Party's jurisdiction of organization. Each Loan Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each Loan Party also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

                  (b) Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to clause (b) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Borrower (i) setting forth any changes in the information required pursuant to Sections 1(a), 2 (with respect to any locations where any material portion of the collateral or the books and records with respect thereto are located), 8,

12, 13, 14, 15, 16, 17 and 18 of the Perfection Certificate since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

                  SECTION 5.08. Existence; Conduct of Business. Each Loan Party will, and will cause each of its respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business unless the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.09. Performance of Obligations. Each Loan Party and its respective Subsidiaries will perform all of their respective obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which they are bound or to which they are a party except for such noncompliance as individually or in the aggregate would not have a Material Adverse Effect.

                  SECTION 5.10. Additional Mortgages. The Loan Parties, as appropriate, will, provided that one or both of the properties listed on
Schedule 6.05(xi) have not been sold in an arm's-length transaction for fair market value (i) within 60 days after the Effective Date in the case of the property located at 717 Crestview Avenue, Camarillo, CA ("717 Crestview") and
(ii) by January 5, 2004 in the case of the property located at 425B Alta Street, Gonzales, CA ("425B Alta"), deliver the following documents and instruments to the Administrative Agent with respect to each unsold property within 120 days of the Effective Date for the property located at 717 Crestview and by March 5, 2004 for the property located at 425B Alta:

                  (a) a duly executed and acknowledged Mortgage, financing statements and other instruments meeting the requirements of Section 4.01(s)(A) hereof;

                  (b) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other agreements as required by Section 4.01(s)(B);

                  (c) a policy of title insurance meeting the requirements of Section 4.01(s)(C);

                  (d)      policies or certificates of insurance as required by
         Section 4.01(s)(D);

                  (e)      a Survey meeting the requirements of Section
         4.01(s)(E);

                  (f) such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as required by Section 4.01(s)(F);

                  (g) evidence of payment of all applicable premiums, charges, costs, taxes, etc. as required by Section 4.01(s)(G);

                  (h) copies of all leases or other agreements, and subordination of such, as required by Section 4.01(s)(H);

                  (i)      a Real Property Officers' Certificate as required by
         Section 4.01(s)(I); and

                  (j) favorable written opinions of local counsel as required by Section 4.01(f).

                  SECTION 5.11. Pledge of Additional Collateral. Within 45 days after the acquisition of assets of the type that would have constituted Collateral on the Effective Date pursuant to the Security Documents (the "Additional Collateral"), each appropriate Loan Party will, and will cause its respective Subsidiaries (excluding any Inactive Subsidiary) to, take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, or entering into or amending the Guarantee Agreement and the Security Documents, or in the case of the Equity Interests of a "first tier" Non-U.S. Subsidiary (excluding any Inactive Subsidiary), entering into a Non-U.S. Pledge Agreement providing for the relevant Loan Party to have an enforceable and perfected security interest in 65% of the voting Equity Interests and 100% of the non-voting Equity Interests in such Subsidiary, to grant to the Collateral Agent for its benefit and the benefit of the Secured Parties a perfected first priority Lien in such Collateral pursuant to and to the full extent required by the Security Documents and this Agreement (including, without limitation, satisfaction of the conditions set forth in subsection (r) and (s) of Section 4.01). In the event that any Loan Party or its respective Domestic Subsidiaries acquire an interest in additional Real Property having a fair market value in excess of $2.0 million as determined in good faith by the Borrower or renews any Real Property lease covering Real Property having a fair market value in excess of $2.0 million as determined in good faith by the Borrower (whether or not the subject of a leasehold mortgage under the Security Documents or with respect to the Real Property owned in fee by the Borrower and located at 2700 Camino Del Sol, Oxnard, California, which is encumbered as of the Effective Date by a deed of trust in the original principal amount of $17,000,000 in favor of Wells Fargo Bank, National Association, when and if such deed of trust is repaid and not refinanced in connection with such repayment), the Borrower or the appropriate Loan Party or Subsidiary, as the case may be, and using its commercially reasonable efforts in respect of any such leases, will take such actions and execute such documents as the Collateral Agent shall require to confirm the Lien of a Mortgage, if applicable, or to create a new Mortgage (including, without limitation, satisfaction of the conditions set forth in subsections (r) and (s) of Section 4.01). All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, costs of counsel for the Administrative Agent and the Collateral Agent, shall be for the account of the Borrower, which shall pay all sums due on demand. Notwithstanding the foregoing, no Loan Party shall be required to take any action pursuant to this Section 5.11 or any Security Document that the Borrower has reasonably determined would either result in material adverse tax consequences under Section 956 of the Code or would contravene any applicable law, rule or regulation.

                  SECTION 5.12. Further Assurances. The Loan Parties will, and will cause each Subsidiary of a Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and the delivery of appropriate opinions of counsel), which may be required under any applicable law, or which the Administrative Agent or the Requisite Lenders may reasonably request, to grant, preserve, protect or perfect the Liens created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

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                  SECTION 5.13. Use of Proceeds. The Borrower covenants and
agrees that (i) of the proceeds of the Term B Loan Borrowings and Revolving Credit Borrowings on the Effective Date (x) $100.0 million shall be used as an intercompany loan from the Borrower to B.V. Holdco and B.V. Holdco shall use such proceeds solely to finance directly the acquisition of SVS Europe (and all such proceeds shall be remitted by B.V. Holdco to one or more Loan Parties for such purposes within one Business Day from the Effective Date (furthermore, it being understood, that notwithstanding Section 6.01 or any other provision of this Agreement, on the Effective Date, the Borrower may incur $100.0 million of Indebtedness consisting of a one-day loan from the Administrative Agent or an affiliate thereof in order to facilitate and finance the Recapitalization Transactions)) and (y) the remainder of such proceeds will be used to finance the Recapitalization Transactions and to pay fees and expenses payable hereunder as set forth in the Commitment Letter and (ii) all other Revolving Credit Borrowings after the Effective Date will be used for general corporate purposes.

                  SECTION 5.14. Payment of Taxes. Each Loan Party and its respective Subsidiaries will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any Properties of such Loan Party or any of its respective Subsidiaries or cause a failure or forfeiture of title thereto; provided that neither such Loan Party nor any of its respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim (i) if the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (ii) that is being contested in good faith and by proper proceedings diligently conducted, which proceedings have the effect of preventing the forfeiture or sale of the Property or asset that may become subject to such Lien, if it has maintained adequate reserves with respect thereto in accordance with and to the extent required under GAAP.

                  SECTION 5.15. Equal Security for Loans and Notes. If any Loan Party shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent to the creation or assumption thereof shall have been obtained from the Administrative Agent and the Requisite Lenders), it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other assets or Property thereby secured as long as any such assets or Property shall be secured; provided that this covenant shall not be construed as consent by the Administrative Agent and the Requisite Lenders to any violation by any Loan Party of the provisions of Section 6.02.

                  SECTION 5.16. Guarantees. In the event that any Domestic Subsidiary (other than an Inactive Subsidiary) of the Borrower existing on the Effective Date has not previously executed the Guarantee Agreement or in the event that any Person becomes a Domestic Subsidiary (other than an Inactive Subsidiary) of the Borrower after the Effective Date, the Borrower will promptly notify the Administrative Agent of that fact and cause such Subsidiary to execute and deliver to the Administrative Agent a counterpart of the Guarantee Agreement and deliver to the Collateral Agent a counterpart of the Security Agreement and the Pledge Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and certificates comparable to those described in Section 4.01(r) as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create in favor of the Collateral Agent, for the benefit itself and of the Secured Parties, a valid and perfected first priority Lien on all of the Property and assets of such Subsidiary described in the applicable forms of the Security Documents).

                  SECTION 5.17. Subordination of Intercompany Loans. Each Loan Party covenants and agrees that (A) any existing and future debt obligation of the Parent Guarantor, the Borrower or any Subsidiary Loan Party to any Non-U.S. Subsidiary shall be subordinated to the Loans to at least the same extent as the Subordinated Notes (for the avoidance of doubt, prepayments are not prohibited unless and until and for so long as a Default exists under Section 7.01(a) or otherwise prohibited by such subordination provisions) and (B) no Indebtedness of any Non-U.S. Subsidiary to any Loan Party shall be subordinated to any other Indebtedness of such Subsidiary.

                  SECTION 5.18. Certain Post-Closing Matters. (a) The Borrower shall deliver to the Administrative Agent (A) the stock certificates and related legal documentation set forth in Schedule 5.18(a) for the Non-U.S. Subsidiaries set forth therein and (B) favorable written opinions of local counsel in each of the jurisdictions referred to in Schedule 5.18(a) addressing such matters described in Section 4.01(f)(i) in each case within the time period set forth in
Schedule 5.18(a), unless such date is extended by the Administrative Agent in its reasonable judgment.

                  (b) From and after the Effective Date, the Borrower shall use its commercially reasonable efforts to deliver a lien waiver, access agreement and consent substantially in a form and substance reasonably satisfactory to the Administrative Agent with respect to the leased Real Properties set forth on Schedule 5.18(b).

                  (c) If the transactions contemplated by the Foreign Subsidiary Restructuring Documents (without amendment or waiver from the terms of the forms thereof previously delivered to the Administrative Agent) shall not have been consummated by September 30, 2003, the provisions of Sections 6.01(a)(xvii), 6.03(a)(v) and 6.04(xii) and the parenthetical of Section 7.01(i)(iv) shall be deemed void and of no further force and effect.

                  (d) From and after the Effective Date, with respect to foreign Intellectual Property pledged by the Loan Parties as Collateral pursuant to the Security Agreement, the Borrower shall take such actions necessary to create perfected first-priority security interests in such Collateral in such foreign jurisdictions and to evidence such perfections, including, without limitation, delivery of favorable local counsel opinions, in each case, as may be reasonably requested by the Administrative Agent.

                  (e) For those UCC, judgment and tax lien, bankruptcy and pending lawsuit search reports, delivery of which was waived by the Administrative Agent pursuant to Section 4.01(r)(E), each respective Loan Party shall, within ten (10) days after the date hereof, order such UCC, judgment and tax lien, bankruptcy and pending lawsuit search reports. Upon receipt thereof the applicable Loan Party shall deliver the same to the Collateral Agent. In the event any Lien disclosed in such searches shall not constitute a Permitted Lien or shall evidence Indebtedness, the applicable Loan Party shall cause such Lien to be terminated promptly and in no event later than 45 days after the date of delivery of such searches.

                  (f) Within forty-five (45) days after the Effective Date, the Borrower or the appropriate Loan Party shall deliver to the Administrative Agent, unless the Administrative Agent shall, in its reasonable judgment, waive such delivery, with respect to Parcels 3, 4 and 5 (the "New Parcels") described in Schedule A to that certain pro forma policy of lender's title insurance dated on or about the date hereof relating to the Mortgaged Property located in Warden, Washington, the following:

                  (i) a Survey of the New Parcels meeting the requirements of Section 4.01(s)(E);

                  (ii) endorsements to title insurance policy insuring such Mortgaged Property (1) eliminating the general or standard survey exception, (2) if applicable, removing any Liens which are not Permitted Liens, (3) amending the legal description in Schedule A to such title insurance policy, if necessary in the reasonable judgment of the Administrative Agent, (4) providing that after any amendment to such Mortgage, if necessary in the reasonable judgment of the Administrative Agent (as described below in clause (ix) of this Section 5.18(f)), the Mortgage encumbering such Mortgaged Property (including the New Parcels) (as so amended) is valid and enforceable and (5) otherwise amending such title insurance policy so that the requirements of Section 4.01(s)(C) are met with respect to such New Parcels;

                  (iii) if the New Parcels are improved with any buildings or structures, policies or certificates of insurance as required by
         Section 4.01(s)(D);

                  (iv) copies of all leases and other agreements as required by Section 4.01(s)(H);

                  (v) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other agreements as required by Section 4.01(s)(B);

                  (vi) such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as required by Section 4.01(s)(F);

                  (vii) evidence of payment of all applicable premiums, charges, costs, taxes, etc. as required by Section 4.01(s)(G);

                  (viii) copies of all leases or other agreements, and subordination of such, as required by Section 4.01(s)(H);

                  (ix) an amendment to the Mortgage encumbering such Mortgaged Property (including the New Parcels) amending the legal description therein, if necessary in the reasonable judgment of the Administrative Agent.

                  (g) From and after the Effective Date, the Borrower shall use its commercially reasonable efforts to negotiate with the financial institutions where it maintains Deposit Accounts (as defined in the Security Agreement) Control Agreements (as defined in the Security Agreement) required by the terms of the Security Agreement, the terms of such Control Agreements to be reasonably satisfactory to the Administrative Agent, and shall in any event, promptly upon request by the Administrative Agent, execute Control Agreements substantially in form of the draft of the Control Agreement distributed by Wells Fargo Bank on the Effective Date.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all Fees and other amounts payable hereunder or under any other Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Loan Parties and their respective Subsidiaries agree with the Lenders that:

                  SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist (including by way of Guarantee) any Indebtedness or enter into any Hedging Agreement, except:

                  (i) Indebtedness incurred and outstanding under the Loan Documents;

                  (ii) (A) Indebtedness of the Loan Parties incurred and outstanding under the Subordinated Notes in an aggregate principal amount not to exceed $190.0 million and (B) any Permitted Refinancing thereof; provided that in the case of clause (B) only, (x) no Default or Event of

         Default shall have occurred or be continuing or would result therefrom and (y) after giving effect to the incurrence of such Indebtedness (and any other Indebtedness incurred since the last day of the immediately preceding Test Period) on a pro forma basis as if it were incurred on the first day of the immediately preceding Test Period (but tested as if the applicable ratio were the ratio for the next succeeding Test Period), the Borrower would be in compliance with the Financial Covenants;

                  (iii) Indebtedness to Remain Outstanding (not including any Indebtedness of any Non-U.S. Subsidiary permitted by Section 6.01(vii) or (viii) below) and any Permitted Refinancing thereof;

                  (iv) (x) Indebtedness of any Loan Party (other than the Parent Guarantor) to any other Loan Party (other than the Parent Guarantor), or (y) Indebtedness of any Non-U.S. Subsidiary to any Non-U.S. Subsidiary;

                  (v) Guarantees by the Borrower of Indebtedness of any Subsidiary Loan Party and by any Subsidiary Loan Party of Indebtedness of the Borrower or any other Subsidiary Loan Party, in each case, to the extent such Indebtedness was permitted to be incurred hereunder, and if such Indebtedness is subordinated to the Obligations under the Loan Documents, such Guarantee is as subordinated in right of payment to the Obligations;

                  (vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

                  (vii) Indebtedness in an aggregate principal amount outstanding at any time not in excess of (A) $30.0 million (or the equivalent thereof in any currency) of any Subsidiary (other than the South Korean Subsidiary and any IP Group Member), and (B) $30.0 million (or the equivalent thereof in South Korean won or any other currency) of the South Korean Subsidiary and; provided that, in each case, (x) no Default or Event of Default shall have occurred or be continuing or would result therefrom and (y) after giving effect to the incurrence of such Indebtedness (and any other Indebtedness incurred since the last day of the immediately preceding Test Period) on a pro forma basis as if it were incurred on the first day of the immediately preceding Test Period, the Borrower would be in compliance with the Financial Covenants; provided, further, that no Indebtedness not outstanding prior to the Effective Date may be incurred pursuant to this provision by the issuer of any Equity Interests set forth on Schedule 5.18(a) in respect of which the matters set forth in Section 5.18(a) shall not have been completed, or any direct or indirect parent of any such issuer other than the Borrower;

                  (viii) Indebtedness of (A) any Non-U.S. Subsidiary to any Loan Party in an aggregate principal amount outstanding for all Non-U.S. Subsidiaries at any time not in excess of $40.0 million; provided that any such Indebtedness shall be evidenced by a Qualified Non-U.S. Intercompany Note and (B) any Loan Party to any Non-U.S. Subsidiary which must be subordinated to the Obligations as set forth in Section 5.17;

                  (ix) Indebtedness of the Borrower or any Subsidiary (other than any IP Group Member) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancing thereof; provided that (A) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (ix) shall not exceed $10.0 million at any time outstanding; provided, further, that no Indebtedness not outstanding prior to the Effective Date may be incurred pursuant to this provision by the issuer of any Equity Interests set forth on Schedule 5.18(a) in respect of which the matters set forth in Section 5.18(a) shall not have been completed, or any direct or indirect parent of any such issuer other than the Borrower;

                  (x) Hedging Agreements incurred by any Person (other than any IP Group Member) entered into in the ordinary course of business and not for speculative purposes;

                  (xi) Indebtedness incurred by any Person (other than any IP Group Member) owed to (including obligations in respect of letters of credit for the benefit of) any Person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such Person;

                  (xii) Indebtedness of the Borrower or any of its Subsidiaries (other than any IP Group Member) in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

                  (xiii) Indebtedness incurred by any Person (other than any IP Group Member) arising from agreements of the Borrower or any Subsidiary of the Borrower (other than the IP Subsidiary) providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

                  (xiv) obligations incurred by any Person (other than any IP Group Member) in respect of performance and surety bonds and completion guarantees provided by the Borrower or any Subsidiary of the Borrower (other than any IP Group Member) in the ordinary course of business;

                  (xv) Indebtedness incurred by any Person (other than any IP Group Member) existing at the time such Person becomes a Subsidiary of the Borrower in connection with an acquisition permitted by Section 6.04, but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary and any Permitted Refinancing thereof; provided that (x) no Default or Event of Default shall have occurred or be continuing or would result therefrom and (y) after giving effect to the incurrence of such Indebtedness (and any other Indebtedness incurred since the last day of the immediately preceding Test Period) on a pro forma basis as if it was incurred on the first day of the immediately preceding Test Period, the Loan Parties would be in compliance with the Financial Covenants;

                  (xvi) Indebtedness of Non-U.S. Subsidiaries to the Borrower representing intercompany loans on the Effective Date or thereafter to refinance Indebtedness existing on the Effective Date of such Non-U.S. Subsidiaries as set forth in Schedule 3.22(b) in an aggregate amount outstanding not to exceed $41.0 million, reduced by the amount of any repayments or prepayments of principal thereof, provided that such intercompany loans are evidenced by Qualified Non-U.S. Intercompany Notes;

                  (xvii) so long as no Default then exists or would arise therefrom, Indebtedness of B.V. Holdco to a Loan Party representing the purchase price for the Equity Interests of Non-U.S. Subsidiaries paid by B.V. Holdco to such Loan Party pursuant to the Foreign Subsidiary Restructuring Documents not to exceed $100.0 million, reduced by the amount of any repayment or prepayment of principal thereof, provided that such Indebtedness is evidenced by Qualified Non-U.S. Intercompany Notes;

                  (xviii) so long as no Default then exists or would arise therefrom, Indebtedness of the IP Subsidiary to the Borrower representing the purchase price for any Intellectual Property transferred to the IP Subsidiary by the Loan Parties so long as the document or instrument evidencing the same is pledged pursuant to the Security Documents, provided, that such Indebtedness is evidenced by Qualified Non-U.S. Intercompany Notes; and

                  (xix) Indebtedness not for money borrowed of SVS Iberica to the Borrower in the original principal amount up to (euro)5.5 million (or the Dollar equivalent of all or a portion thereof) issued pursuant to the Iberica Transaction, provided, that such Indebtedness is evidenced by a Qualified Non-U.S. Intercompany Note.

                  (b) The Loan Parties will not, nor will they permit any of their Subsidiaries to, directly or indirectly, issue (including by exchange or conversion) any Preferred Stock or other preferred Equity Interest (other than the New Preferred Stock pursuant to the New Preferred Stock Documents as in effect on the Closing Date or any other Preferred Stock with identical terms or more favorable terms to the Loan Parties that is issued pursuant to clause (ii) of the definition of "Excluded Equity Issuance") which (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise or requires the payment of any cash dividends, in each case, before 180 days after the Term Loan B Maturity Date, (ii) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or
(iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness.

                  SECTION 6.02. Liens. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by them, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, (a) except the following for any Person other than the IP Subsidiary (herein collectively referred to as "Permitted Liens"):

                  (i) Liens in favor of the Collateral Agent under the Security Documents;

                  (ii) Liens on assets acquired after the Effective Date existing at the time of acquisition thereof by the Borrower or any Subsidiary; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Borrower or any Subsidiary other than the specific assets so acquired;

                  (iii) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, attorney's or other like liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor;

                  (iv) Liens existing on the Effective Date and identified on Schedule 3.22(d) to the extent permitted by the applicable Security Documents;

                  (v) Liens for taxes, assessments or governmental charges or claims or other like statutory Liens, in any case incurred in the ordinary course of business, that do not secure Indebtedness for borrowed money and (A) that are not yet delinquent or (B) that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (vi) Liens to secure Indebtedness (including Capital Lease Obligations) of the type described in Section 6.01(a)(ix) covering only the assets acquired or improved with such Indebtedness;

                  (vii) Liens on the assets of a Non-U.S. Subsidiary that are not otherwise Collateral which Liens secure such Non-U.S. Subsidiary's obligations under Indebtedness incurred pursuant to Section 6.01(a)(vii);

                  (viii) Liens securing Indebtedness incurred to refinance Indebtedness secured by the Liens of the type described in clauses
         (ii), (iv) and (vii) of this Section 6.02; provided that any such Lien shall not extend to or cover any assets not securing the Indebtedness so refinanced;

                  (ix) (A) Liens in the form of zoning restrictions, easements, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) that do not (1) secure Indebtedness or (2) individually or in the aggregate materially impair the value or marketability of any Mortgaged Property affected thereby or the occupation, use and enjoyment in the ordinary course of business of the Borrower and any Subsidiary at such Mortgaged Property and (B) with respect to leasehold interests in real property, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of such leased property encumbering the landlord's or owner's interest in such leased property;

                  (x) Liens in the form of pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Borrower or any Subsidiary is a party, in each case, made in the ordinary course of business for amounts (A) not yet due and payable or (B) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor;

                  (xi) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute a Default under this Agreement;

                  (xii) Liens in the form of licenses, leases or subleases granted or created by the Borrower or any Subsidiary, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of the Borrower and its Subsidiaries taken as a whole or individually or in the aggregate materially impair the use (for its intended purpose) or the value of any Mortgaged Property, provided that (x) to the extent such licenses, leases or subleases relate to Mortgaged Property in existence as of the Effective Date, the Borrower or such Subsidiary shall use its commercially reasonable efforts to as soon as practicable cause such leases or subleases to be subordinated to the Lien granted and evidenced by the Security Documents in accordance with the provisions thereof and (y) to the extent entered into after the Effective Date, such leases or subleases shall be subordinate to the Lien granted and evidenced by the Security Documents in accordance with the provisions thereof; provided, further, that any such

         Lien shall not extend to or cover any assets of the Parent Guarantor or any Subsidiary that is not the subject of any such license, lease or sublease;

                  (xiii) Liens on fixtures or personal property held by or granted to landlords pursuant to leases to the extent that such Liens are not yet due and payable; provided (i) with respect to any such Liens on any material portion of the Collateral in existence on the Effective Date, the Borrower or any applicable Subsidiary has used its commercially reasonable efforts to obtain a landlord lien waiver reasonably satisfactory to the Collateral Agent and (ii) with respect to any leases entered into after the Effective Date, the Borrower or any applicable Subsidiary shall use its commercially reasonable efforts to (x) enter into a lease that does not grant a Lien on fixtures or personal property in favor of the landlord thereunder or (y) obtain a landlord lien waiver reasonably satisfactory to the Collateral Agent;

                  (xiv) Liens securing Indebtedness permitted by Section 6.01(a)(xv); provided that such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to specific assets of such Person that is the subject of the acquisition;

                  (xv) any other Lien on Property or assets securing Indebtedness of the Borrower or any of its Subsidiaries permitted to be incurred under this Agreement in an aggregate amount not to exceed $2.0 million at any time outstanding;

                  (xvi) sales, transfers or other dispositions of Property or assets to the extent permitted by Section 6.05; and

                  (xvii)   Liens to secure Indebtedness of the type described in
         Section 6.01(a)(x) so long as the secured party thereunder at the time of entering into such agreement is a Lender or an affiliate of a Lender;

provided, however, that no Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral (as defined in the Pledge Agreement) other than Liens in favor of the Collateral Agent.

                  SECTION 6.03. Fundamental Changes; Line of Business. (a) The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with them, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge with or into any wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party, (iii) Permitted Acquisitions may be consummated so long as the surviving Person is the Borrower or a Subsidiary Loan Party, (iv) sales, transfers, leases or dispositions permitted by Section 6.05 may be effected by way of merger or consolidation of any Subsidiary with any other Person (whether or not such Subsidiary is the surviving entity) and (v) PII may be dissolved pursuant to the terms of the Foreign Subsidiary Restructuring Documents, provided that in connection with the foregoing, the appropriate Loan Parties shall take all actions necessary or reasonably requested by the Collateral Agent to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Collateral Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11 and 5.12, in each case, on the terms set forth therein and to the extent applicable.

                  (b) Notwithstanding the foregoing, any Subsidiary Loan Party may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Subsidiary Loan

Party (provided that in connection with the foregoing, the appropriate Loan Parties shall take all actions necessary or reasonably requested by the Collateral Agent to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Collateral Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11 and 5.12, in each case, on the terms set forth therein and to the extent applicable), and any Subsidiary which is not a Subsidiary Loan Party may dispose of assets to any other Subsidiary which is not a Subsidiary Loan Party.

                  (c) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than businesses of the type conducted by the Borrower and the Subsidiary Loan Parties on the Effective Date and businesses reasonably related thereto.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or Guarantee any obligations of, any other Person, or make up-front payments or provide other credit support for any Person or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (excluding for avoidance of doubt any Capital Expenditure) (each of the foregoing, an "Investment" and collectively, "Investments"), except:

                  (i)      Permitted Investments;

                  (ii) Investments existing on the Effective Date (or in respect of which a binding commitment to make such investment exists on the Effective Date) and set forth in on Schedule 6.04;

                  (iii) Investments (A) by the Parent Guarantor or any of its Subsidiaries in any Loan Party (other than the Parent Guarantor); provided that any such Investment held by a Loan Party shall, subject to the last sentence of Section 5.11, be pledged pursuant to a Pledge Agreement and (B) by any Non-U.S. Subsidiary (other than IP Subsidiary) in any Non-U.S. Subsidiary;

                  (iv) Investments made after the Effective Date by the Borrower or any of its Subsidiaries in Equity Interests in Non-U.S. Subsidiaries in an aggregate amount for all such Persons not to exceed $5.0 million at any time;

                  (v) Investments constituting Indebtedness permitted by Sections 6.01(a)(iv), (viii), (x), (xvii) and (xix) (and, in the case of Indebtedness permitted by Sections 6.01(a)(xvii) and (xix), Equity Interests of the issuer of such Indebtedness into which such Indebtedness may have been converted by the holder thereof);

                  (vi)     Guarantees constituting Indebtedness permitted by
         Section 6.01(a)(v);

                  (vii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (viii) loans and advances to employees of the Parent Guarantor or its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) not to exceed (other than with respect to loans for home purchases) $1.0 million in the aggregate at any time outstanding; provided that (x) to the extent such loans or advances are evidenced by promissory notes, such promissory notes shall be endorsed in blank and delivered to the Collateral Agent pursuant to the Pledge Agreement and (y) the Borrower shall and shall cause its Subsidiaries to take all actions and execute all documents reasonably requested by the Collateral Agent to confirm the Collateral Agent's security interest in such loans and advances and/or promissory notes pursuant to the applicable Security Documents;

                  (ix) Investments constituting Permitted Acquisitions made with the proceeds of or in consideration for (A) any Excluded Equity Issuance, (B) the balance of any Equity Issuance after application to the Loans as required by Section 2.05(c)(i), (C) with respect to any Permitted Acquisition in which the Person acquired becomes upon consummation thereof a Subsidiary Loan Party or is merged with or into the Borrower or Subsidiary Loan Party, Net Proceeds of any Asset Sales permitted by Section 6.05(vi) or (vii), any Taking or Destruction or any incurrence of Indebtedness, in each case so long as such Net Proceeds are not required to be applied to the Loans under Section 2.05(c)(ii), (iii) or (iv), and (D) with respect to any Permitted Acquisition in which the Person acquired does not become upon consummation thereof a Subsidiary Loan Party or is not merged with or into the Borrower or a Subsidiary Loan Party, Net Proceeds of any Asset Sale permitted by Section 6.05(vi) or (vii), any Taking or any Destruction or incurrence of Indebtedness, in each case as long as such Asset Sale, Taking or Destruction or incurrence of Indebtedness is by a Non-U.S. Subsidiary and such Net Proceeds are not required to be applied to the Loans under Sections 2.05(c)(ii), (iii) or (iv); provided, that the aggregate amount expended for any such Permitted Acquisition shall not exceed $25.0 million and since the Effective Date for all Permitted Acquisition shall not exceed $75.0 million;

                  (x) sales, transfers or other dispositions of Property or assets to the extent permitted by Section 6.05;

                  (xi) other Investments of the Borrower or any Subsidiary not in excess of $5.0 million outstanding at any time; and

                  (xii) so long as no Default exists or would arise therefrom, transfers of Equity Interests of Non-U.S. Subsidiaries to B.V. Holdco to the extent set forth in the Foreign Subsidiary Restructuring Documents.

                  SECTION 6.05. Asset Sales. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by them, nor will the Borrower permit any of its Subsidiaries to, directly or indirectly, issue any additional Equity Interest in such Subsidiary, except:

                  (i) sales of inventory or used, surplus, obsolete, outdated, inefficient or worn out equipment and other property in the ordinary course of business;

                  (ii) sales, transfers and dispositions to the Borrower or any other Subsidiary Loan Party; provided that in connection with the foregoing, the appropriate Loan Parties shall take all actions necessary or reasonably requested by the Collateral Agent to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Collateral Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11 and 5.12, in each case, on the terms set forth therein and to the extent applicable;

                  (iii) the lease or sublease as lessor or sublessor of Real Property in the ordinary course of business and not constituting a sale and leaseback transaction;

                  (iv) sales of Permitted Investments on ordinary business terms;

                  (v) Liens permitted by Section 6.02 and Investments permitted under Section 6.04;

                  (vi) any sale, transfer or disposition of assets specified in Schedule 6.05(vi) so long as the Net Proceeds are applied as required by Section 2.05(c)(iii);

                  (vii) sales, transfers and dispositions of assets (other than less than 100% of the Equity Interests of a Subsidiary owned by the Borrower or any Subsidiary) not otherwise permitted under this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause
         (vii) shall not, in the aggregate, exceed $12.5 million during any Fiscal Year and $30.0 million in the aggregate and the Net Proceeds thereof are applied as required by Section 2.05(c)(iii);

                  (viii)   [Reserved];

                  (ix) so long as no Default then exists or would arise therefrom, the transfer to the IP Subsidiary of Intellectual Property of any Loan Party, so long as at all times that any such Intellectual Property is owned by the IP Subsidiary, (A) the aggregate fair market value of all such Intellectual Property (valued for each item of Intellectual Property at the date of transfer thereof) transferred by the Loan Parties does not at any time exceed $25.0 million, and (B) an agreement is executed and delivered by the IP Subsidiary providing for the payment over time of the fair market value of such Intellectual Property and such agreement is pledged to the Collateral Agent pursuant to the Security Documents.

                  (x) any sale of the Facility encumbered by the Oxnard Mortgage in connection with the sale-leaseback thereof so long as the Net Proceeds thereof are applied as required by Section 2.05(c)(iii); and

                  (xi) sales of the Real Property set forth in Schedule 6.05(xi), so long as the Net Proceeds are applied as required by
         Section 2.05(c) (iii);

provided that all sales, transfers, leases and other dispositions permitted hereby shall be made for fair value and (x) for at least 50% cash consideration in the case of sales, transfers, leases and other dispositions permitted by clause (i) or (vi), (y) for 85% cash consideration in the case of sales, transfers, leases and other dispositions permitted by clauses (iv) and (vii) (including for purposes of this calculation as cash consideration the amount of (A) any liabilities assumed from a Loan Party or any Subsidiary by a purchaser or other transferee and (B) the fair market value of receivables retained by a Loan Party or any Subsidiary) and (z) for 100% cash consideration in the case of sales, transfers, leases and other dispositions permitted by clause (xi).

                  SECTION 6.06. Sale and Leaseback Transactions. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into any arrangement, directly or indirectly, whereby they shall sell or transfer any Property, real or personal, used or useful in their business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that they intend to use for substantially the same purpose or purposes as the Property sold or transferred unless (i) the sale of such Property is permitted by Section 6.05 and (ii) any Lien arising in connection with the use of such Property by any Loan Party or a Subsidiary is permitted by Section 6.02.

                  SECTION 6.07. Restricted Payments. The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

                  (i) Subsidiaries of the Borrower may declare and pay dividends to the Borrower or another Subsidiary ratably with respect to their Equity Interests or additional shares of the same class of shares as the dividend being paid to the extent such payment complies with
         Section 6.01(b); provided, however, that a non-pro rata dividend shall be permitted in order to provide for the payment of taxes described in clause (b) of the definition of "Iberica Transaction";

                  (ii) the Parent Guarantor may pay dividends consisting solely of shares of its common stock or additional shares of the same class of shares as the dividend being paid;

                  (iii) so long as no Default or Event of Default shall have occurred and be continuing, (A) the Parent Guarantor may purchase, redeem or acquire any of its Equity Interests or Equity Rights from any of its or its Subsidiaries' present or former officers or employees except Mr. Romo and his Affiliates (it being understood that each of the following is an independent exception):

                           (x) upon the death or disability (but not termination of employment) of such officer or employee so long as the aggregate amount of payments under this clause
                  (iii)(A)(x) shall not exceed $1.0 million since the Effective Date, and

                           (y) upon the death, disability or termination of such officer or employee so long as the aggregate amount of payments under this clause (iii)(A)(y) shall not exceed in any Fiscal Year the sum of $1.0 million plus 100% of the amount from the prior Fiscal Year not expended;

         and (B) the Borrower may make Restricted Payments to the Parent Guarantor if the proceeds thereof are promptly used by the Parent Guarantor to make the payments referred to in the foregoing clause (A);

                  (iv) the Borrower may make Restricted Payments to the Parent Guarantor in an amount not to exceed $1.0 million during any Fiscal Year if the proceeds thereof are promptly used by the Parent Guarantor to pay customary out-of-pocket expenses for administrative, legal and accounting services;

                  (v) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may make Restricted Payments to the Parent Guarantor of Permitted Management Fees substantially contemporaneously with the date such payments are due;

                  (vi) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any of its Subsidiaries may purchase all or any portion of the minority Equity Interests in any Subsidiary that is not wholly owned (directly or indirectly) by the Borrower;

                  (vii) the Parent Guarantor may make any Restricted Payment required by the exercise of appraisal rights by the Parent Guarantor's shareholders under Section 262 of the Delaware General Corporation Law in connection with the Merger (and the Borrower may make Restricted Payments to the Parent Guarantor to fund such Restricted Payment to the extent the Parent Guarantor does not have funds therefor if the proceeds thereof are used promptly by the Parent Guarantor to make such payment);

                  (viii) the Parent Guarantor may redeem for an amount not to exceed the liquidation value thereof, and in connection therewith pay all accrued and unpaid dividends thereon, the Parent Guarantor's Class B Redeemable Preferred Stock (and the Borrower may make Restricted Payments to the Parent Guarantor to fund such Restricted Payment to the extent the Parent Guarantor does not have funds therefor if the proceeds thereof are used promptly by the Parent Guarantor to make such payment); and

                  (ix) so long as no Default or Event of Default shall have occurred and be continuing, the Parent Guarantor may redeem Equity Interests owned or held by Fox Paine in a dollar amount equal to the gross cash proceeds equal to the dollar amount of Preferred Stock permitted by Section 6.01(b) issued pursuant to clause (ii) of the definition of "Excluded Equity Issuance" (and the Borrower may make Restricted Payments to the Parent Guarantor to fund such Restricted Payment to the extent the Parent Guarantor does not have funds therefor if the proceeds thereof are used promptly by the Parent Guarantor to make such payment).

                  SECTION 6.08. Transactions with Affiliates. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their Affiliates, unless such transactions are in the ordinary course of the Borrower's business and are at prices and on terms and conditions not less favorable to the Loan Party or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, except:

                  (i) transactions between or among the Borrower and its Subsidiaries;

                  (ii)     any Restricted Payment permitted by Section 6.07;

                  (iii) fees and compensation, benefits and incentive arrangements paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of the Borrower or any Subsidiary as determined in good faith by the board of directors of the Borrower;

                  (iv) loans and advances to employees of the Parent Guarantor or any Subsidiary Loan Party permitted by Section 6.04(viii);

                  (v) the Recapitalization Transactions, including the payment of any transaction, management or other fees payable to any Person under the Management Fee Letter or otherwise in connection therewith so long as no Default or Event of Default has occurred and is continuing; and

                  (vi) the issuance or sale of any Equity Interests of the Parent Guarantor.

                  SECTION 6.09. Restrictive Agreements. The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its Property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer property to the Borrower or any of its Subsidiaries; provided that the foregoing shall not apply to:

                  (i) conditions imposed by law, regulation, court order, rule or decree or by any Loan Document;

                  (ii) clause (a) shall not apply to assets encumbered by Permitted Liens as long as such restriction applies only to the asset encumbered by such Permitted Lien;

                  (iii) clause (a) shall not apply to restrictions and conditions existing on the Effective Date not otherwise excepted from this Section 6.09 identified on Schedule 6.09 (but shall not apply to any amendment or modification expanding the scope of any such restriction or condition);

                  (iv) restrictions contained in the Subordinated Notes Documents or any other Subordinated Debt Document so long as not materially more restrictive in the aggregate than the Subordinated Notes Documents;

                  (v) any agreement in effect at the time any Person becomes a Subsidiary of the Borrower; provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary;

                  (vi) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary (or the assets of a Subsidiary) pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder;

                  (vii) clause (a) shall not apply to Indebtedness of Non-U.S. Subsidiaries permitted by Section 6.01(a)(vii) so long as such Indebtedness does not restrict any Lien securing any of the Loan Documents; and

                  (viii) clause (a) shall not apply to customary provisions in leases and service contracts in the ordinary course of business between the Borrower and its customers and other contracts restricting the assignment thereof.

                  SECTION 6.10. Amendments or Waivers of Certain Documents; Prepayments of Certain Indebtedness. (a) The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, amend or otherwise change (or waive) (i) any subordination provision (or any definition related to any subordination provision) of any Subordinated Debt Document or (ii) the terms of any Organic Document, any Recapitalization Document, any New Preferred Stock Documents, any document governing any Indebtedness outstanding as of the date hereof, any Subordinated Debt Document or the Management Fee Letter, in each case, in a manner materially adverse to the Lenders or which would increase the amounts payable by the Loan Parties thereunder or shorten the timing of such amounts payable.

                  (b) The Loan Parties will not, and will not permit any Subsidiary to, make (or give any notice or offer in respect of) any voluntary or optional payment or mandatory prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due) or exchange of principal of any Subordinated Debt or any Indebtedness of the type referred to in Section 6.01(a)(iii), in each case other than pursuant to any customary registered exchange offer therefor after a private placement thereof, any Permitted Refinancing or any exchange of Equity Interests of the Parent Guarantor for any such Indebtedness.

                  SECTION 6.11. No Other "Designated Senior Indebtedness". The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, designate, or permit the designation of, any Indebtedness (other than under this Agreement or the other Loan Documents) as "Designated Senior Indebtedness" (or any equivalent term) under any Subordinated Debt Documents.

                  SECTION 6.12. Interest Expense Coverage Ratio. The Loan Parties will not permit the Interest Expense Coverage Ratio for any Test Period ending on a date set forth below to be less than the ratio set forth below opposite such date:

Test Period Ending on           Ratio
---------------------           -----
September 30, 2003            2.00:1.00
December 31, 2003             2.00:1.00
March 31, 2004                2.00:1.00
June 30, 2004                 2.00:1.00
September 30, 2004            2.25:1.00
December 31, 2004             2.25:1.00
March 31, 2005                2.25:1.00
June 30, 2005                 2.50:1.00
September 30, 2005            2.50:1.00
December 31, 2005             2.50:1.00
March 31, 2006                2.50:1.00
June 30, 2006                 2.75:1.00
September 30, 2006            3.00:1.00
December 31, 2006             3.00:1.00
March 31, 2007                3.00:1.00
June 30, 2007                 3.25:1.00
September 30, 2007            3.25:1.00
December 31, 2007             3.25:1.00
March 31, 2008                3.25:1.00
June 30, 2008                 3.25:1.00
September 30, 2008            3.25:1.00
December 31, 2008             3.25:1.00
March 31, 2009                3.25:1.00
June 30, 2009                 3.25:1.00

                  SECTION 6.13. Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio at any date set forth below to exceed the ratio set forth opposite such date:

      Date                      Ratio
      ----                      -----
September 30, 2003            5.25:1.00
December 31, 2003             5.25:1.00

      Date                      Ratio
      ----                      -----
March 31, 2004                5.25:1.00
June 30, 2004                 5.25:1.00
September 30, 2004            5.00:1.00
December 31, 2004             4.75:1.00
March 31, 2005                4.75:1.00
June 30, 2005                 4.50:1.00
September 30, 2005            4.25:1.00
December 31, 2005             4.25:1.00
March 31, 2006                4.25:1.00
June 30, 2006                 4.00:1.00
September 30, 2006            3.75:1.00
December 31, 2006             3.75:1.00
March 31, 2007                3.75:1.00
June 30, 2007                 3.50:1.00
September 30, 2007            3.25:1.00
December 31, 2007             3.25:1.00
March 31, 2008                3.25:1.00
June 30, 2008                 3.25:1.00
September 30, 2008            3.25:1.00
December 31, 2008             3.25:1.00
March 31, 2009                3.25:1.00
June 30, 2009                 3.25:1.00

                  SECTION 6.14. Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make any Capital Expenditures, except that the Borrower and its Subsidiaries may make or commit to make (a) Capital Expenditures with the proceeds of (i) any Equity Issuance (including any Excluded Equity Issuance) in compliance with the requirements of
Section 2.05(c)(i), and (ii) any sale, lease, transfer or other disposition of assets in compliance with the requirements of Sections 2.05(c)(iii) and 6.05(vii), (b) the Capital Expenditures to be effected as part of the Recapitalization Transactions and set forth in Schedule 6.14 and (c) other Capital Expenditures not exceeding the amount set forth below (the "Base Amount") for each of the Fiscal Years of the Borrower set forth below:

Fiscal Year Ended              Base Amount
-----------------              -----------
September 30, 2003            $18.0 million
September 30, 2004            $20.0 million

Fiscal Year Ended              Base Amount
-----------------              -----------
September 30, 2005            $22.0 million
September 30, 2006            $24.0 million
September 30, 2007            $26.0 million
September 30, 2008            $28.0 million
September 30, 2009            $29.0 million

provided that for any Fiscal Year set forth above, the Base Amount set forth above may be increased by a maximum of 50% of the Base Amount for any such Fiscal Year by carrying over to any such Fiscal Year any portion of the Base Amount (without giving effect to any increase) not spent in the immediately preceding Fiscal Year, and that Capital Expenditures in any Fiscal Year shall be deemed first made from the Base Amount applicable to such Fiscal Year in any given Fiscal Year; provided, further, that for avoidance of doubt, Capital Expenditures for the Fiscal Year ended September 30, 2003 shall include Capital Expenditures made or committed to be made by the Parent Guarantor and its Subsidiaries prior to the Effective Date.

                  SECTION 6.15. Limitation on Activities of Parent Guarantor and PII, LLC . Notwithstanding anything to the contrary set forth herein, the Parent Guarantor and PII, LLC shall not conduct any business or hold or acquire any assets and shall have no operations, except (i) the Parent Guarantor may acquire and hold Equity Interests of the Borrower and (ii) PII, LLC may hold such assets and conduct such operations as expressly permitted by the Foreign Subsidiary Restructuring Documents

                  SECTION 6.16. Anti-Terrorism Law. The Loan Parties shall not, and shall not permit any Subsidiary to, directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 3.24 above, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties' compliance with this Section 6.16).

                  SECTION 6.17. Embargoed Person. At all times throughout the term of the Loans, (a) none of the funds or assets of the Loan Parties that are used to repay the Loans shall, to the knowledge of any Loan Party, constitute property of, or shall be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law ("Embargoed Person" or "Embargoed Persons") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" (the "SDN List") maintained by OFAC, and/or to the knowledge of any Loan Party, as of the date thereof, based upon reasonable inquiry by such Loan Party, on any other similar list ("Other List") maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders (collectively, "Executive Orders"), and
(b) no Embargoed Person shall, to the knowledge of any Loan Party, have any direct interest, as of the date hereof, based upon reasonable inquiry by any Loan Party, indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.

                  SECTION 6.18. Anti-Money Laundering. At all times throughout the term of the Loans, to the knowledge of any Loan Party, as of the date hereof, based upon reasonable inquiry by such Loan Party, none of the funds of such Loan Party that are used to repay the Loans shall be derived from any unlawful activity with the result that the making of the Loans would be in violation of law.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

                  SECTION 7.01. Listing of Events of Default. Each of the following events or occurrences described in this Section 7.01 shall constitute
(i) an "Event of Default", if any Loans, LC Disbursements or Letters of Credit are outstanding, and (ii) an "Event of Termination", if no Loans, LC Disbursements or Letters of Credit are outstanding:

                  (a) The Borrower shall default (i) in the payment when due of any principal of any Loan (including, without limitation, on any Installment Payment Date) or any reimbursement obligation in respect of any LC Disbursement, (ii) in the payment when due of any interest on any Loan (and such default shall continue unremedied for a period of three Business Days), or (iii) in the payment when due of any Fee described in Section 2.10 or of any other previously invoiced amount (other than an amount described in clauses (i) and (ii)) payable under this Agreement or any other Loan Document (and such default shall continue unremedied for a period of three Business Days).

                  (b) Any representation or warranty of the Borrower, Parent Guarantor or any other Loan Party made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Parent Guarantor or any other Loan Party to the Administrative Agent, the Issuing Bank or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect in any material respect when made or deemed made.

                  (c) The Borrower shall default in the due performance and observance of any of its obligations under clause (f) of Section 5.01, clause (a) of Section 5.02 (with respect to the maintenance and preservation of the Parent Guarantor's or the Borrower's corporate existence) or Article VI.

                  (d) The Borrower, Parent Guarantor or any other Loan Party shall default in the due performance and observance of any agreement (other than those specified in paragraphs (a) through (c) above) contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower.

                  (e) A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Material Indebtedness or (ii) in the performance or observance of any obligation or condition with respect to any Material Indebtedness if the effect of such default referred to in this clause
         (ii) is to accelerate the maturity of any such Material Indebtedness or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

                  (f) Any judgment or order (or combination of judgments and orders) for the payment of money equal to or in excess of $5.0 million individually or in the aggregate shall be rendered against the Borrower, Parent Guarantor or any of their Subsidiaries (excluding Inactive Subsidiaries) (or any combination thereof) and

                           (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed;

                           (ii) such judgment has not been stayed, vacated or discharged within 60 days of entry; or

                           (iii) there shall be any period (after any applicable statutory grace period) of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and such judgment is not fully insured against by a policy or policies of insurance (with reasonable or standard deductible provisions) issued by an insurer other than an Affiliate of the Borrower.

                  (g) Any of the following events shall occur with respect to any Pension Plan:

                           (i) the taking of any specific actions by a Loan Party, any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, a Loan Party or any ERISA Affiliate could reasonably expect to incur a liability or obligation to such Pension Plan which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

                           (ii) an ERISA Event, or noncompliance with respect to Foreign Plans, shall have occurred which, when taken together with all other ERISA Events and noncompliance with respect to Foreign Plans that have occurred, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (h)      Any Change in Control shall occur.

                  (i) The Borrower, Parent Guarantor or any of their Subsidiaries (excluding Inactive Subsidiaries) shall

                           (i) generally fail to pay debts as they become due;

                           (ii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, Parent Guarantor or any of such Subsidiaries or substantially all of the property of any thereof, or make a general assignment for the benefit of creditors;

                           (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, Parent Guarantor or any of such Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged or stayed within 60 days;

                           (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, Parent Guarantor or any such Subsidiary (except the dissolution of PII pursuant to the terms of the Foreign Subsidiary Restructuring Documents) and, if any such case or proceeding is not commenced by the Borrower, Parent Guarantor or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower, Parent Guarantor such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed and unstayed; or

                           (v) take any corporate or partnership action (or comparable action, in the case of any other form of legal entity) authorizing, or in furtherance of, any of the foregoing.

                  (j) The obligations of the Parent Guarantor under its Guarantee in Article IX or of any other Loan Party under the Guarantee Agreement shall cease to be in full force and effect or the Parent Guarantor or any such other Loan Party shall repudiate its obligations thereunder.

                  (k) Any Lien purported to be created under any Security Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document.

                  (l) The subordination provisions relating to the Subordinated Notes (the "Subordination Provisions") shall fail in any material respect to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof or the Borrower, Parent Guarantor or any Subsidiary Loan Party shall, directly or indirectly, disavow or contest in any manner any of the Subordination Provisions.

                  (m) The Effective Date does not occur within two Business Days of the execution and delivery of this Agreement.

                  SECTION 7.02. Action if Bankruptcy. If any Event of Default described in clauses (i) through (v) of Section 7.01(i) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand, all of which are hereby waived by the Borrower.

                  SECTION 7.03. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (i) through (v) of Section 7.01(i)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Requisite Lenders, shall by written notice to the Borrower and each Lender declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and/or, as the case may be, the Commitments shall terminate.

                  SECTION 7.04. Action if Event of Termination. Upon the occurrence and continuation of any Event of Termination, the Requisite Lenders may, by notice from the Administrative Agent to the Borrower and the Lenders (except if an Event of Termination described in clauses (i) through (v) of Section 7.01(i) shall have occurred, in which case the Commitments (if not theretofore terminated) shall, without notice of any kind, automatically terminate) declare their Commitments terminated, and upon such declaration the Lenders shall have no further obligation to make any Loans hereunder. Upon such termination of the Commitments, all accrued fees and expenses shall be immediately due and payable.

                                  ARTICLE VIII

                                   THE AGENTS

                  SECTION 8.01. The Agents. Citicorp North America, Inc. is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders. Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes each of the Agents to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to such Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans, all payments and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to any of the Borrower of any Default specified in this Agreement of which such Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by such Agent.

                  None of the Agents nor any of their Related Parties shall be liable to the Lenders as such for any action taken or omitted to be taken by any of them except to the extent finally judicially determined to have resulted from its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. Each Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Requisite Lenders (or, when expressly required hereby, all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of actual knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. None of the Agents nor any of their Related Parties shall have any responsibility to the Loan Parties on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Loan Parties of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each Agent may execute any and all duties hereunder by or through any of its Related Parties or any sub-agent appointed by it and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of any Loan Document unless it shall be requested in writing to do so by the Requisite Lenders.

                  Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500.0 million or an Affiliate of any such bank. Upon the acceptance of any appointment as an Agent hereunder by such a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After an Agent's resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

                  With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as an Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and such Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                  Notwithstanding anything to the contrary in this Agreement, neither CGMI and Harris, as Joint Lead Arrangers and Joint Bookrunners, nor Harris, as Syndication Agent, nor CIBC and Rabobank, as Co-Documentation Agents, in such respective capacities, shall have any obligations, duties or responsibilities, or shall incur any liabilities, under this Agreement or any other Loan Document.

                                   ARTICLE IX

                                    GUARANTEE

                  SECTION 9.01. Guarantee of the Parent Guarantor. In order to induce the Administrative Agent, the Issuing Bank, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers and the Lenders to execute and deliver this Agreement and to make or maintain the Loans and to issue Letters of Credit hereunder, and in consideration thereof, the Parent Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Agents, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and the Parent Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Agents, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or any Lender in enforcing any of their rights under the Guarantee contained in this
Article IX. The Guarantee contained in this Article IX, subject to Section 9.04, shall remain in full force and effect until all Letters of Credit have terminated, the Obligations are paid in full and the Commitments are terminated.

                  The Parent Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead

Arrangers, the Issuing Bank or any Lender on account of its liability under this
Article IX, it will notify such Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or such Lender in writing that such payment is made under the Guarantee contained in this Article IX for such purpose. No payment or payments made by the Borrower or any other Person or received or collected by any Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Parent Guarantor under this Article IX, which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Obligations until, subject to Section 9.04, all Letters of Credit have terminated and the Obligations are paid in full and the Commitments are terminated.

                  SECTION 9.02. Amendments, etc. with Respect to the Applicable Obligations. The Parent Guarantor shall remain obligated under this Article IX notwithstanding that (i) without any reservation of rights against the Parent Guarantor, and (ii) without notice to or further assent by the Parent Guarantor,
(x) any demand for payment of or reduction in the principal amount of any of the Obligations made by the Agents, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or any Lender may be rescinded by the Agents, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or such Lender, (y) any of the Obligations may be continued, and the applicable Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agents, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or any Lender, and (z) this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agents, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or any Lender for the payment of the applicable Obligations may be sold, exchanged, waived, surrendered or released. None of the Agents, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the Guarantee contained in this Article IX or any property subject thereto.

                  SECTION 9.03. Guarantee Absolute and Unconditional. The Parent Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agents, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or any Lender upon the Guarantee contained in this
Article IX or acceptance of the Guarantee contained in this Article IX; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Guarantee contained in this Article IX, and all dealings between the Parent Guarantor, on the one hand, and the Agents, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guarantee contained in this Article IX. The Agents, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, Issuing Bank and any Lender will, to the extent permitted by applicable law, request payment of any applicable Obligation from the Borrower before making any claim against the Parent Guarantor under this Article IX, but will have no further obligation to proceed against the Borrower or to defer for any period a claim against the Parent Guarantor hereunder. Except as expressly provided in the preceding sentence, the Parent Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Parent Guarantor or the Borrower with respect to the Obligations. The Guarantee contained in this Article IX shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or Guarantee or right of offset with respect thereto at any time or from time to time held by any Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or any Lender, (b) the legality under applicable laws of repayment by the Borrower of any Obligations or the adoption of any applicable laws purporting to render any Obligations null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Parent Guarantor or the Borrower against the Agents, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or any Lender, or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Parent Guarantor or the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for any Obligations, or of the Parent Guarantor under the Guarantee contained in this Article IX, in bankruptcy or in any other instance. When any Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or any Lender is pursuing its rights and remedies under this Article IX against the Parent Guarantor, such Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or such Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or Guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or Guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, Guarantee or right of offset, shall not relieve the Parent Guarantor of any liability under this Article IX, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agents, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank and the Lenders against the Parent Guarantor.

                  SECTION 9.04. Reinstatement. The Guarantee contained in this
Article IX shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Agent, the Syndication Agent, the Issuing Bank or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its Property, or otherwise, all as though such payments had not been made.

                  SECTION 9.05. Payments. The Parent Guarantor hereby agrees that any payments in respect of the Obligations (including, without limitation, payment obligations pursuant to Section 2.16) pursuant to this Article IX will be paid without setoff or counterclaim, at the option of the Issuing Bank or the relevant Lender(s), in Dollars at the office of the Administrative Agent specified in Section 10.01.

                  SECTION 9.06. Independent Obligations. The obligations of the Parent Guarantor under the Guarantee contained in this Article IX are independent of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Parent Guarantor whether or not the Borrower is joined in any such action or actions. The Parent Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Parent Guarantor.

                  SECTION 9.07. Defenses of Parent Guarantor. To the fullest extent permitted by applicable law, the Parent Guarantor waives any defense based on or arising out of any defense of any Loan

Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the final and indefeasible payment in full in cash of the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Loan Party or any other guarantor or exercise any other right or remedy available to them against any Loan Party or any other guarantor, without affecting or impairing in any way the liability of the Parent Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, the Parent Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Parent Guarantor against any Loan Party or any other guarantor, as the case may be, or any security.

                  SECTION 9.08. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against the Parent Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Parent Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by the Parent Guarantor of any sums to the Collateral Agent or any Secured Party as provided above, all rights of the Parent Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of any Loan Party now or hereafter held by the Parent Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If any amount shall erroneously be paid to the Parent Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

                                   ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. Notices. (a) Except as set forth in Section 10.17, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopy or electronic mail, as follows:

                  (i) if to the Borrower, to it at 2700 Camino del Sol, Oxnard, CA 93030 (telecopy: (805) 918-2553) (e-mail:
         gaspar.alvarez@seminis.com) with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, attention:
         Mitchell S. Presser, Esq. (telecopy: (212) 403-2273) (email: mspresser@wlrk.com) and a copy to Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, NY 10005, attention: Howard Kelberg, Esq. (telecopy: (212) 822-5530) (email: hkelberg@milbank.com);

                  (ii) if to the Administrative Agent to it at Citicorp North America, Inc., 390 Greenwich St., New York, New York 10013, attention: Daniel J. Brill (telecopy: (212) 723-8547) (e-mail: daniel.j.brill@citigroup.com), with a copy to Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005, attention: Michael E. Michetti, Esq. (telecopy: (212) 269-5420) (email: mmichetti@cahill.com);

                  (iii) if to the Joint Lead Arrangers, to them at Citigroup Global Markets, Inc., 390 Greenwich St., New York, New York 10013, attention: Daniel J. Brill (telecopy: (212) 723-8547) (email: daniel.j.brill@citigroup.com), and at Harris Trust Savings Bank, 111 West Monroe, 20W, Chicago, Illinois 60603, attention: Jennifer A. Wendrow (telecopy: (312) 293-4280) (email: jennifer.wendrow@harrisnesbitt.com), with a copy to Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005, attention:
         Michael E. Michetti, Esq. (telecopy: (212) 269-5420) (email: mmichetti@cahill.com);

                  (iv) if to the Issuing Bank, to it at Harris Trust Savings Bank, 111 West Monroe, 20W, Chicago, Illinois 60603, attention:
         Jennifer A. Wendrow (telecopy: (312) 293-4280) (email:
         jennifer.wendrow@harrisnesbitt.com); and

                  (v) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

                  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or electronic mail or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01. Each Loan Party and Lender hereunder agrees to notify the Administrative Agent in writing promptly of any change to the notice information provided above or on Schedule 2.01.

                  (b) The Borrower shall forthwith on demand indemnify each Lender against any loss or liability which that Lender incurs (and that Lender shall not be liable to the Borrower in any respect) as a consequence of:

                  (i) any Person to whom any notice or communication under or in connection with this Agreement is sent by the Borrower by telecopy failing to receive that notice or communication (unless directly caused by that Person's gross negligence or willful default); or

                  (ii) any telecopy communication which reasonably appears to that Lender to have been sent by the Borrower having in fact been sent by a Person other than the Borrower.

                  SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by Lenders hereto and shall survive the making by the Lenders of the Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.15, 2.16, 10.05 and 10.16 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.03. Binding Effect. Subject to Section 4.01, this Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party (including any Affiliate of the Issuing Bank that issues any Letter of Credit). All covenants, promises and agreements by or on behalf of the Borrower, the Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (f) below and, solely to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or a Lender Affiliate or in connection with the initial syndication of the Commitments and Loans, the Administrative Agent and the Borrower (and, in the case of any assignment of a Revolving Credit Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed and, in the case of an assignment during the occurrence and continuation of an Event of Default, the Borrower's consent need not be obtained), (ii) except in the case of an assignment to a Lender or a Lender Affiliate or in connection with the initial syndication of the Commitments and Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than, in the case of the Term B Loans, $1.0 million and increments of $1.0 million in excess thereof and, in the case of the Revolving Loans, $5.0 million and increments of $1.0 million in excess thereof (or (A) if the aggregate amount of the Commitment or Loans of the assigning Lender is a lesser amount, the entire amount of such Commitment or Loans, or (B) in any other case, such lesser amount as Administrative Agent otherwise agrees), (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iv) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments and Loans, (v) except in the case of the assignment to an Affiliate of such Lender, an assignment by a Lender to any Person in connection with the primary syndication of the Loans or an assignment required to be made pursuant to
Section 2.20, the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (which fee may be waived by the Administrative Agent in its sole discretion), and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording pursuant to paragraph (e) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless otherwise determined by the Administrative Agent), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and be subject to the requirements of) Sections 2.14, 2.15, 2.16 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any Fees accrued for its account and not yet paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans and participations in Swingline Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to
Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon either Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender; and
(viii) Schedule 2.01 shall be deemed to be amended to reflect the assigning Lender thereunder and the assignee thereunder after giving effect thereto.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements, and participations in Swingline Loans, owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). Except to the extent inconsistent with Section 2.07(d), the entries in the Register shall be conclusive and the Borrower, the Agents, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the Issuing Bank, the Swingline

Lender and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

                  (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.15 and
2.16 and the provisions of Section 5.01 to the same extent as if they were Lenders (subject to compliance in the conditions applicable to Lenders specified therein) and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04 (provided that no participant shall be entitled to receive any greater amount pursuant to such Sections than the Lender would have been entitled to receive in respect of the interest transferred unless either (x) such transfer to such Participant is made with the Borrower's prior written consent (not to be unreasonably withheld) or (y) a Default or an Event of Default has occurred and is continuing at the time of such participation), and
(iv) the Borrower, the Agents, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right (which each Lender agrees will not be limited by the terms of any participation agreement or other agreement with a participant) to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents (other than, without the consent of the Participant, amendments, modifications or waivers described in the first proviso of Section 10.08(b) that affect such Participant). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.20 as though it were a Lender.

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower and its Subsidiaries furnished to such Lender by or on behalf of any of the Loan Parties; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute a confidentiality agreement in form and substance consistent with provisions of Section 10.16.

                  (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that (x) no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto and (y) any foreclosure or similar action shall be subject to the provisions of Section 10.04(b) concerning assignments and shall not be effective to transfer any rights under this Agreement or in any Loan, Note or other instrument evidencing the rights of a Lender under this Agreement until the requirements of Section 10.04(b) concerning assignments are fully satisfied. In order to facilitate such a pledge or assignment, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                  (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

                  (j) The Borrower hereby expressly assumes all obligations of Seminis Acquisition, LLC under the Fee Letter as if the Borrower were a party thereto and acknowledges that such obligations constitute "Obligations" within the meaning of this Agreement.

                  SECTION 10.05. Expenses; Indemnity. (a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, CGMI and its Affiliates, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement (including its rights under this Section), the other Loan Documents or the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or any Lender; provided, however, that the Borrower shall not be obligated to pay for expenses incurred by a Lender in connection with the assignment of Loans to an assignee Lender (except pursuant to Section 2.20) or the sale of Loans to a participant pursuant to Section 10.04.

                  (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank, each Lender, each Affiliate of any of the foregoing Persons and each of their respective Related Parties (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto or thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or Letters of Credit (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or emanating from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability or Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related reasonable expenses are finally judicially determined to have arisen by reason of the Indemnitee's gross negligence or willful misconduct.

                  (c) To the extent that the Borrower fails to promptly pay any amount to be paid by it to any Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (other than syndication expenses); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Credit Exposures, outstanding Term B Loans and unused Commitments at the time.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor.

                  SECTION 10.06. Right of Setoff. If an Event of Default or Event of Termination shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. In connection with exercising its rights pursuant to the previous sentence, a Lender may at any time use any of the Borrower's credit balances with the Lender to purchase at the Lender's applicable spot rate of exchange any other currency or currencies which the Lender considers necessary to reduce or discharge any amount due by the Borrower to the Lender, and may apply that currency or those currencies in or towards payment of those amounts. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after making any such setoff.

                  SECTION 10.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 10.08. Waivers; Amendment. (a) No failure or delay of either Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank or any Lender in exercising any power or right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discon-tinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default regardless of whether an Agent, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b)      Subject to Sections 10.08(c), 10.08(d), 10.08(e),
10.08(f) and 10.08(h), no amendment, modification, termination or waiver of any provision of any Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

                  (c)      Subject to Section 10.08(e), 10.08(f) and 10.08(h),
without the written consent of each Lender that would be directly affected thereby (whose consent shall be sufficient therefor without the consent of the Requisite Lenders), no amendment, modification, termination, waiver or consent shall be effective if the effect thereof would:

                  (i) extend the scheduled final maturity of any Loan or Note;

                  (ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

                  (iii) extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Maturity Date;

                  (iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.08) or any fee payable hereunder, it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (iv);

                  (v) extend the time for payment of any such interest or fees;

                  (vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

                  (vii)    amend, modify, terminate or waive any provision of
         Section 10.08(b), Section 10.08(c), Section 10.08(d) or Section 10.08(e) (except for technical amendments with respect to any additional extensions of credit pursuant to this Agreement which affect the protections to such additional extensions of credit of the type provided to the Revolving Credit Commitments and the Term B Loans on the Effective Date);

                  (viii) amend the definition of "Requisite Lenders" or "Pro Rata Percentage"; provided, with the consent of Requisite Lenders, any additional extensions of credit pursuant hereto may be included in the determination of "Requisite Lenders" or "Pro Rata Percentage" on substantially the same basis as the Revolving Credit Commitments, Revolving Loans, Term B Commitments and Term B Loans, are included on the Effective Date;

                  (ix) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guarantee except as expressly provided in the Loan Documents or subordinate the Liens in respect of all or substantially all of the Collateral under any Security Document, it being understood that additional extensions of credit under this Agreement consented to by the Requisite Lenders may be equally and ratably secured by the Collateral with the then existing secured obligations under the Security Documents;

                  (x) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document; or

                  (xi) amend, modify, terminate or waive the provisions of Sections 2.13(a) or 2.19 affecting pro rata treatment or any provision hereof in a manner that would alter the pro rata allocation among the Lenders of Loan disbursements, including, without limitation, the requirements of Sections 2.02(c) and (d) and Section 2.06(d).

                  (d)      Subject to Sections 10.08(e), 10.08(f) and 10.08(h),
no amendment, modification, termination, waiver or consent with respect to any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall:

                  (i) increase any Revolving Credit Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Credit Commitment of any Lender;

                  (ii) amend, modify, terminate or waive any provision hereof relating to the Swingline Sublimit or the Swingline Loans without the consent of Swingline Lender;

                  (iii) amend the definition of "Requisite Class Lenders" without the consent of Requisite Class Lenders of each Class; provided, with the consent of the Requisite Lenders, any additional extensions of credit pursuant hereto may be included in the determination of such "Requisite Class Lenders" on substantially the same basis as the Revolving Credit Commitments, Revolving Loans, Term B Commitments and Term B Loans are included on the Effective Date;

                  (iv) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.05 or Section 2.11 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided the Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment that is still required to be made is not altered and, if additional extensions of term credit under this Agreement consented to by the Requisite Lenders are made, such new term loans may be included on a pro rata basis in the various prepayments required pursuant to Section 2.05;

                  (v) amend, modify, terminate or waive any obligation of Lenders relating to the issuance of or purchase of participations in Letters of Credit without the written consent of Administrative Agent and of Issuing Bank;

                  (vi)     amend, modify, terminate or waive any provision of
         Section 8.01 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent;

                  (vii) amend, modify, terminate or waive any provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination to grant any consent thereunder without the written consent of each Lender (or each Lender of such Class, as the case may be);

                  (viii) amend, modify, terminate or waive the manner of application of any optional or mandatory prepayments of Loans to the remaining amortization payments of the Term B Loans without the written consent of Term B Lenders holding more than 50% of the outstanding Term B Loans;

                  (ix) expressly amend, modify, supplement or waive any condition precedent in Section 4.02 to any Revolving Credit Borrowing without the written consent of the Requisite Revolving Lenders; or

                  (x) increase the maximum duration of Interest Periods hereunder without the consent of all Lenders.

                  (e) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement (other than as contemplated by Section 10.08(d)(i), (ii), (v) and (vi) above), the consent of the Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all Non-Consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to either (i) replace each such Non-Consenting Lender or Lenders (or, at the option of the Borrower if the respective Lender's consent is required with respect to less than all Classes of Loans (or related Commitments), to replace only the Commitments and/or Loans of the respective Non-Consenting Lender that gave rise to the need to obtain such Lender's individual consent) with one or more assignees pursuant to, and with the effect of an assignment under, Section
2.20 so long as at the time of such replacement, each such assignee consents to the proposed change, waiver, discharge or termination or (ii) terminate such Non-Consenting Lender's Commitment (if such Lender's consent is required as a result of its Commitment) and/or repay each Class of outstanding Loans of such Lender that gave rise to the need to obtain such Lender's consent and/or cash collateralize its LC Exposure in accordance with this Agreement; provided that, unless the Commitments that are terminated and Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), the Requisite Lenders (determined after giving effect to the proposed action) shall specifically consent thereto. In addition, any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term B Lenders) or the Term B Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 10.08 if such Class of Lenders were the only Class of Lenders hereunder at the time.

                  (f) Without the consent of any other Person, the Loan Parties and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or en-hancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

                  (g) Subject to Section 10.08(c)(ix), (A) any Subsidiary Loan Party shall be released from its obligations under the Loan Documents if such Subsidiary Loan Party is the subject of a sale, transfer, lease or disposition permitted by this Agreement or if such Subsidiary Loan Party becomes an Inactive Subsidiary, (B) if any property or other asset of any Loan Party constituting Collateral is sold or otherwise disposed in a transaction permitted by the terms of this Agreement (other than to a Loan Party or any of its Domestic Subsidiaries, except pursuant to Section 6.05(ix)), any Liens on such property or assets created under the Security Documents shall be released and such property or assets shall no longer constitute Collateral hereunder or thereunder for so long as not owned by a Loan Party and (C) any Lien under the Security Documents on Intellectual Property transferred to the IP Subsidiary shall be released for so long as owned by the IP Subsidiary.

                  (h) Without the consent of the Co-Documentation Agents, the Syndication Agent, the Joint Lead Arrangers or of any Lender, the Loan Parties and the Administrative Agent and or the Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional Property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any Property or so that the security interests therein comply with applicable law.

                  SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 10.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents; provided that any letter agreement relating to the subject matter hereof between the Borrower and a Lender shall remain effective in accordance with its terms. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCU-

MENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

                  SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 10.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                  SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 10.15. Jurisdiction; Consent to Service of Process.
(a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

                  (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court referred to in paragraph
(a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.16. Confidentiality. (a) The Loan Parties, the Lenders, the Administrative Agent and the Syndication Agent hereby agree that each of the Loan Parties, the Lenders, the Administrative Agent and the Syndication Agent and each of their respective officers, directors, employees, agents, accountants, attorneys and other advisors are, and have been from the commencement of discussions with respect to the facilities established by this Agreement (the "Facilities"), permitted to disclose to any and all Persons, without limitation of any kind, the structure and "tax aspects" (as such terms are used in Code Sections 6011, 6111 and 6112 and the regulations promulgated thereunder) of the Facilities, and all materials of any kind (including opinions or other tax analyses) that are or have been provided to the Loan Parties, such Lender, the Administrative Agent or the Syndication Agent related to such structure and tax aspects. In this regard, each of the Loan Parties, the Lenders, the Administrative Agent and the Syndication Agent acknowledges and agrees that its disclosure of the structure or tax aspects of the Facilities is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the Loan Parties, the Lenders, the Administrative Agent and the Syndication Agent acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the Facilities is limited in any other manner (such as where the Facilities are claimed to be proprietary or exclusive) for the benefit of any other Person. To the extent that disclosure of the structure or tax aspects of the Facilities by the Loan Parties, the Administrative Agent, the Syndication Agent or the Lenders is limited by any existing agreement between the Loan Parties, the Administrative Agent, the Syndication Agent or the Lenders, such limitation is agreed to be void ab initio and such agreement is hereby amended to permit disclosure of the structure and tax aspects of the Facilities as provided in this paragraph (a).

                  (b) Subject to paragraph (a) of this Section 10.16, none of the Administrative Agent, the Syndication Agent or any Lender may disclose to any Person any confidential, proprietary or non-public information of the Loan Parties furnished to the Administrative Agent, the Syndication Agent or the Lenders by the Loan Parties (such information being referred to collectively herein as the "Loan Party Information"), except that each of the Administrative Agent, the Syndication Agent and the Lenders may disclose Loan Party Information
(i) to its and its affiliates' employees, officers, directors, agents, accountants, attorneys and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Loan Party Information and instructed to keep such Loan Party Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.16(b), to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) to the extent such Loan Party Information (A) is or becomes generally available to the public on a nonconfidential basis other than as a result of a breach of this
Section 10.16(b) by the Administrative Agent, the Syndication Agent or such Lender, or (B) is or becomes available to the Administrative Agent, the Syndication Agent or such Lender on a nonconfidential basis from a source other than the Loan Parties and (viii) with the consent of the Loan Parties. Nothing in this provision shall imply that any party has waived any privilege it may have with respect to advice it has received.

                  SECTION 10.17. Citigroup Direct Website Communications. (a) Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information material, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefore, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

                  (b) Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks, Fixed Income Direct or a substantially similar electronic transmission systems (the "Platform"). Each Loan Party acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

                  (c) THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "AGENT PARTIES") HAVE ANY LIABILITY TO THE LOAN PARTIES, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE LOAN PARTIES' OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (d) The Administrative Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender's e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

                  (e) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

                  SECTION 10.18. Collateral Agent as Joint Creditor. Each of the Loan Parties and each of the Lenders agree that the Collateral Agent shall be the joint creditor (together with the relevant Lender) of each and every obligation of the Loan Parties towards each of the Lenders under or in connection with the Loan Documents, and that accordingly the Collateral Agent will have its own independent right to demand performance by the Loan Parties of those obligations. However, any discharge of any such obligation to the Collateral Agent or the relevant Lender shall, to the same extent, discharge the corresponding obligation owing to the other.

                  SECTION 10.19. Collateral Agent as Attorney-In-Fact Regarding Foreign Collateral. Each Lender hereby makes, constitutes and appoints the Collateral Agent the true and lawful attorney-in-fact of such Lender, with full power and authority, for, on behalf of and in the name, place and stead of the Lender, to execute any and all documents on its behalf relating to the creation and perfection of interests in foreign Collateral, such power of attorney to be revocable immediately upon notice to the Collateral Agent.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   SEMINIS VEGETABLE SEEDS, INC.,
                                       as Borrower

                                   By:        /s/ Enrique Fernando Osorio
                                       -----------------------------------------
                                       Name:  Enrique Fernando Osorio
                                       Title: Vice President of Treasury

                                   SEMINIS, INC.,
                                        as Parent Guarantor

                                   By:        /s/ Bernardo Jimenez
                                       -----------------------------------------
                                       Name:  Bernardo Jimenez
                                       Title: Executive Senior Vice President
                                       and Chief Financial Officer

                                   CITICORP NORTH AMERICA, INC.,
                                       as Administrative Agent and Lender

                                   By:        /s/ John W. Peruzzi
                                       -----------------------------------------
                                       Name:  John W. Peruzzi
                                       Title: Vice President

                                   CITIGROUP GLOBAL MARKETS INC.,
                                       as Joint Lead Arranger and Joint
                                       Bookrunner

                                   By:        /s/ John W. Peruzzi
                                       -----------------------------------------
                                       Name:  John W. Peruzzi
                                       Title: Director

                                   HARRIS TRUST AND SAVINGS BANK,
                                       as Joint Lead Arranger, Joint Bookrunner,
                                       Syndication Agent and Lender

                                   By:        /s/ Jennifer Wendrow
                                       -----------------------------------------
                                       Name:  Jennifer Wendrow
                                       Title: Vice President

                                   CIBC WORLD MARKETS CORP.,
                                       as Co-Documentation Agent

                                   By:        /s/ Paul J. Chakmak
                                       -----------------------------------------
                                       Name:  Paul J. Chakmak
                                       Title: Managing Director

                                   CIBC INC.,
                                       as Lender

                                   By:        /s/ Paul J. Chakmak
                                       -----------------------------------------
                                       Name:  Paul J. Chakmak
                                       Title: Managing Director
                                              CIBC World Markets Corp., as AGENT

                                   COOPERATIEVE CENTRALE
                                       RAIFFEISEN-BOERENLEENBANK B.A.,
                                       "RABOBANK INTERNATIONAL",
                                       NEW YORK BRANCH,
                                       as Co-Documentation Agent and as Lender

                                   By:        /s/ Edward J. Peyser
                                       -----------------------------------------
                                       Name:  Edward J. Peyser
                                       Title: Managing Director

                                   By:        /s/ Eric Hurshman
                                       ------------------------------
                                       Name:  Eric Hurshman
                                       Title: Executive Director

                                   UNION BANK OF CALIFORNIA, N.A., as Lender

                                   By:        /s/ Hagop V. Jazmadarian
                                       -----------------------------------------
                                       Name:  Hagop V. Jazmadarian
                                       Title: Vice President